UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

(Amendment No.     )

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☒	Preliminary Proxy Statement
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☐	Definitive Proxy Statement
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☐	Soliciting Material Pursuant to §240.14a-12

ATHENE HOLDING LTD.

(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than the Registrant)

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ATHENE HOLDING LTD.

Chesney House, 96 Pitts Bay Road,

Pembroke, HM08, Bermuda

NOTICE OF 2017 ANNUAL GENERAL MEETING OF SHAREHOLDERS

OF ATHENE HOLDING LTD.

Hamilton, Bermuda

April 24, 2017

Dear Shareholder:

Notice is hereby given that the annual general meeting of the holders of Class A and Class B common shares (the “Shareholders”) of Athene Holding Ltd. (the “Company,” “AHL,” “our,” “us,” or “we”) is to be held at the Fairmont Southampton, 101 South Shore Road, Southampton SN02, Bermuda on June 7, 2017 at 7:30 a.m. local time for the following purposes:

1.	to elect the directors of Athene Holding Ltd. named in the accompanying Proxy Statement;

2.	to authorize the election of the directors of Athene Life Re Ltd. named in the accompanying Proxy Statement;

3.	to authorize the election of the directors of AGER Bermuda Holding Ltd. named in the accompanying Proxy Statement;

4.	to authorize the election of the directors of Athene Bermuda Employee Company Ltd. named in the accompanying Proxy Statement

5.	to authorize the election of the directors of Athene IP Holding Ltd. named in the accompanying Proxy Statement;

6.	to authorize the election of the directors of Athene IP Development Ltd. named in the accompanying Proxy Statement;

7.	to appoint PricewaterhouseCoopers US LLP (“PwC”), an independent registered accounting firm, as the Company’s independent auditor to serve until the close of the Company’s next annual general meeting in 2018;

8.	to refer the determination of the remuneration of PwC to the audit committee of the board of directors of the Company;

9.	to vote on a non-binding advisory resolution to approve the compensation paid to the Company’s named executive officers (“Say on Pay”);

10.	to vote on a non-binding advisory proposal on the frequency of future Say on Pay votes (“Say on Frequency”);

11.	to approve the Company’s 2017 Employee Stock Purchase Plan;

12.	to approve the incorporation of an advisory board of Athene Deutschland Anlagemanagement GMBH and the election of the members thereof named in the accompanying Proxy Statement;

13.	to approve the remuneration amounts for the supervisory board members of Athene Lebensversicherung AG; and

14.	to approve an amendment to the Bye-laws of the Company relating to the termination of certain investment management agreements.

The board of directors recommends a vote FOR each of Items 1 through 9 and Items 11 through 14. The board of directors recommends a vote for “one year” for Item 10. The Company will also present the Company’s audited consolidated financial statements for the year ended December 31, 2016 at the annual general meeting pursuant to the Bermuda Companies Act 1981 and Bye-law 78 of the Company’s Ninth Amended and Restated Bye-laws (the “Bye-laws”).

Only Shareholders of record, as shown by the Register of Shareholders and the records of Computershare and the Company at the close of business on April 17, 2017 (the “Record Date”) are entitled to receive notice and only those Shareholders able to affirmatively make the representations contained in the accompanying proxy card are entitled to vote at the annual general meeting. CERTAIN HOLDERS OF THE COMPANY’S CLASS A COMMON SHARES MAY NOT BE ENTITLED TO VOTE OR MAY BE LIMITED OR OTHERWISE ADJUSTED IN ACCORDANCE WITH THE BYE-LAWS AND AS DESCRIBED IN THE ACCOMPANYING PROXY STATEMENT. IN ACCORDANCE WITH THE BYE-LAWS, THE BOARD OF DIRECTORS RETAINS THE AUTHORITY, IN ITS SOLE AND ABSOLUTE DISCRETION, TO DETERMINE WHETHER A HOLDER’S SHARES CARRY NO VOTING RIGHTS, REDUCED VOTING RIGHTS OR ADJUSTED VOTING RIGHTS. PLEASE SEE “IMPORTANT VOTING INFORMATION” IN THE ACCOMPANYING PROXY STATEMENT FOR A DESCRIPTION OF THE VOTING RIGHTS APPLICABLE TO HOLDERS OF CLASS A AND CLASS B COMMON SHARES.

The proxy statement and accompanying materials are first being made available to Shareholders on or about April 24, 2017.

Under Bermuda law, if an item set out in this Notice is no longer applicable at the time of the meeting, the Chairman of the meeting may decide not to put such resolution to a vote at the meeting.

YOU MAY COMPLETE YOUR PROXY BY INTERNET OR MAIL AS SET FORTH ON THE ENCLOSED PROXY CARD, WHETHER OR NOT YOU PLAN TO ATTEND THE MEETING. PROXIES SUBMITTED BY THE INTERNET MUST BE RECEIVED BY 12:00 P.M., ATLANTIC DAYLIGHT TIME, ON JUNE 5, 2017. YOU MAY ALSO ATTEND THE MEETING AND VOTE IN PERSON. IF YOU LATER DESIRE TO REVOKE YOUR PROXY FOR ANY REASON, YOU MAY DO SO IN THE MANNER DESCRIBED IN THE ATTACHED PROXY STATEMENT. YOUR SHARES WILL BE VOTED PURSUANT TO THE INSTRUCTIONS CONTAINED IN YOUR COMPLETED PROXY. IF YOU RETURN A SIGNED PROXY CARD AND NO INSTRUCTIONS ARE GIVEN, YOUR SHARES WILL BE VOTED “FOR” ITEMS 7 THROUGH 9 AND ITEMS 11 AND 14 AND “ONE YEAR” FOR ITEM 10.

Important Notice Regarding the Availability of Proxy Materials for the Annual General Meeting to be Held on June 7, 2017: the proxy statement for Shareholders is also available at www.investorvote.com/ATH.

By order of the board of directors,

Tab Shanafelt
Corporate Secretary

TABLE OF CONTENTS	PAGE

IMPORTANT INFORMATION ABOUT THE ANNUAL GENERAL MEETING AND PROXY PROCEDURES	1

IMPORTANT VOTING INFORMATION	3

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS	8

CORPORATE GOVERNANCE	14

MANAGEMENT	23

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS	29

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE	50

PROPOSAL 1:

ELECTION OF DIRECTORS OF THE COMPANY	66

PROPOSAL 2:

AUTHORIZATION OF THE ELECTION OF DIRECTORS OF ATHENE LIFE RE LTD. AT THE 2017 ANNUAL GENERAL MEETING OF ATHENE LIFE RE LTD.	66

PROPOSAL 3:

AUTHORIZATION OF THE ELECTION OF DIRECTORS OF AGER BERMUDA HOLDING LTD. AT THE 2017 ANNUAL GENERAL MEETING OF AGER BERMUDA HOLDING LTD.	66

PROPOSAL 4:

AUTHORIZATION OF THE ELECTION OF DIRECTORS OF ATHENE BERMUDA EMPLOYEE COMPANY LTD. AT THE 2017 ANNUAL GENERAL MEETING OF ATHENE BERMUDA EMPLOYEE COMPANY LTD.	67

PROPOSAL 5:

AUTHORIZATION OF THE ELECTION OF DIRECTORS OF ATHENE IP HOLDING LTD. AT THE 2017 ANNUAL GENERAL MEETING OF ATHENE IP HOLDING LTD.	67

PROPOSAL 6:

AUTHORIZATION OF THE ELECTION OF DIRECTORS OF ATHENE IP DEVELOPMENT LTD. AT THE 2017 ANNUAL GENERAL MEETING OF ATHENE IP DEVELOPMENT LTD.	68

PROPOSAL 7:

APPOINTMENT OF INDEPENDENT AUDITOR	69

PROPOSAL 8:

REMUNERATION OF INDEPENDENT AUDITOR	70

PROPOSAL 9:

SAY ON PAY VOTE	70

PROPOSAL 10:

SAY ON FREQUENCY VOTE	71

PROPOSAL 11:

APPROVAL OF THE ATHENE HOLDING LTD. EMPLOYEE STOCK PURCHASE PLAN	71

TABLE OF CONTENTS	PAGE

PROPOSAL 12:

APPROVAL OF THE INCORPORATION OF AN ADVISORY BOARD OF ATHENE DEUTSCHLAND ANLAGEMANAGEMENT GMBH AND THE ELECTION OF MEMBERS THEREOF BY THE SOLE SHAREHOLDER OF ATHENE DEUTSCHLAND ANLAGEMANAGEMENT GMBH	75

PROPOSAL 13:

APPROVAL OF REMUNERATION AMOUNTS FOR THE SUPERVISORY BOARD MEMBERS OF ATHENE LEBENSVERSICHERUNG AG	76

PROPOSAL 14:

APPROVAL OF AN AMENDMENT TO THE BYE-LAWS OF THE COMPANY RELATING TO THE TERMINATION OF CERTAIN INVESTMENT MANAGEMENT AGREEMENTS	77

ADDITIONAL INFORMATION AND MATTERS	79

ATHENE HOLDING LTD.

PROXY STATEMENT

FOR

THE ANNUAL GENERAL MEETING OF HOLDERS OF CLASS A AND CLASS B COMMON SHARES

TO BE HELD ON JUNE 7, 2017

IMPORTANT INFORMATION ABOUT THE ANNUAL GENERAL MEETING

AND PROXY PROCEDURES

The accompanying proxy is solicited by the board of directors of Athene Holding Ltd. (the “Company”) to be voted at the annual general meeting (“Annual General Meeting”) of holders of the Company’s Class A and Class B common shares (the “Shareholders” and the “Shares,” respectively) to be held at the Fairmont Southampton, 101 South Shore Road, Southampton SN02, Bermuda on June 7, 2017 at 7:30 a.m. Atlantic Daylight Time, and any adjournments thereof. This proxy statement and the accompanying materials are first being made available to Shareholders on or about April 24, 2017.

The Purpose of the Annual General Meeting

At the Annual General Meeting, the Shareholders will vote in person or by proxy on the following matters as set forth in the notice of the meeting:

1.	to elect the directors of Athene Holding Ltd. named in this Proxy Statement;

2.	to authorize the election of the directors of Athene Life Re Ltd. named in this Proxy Statement;

3.	to authorize the election of the directors of AGER Bermuda Holding Ltd. named in this Proxy Statement;

4.	to authorize the election of the directors of Athene Bermuda Employee Company Ltd. named in this Proxy Statement

5.	to authorize the election of the directors of Athene IP Holding Ltd. named in this Proxy Statement;

6.	to authorize the election of the directors of Athene IP Development Ltd. named in this Proxy Statement;

7.	to appoint PricewaterhouseCoopers US LLP (“PwC”), an independent registered accounting firm, as the Company’s independent auditor to serve until the close of the Company’s next annual general meeting in 2018;

8.	to refer the determination of the remuneration of PwC to the audit committee of the board of directors of the Company;

9.	to vote on a non-binding advisory resolution to approve the compensation paid to the Company’s named executive officers (“Say on Pay”);

10.	to vote on a non-binding advisory proposal on the frequency of future Say on Pay votes (“Say on Frequency”);

11.	to approve the Company’s 2017 Employee Stock Purchase Plan;

12.	to approve the incorporation of an advisory board of Athene Deutschland Anlagemanagement GMBH and the election of the members thereof named in this Proxy Statement;

13.	to approve the remuneration amounts for the supervisory board members of Athene Lebensversicherung AG; and

14.	to approve an amendment to the Bye-laws of the Company relating to the termination of certain investment management agreements.

Presentation of Financial Statements

In accordance with the Bermuda Companies Act 1981 and Bye-law 78 of the Company’s Ninth Amended and Restated Bye-laws (the “Bye-laws”), the Company’s audited GAAP consolidated financial statements for the year ended December 31, 2016 will be presented at the Annual General Meeting and will be made available not later than five (5) business days prior to the Annual General Meeting. The board of directors of the Company will have approved these financial statements. There is no requirement under Bermuda law that these financial statements be approved by Shareholders, and no such approval will be sought at the Annual General Meeting.

Shareholders Entitled to Vote at the Annual General Meeting

Shareholders of record as of the close of business on April 17, 2017 (the “Record Date”) that are eligible to vote will be entitled to vote at the Annual General Meeting. As of April 17, 2017, there were [            ] outstanding Class A common shares and [            ] outstanding Class B common shares. Each holder of a Class A common share or Class B common share entitles the holder of record thereof to vote at the Annual General Meeting, subject to certain adjustments and limitations, including those set forth in the Company’s Bye-laws and as described herein under “IMPORTANT VOTING INFORMATION—Adjustments to Voting Rights of Class A Common Shares” and “—Voting Rights of Class B Common Shares.” CERTAIN HOLDERS OF THE COMPANY’S CLASS A COMMON SHARES MAY NOT BE ENTITLED TO VOTE IN ACCORDANCE WITH THE BYE-LAWS AND AS DESCRIBED HEREIN. IN ACCORDANCE WITH THE BYE-LAWS, THE BOARD OF DIRECTORS RETAINS THE AUTHORITY, IN ITS SOLE AND ABSOLUTE DISCRETION, TO DETERMINE WHETHER A HOLDER’S SHARES CARRY NO VOTING RIGHTS, REDUCED VOTING RIGHTS OR ADJUSTED VOTING RIGHTS. See “IMPORTANT VOTING INFORMATION—Adjustments to Voting Rights of Class A Common Shares.”

IMPORTANT VOTING INFORMATION

Voting Procedures; Quorum

You can ensure that your Shares are properly voted at the meeting by completing, signing, dating and returning the enclosed proxy card to Proxy Services, c/o Computershare Investor Services, P.O. Box 30202, College Station, Texas 77842-9909. Shareholders may also complete their proxy via the internet in accordance with the instructions on your proxy card. Proxies submitted by the internet must be received by 12:00 p.m., Atlantic Daylight Time, on June 5, 2017.

A Shareholder has the right to appoint another person (who need not be a Shareholder) to represent the Shareholder at the Annual General Meeting by completing an alternative form of proxy which can be obtained from the Corporate Secretary or by notifying the Inspectors of Election. See “—Inspectors of Election” below. Every Shareholder entitled to vote has the right to do so either in person or by one or more persons authorized by a written proxy executed by such Shareholder and filed with the Corporate Secretary. Any proxy duly executed will continue in full force and effect unless revoked by the person executing it in writing or by the filing of a subsequent proxy. See “—Revocation of Proxies” below.

A Shareholder of record can vote their Shares at the Annual General Meeting by attending the meeting and completing a ballot or by proxy in one of two ways: (1) by dating, signing and completing the proxy card and returning it in accordance with the instructions provided on the proxy card; or (2) electronically via the internet as described in the proxy card. Proxy cards must be either returned by mail or electronically by 12:00 p.m. Atlantic Daylight Time on June 5, 2017.

Each of Items 1 through 8 and 11 through 14 to be voted upon at the Annual General Meeting requires the affirmative vote of a majority of the total voting power attributable to all shares of the Company represented at the Annual General Meeting, in each case provided there is a quorum (consisting of Shareholders present in person or by proxy entitled to cast a majority of the total votes attributable to all shares of the Company issued and outstanding). Shares owned by Shareholders electing to abstain from voting with respect to any proposal and “broker non-votes” will be counted towards the presence of a quorum but will not be considered votes cast with respect to matters to be voted upon at the Annual General Meeting. Therefore, abstentions and “broker non-votes” will have no effect on the outcome of the matters to be voted upon at the Annual General Meeting. A “broker non-vote” occurs when a nominee, such as a broker, holding Shares in “street name” for a beneficial owner, does not vote on a particular proposal because that nominee does not have discretionary voting power with respect to a proposal and has not received instructions from the beneficial owner. A Shareholder of Shares held in “street name” that would like to instruct their broker how to vote their Shares should follow the directions provided by their broker.

Each of Items 9 and 10 to be voted upon at the Annual General Meeting is an advisory vote, and the result will not be binding. However, our compensation committee will consider the outcome of the vote in Item 9 when evaluating the effectiveness of our compensation principles and in connection with its compensation decisions, and we will consider shareholders to have expressed a preference in Item 10 for the frequency option that receives the largest number of favorable votes. Shares owned by Shareholders electing to abstain from voting with respect to Items 9 and 10 and “broker non-votes” will be counted towards the presence of a quorum but will not be considered votes cast. Therefore, abstentions and “broker non-votes” will have no effect on the outcome of Items 9 and 10.

If you hold your Shares through a broker, bank or other financial institution, in order for your vote to be counted on any matter, you must provide specific voting instructions to your broker, bank or financial institution by following your broker, bank or financial institution’s instructions for completing and returning the proxy card to your broker, bank or financial institution or following your broker, bank or financial institution’s instructions to vote your Shares via the Internet. Voting deadlines vary by institution. Please check with your broker, bank or other financial institution for the voting cut-off date for the Annual General Meeting.

Revocation of Proxies

Any Shareholder giving a proxy has the power to revoke it prior to its exercise by: (1) giving notice of such revocation in writing to the Secretary of the Company at Athene Holding Ltd., Chesney House, 96 Pitts Bay Road, Pembroke, HM08, Bermuda; (2) by attending and voting in person at the Annual General Meeting; or (3) by executing a subsequent proxy, provided that any such action is taken in sufficient time to permit the necessary examination and tabulation of the subsequent proxy or revocation before the votes are taken. Sending in a signed proxy will not affect your right to attend the meeting and vote. If a Shareholder attends the meeting and votes in person, any previously submitted proxy will be considered revoked. If a Shareholder holds their Shares in “street name” by a broker and has directed its broker to vote its Shares, such Shareholder should instruct its broker to change its vote or obtain a proxy to vote its Shares if such Shareholder wishes to cast its vote in person at the Annual General Meeting.

Adjustments to Voting Rights of Class A Common Shares

The Bye-laws generally provide that Shareholders are entitled to vote, on a non-cumulative basis, at all annual general and special meetings of Shareholders with respect to matters on which Class A common shares are eligible to vote. The Class A common shares collectively represent 55% of the total voting power of all of the Shares, subject to certain voting restrictions and adjustments described below. This allocation of 55% of the total voting power to the Class A common shares applies regardless of the number of Class A common shares that may be issued and outstanding.

In general, the Bye-laws provide that the board of directors may determine that certain shares shall carry no voting rights or shall have reduced voting rights to the extent that it reasonably determines that it is necessary to do so to avoid any adverse tax consequences to the Company or, upon the request of certain Shareholders, to avoid adverse regulatory consequences to such Shareholder. In addition, the board of directors has the authority under the Bye-laws to request information from any Shareholder for the purpose of determining whether a Shareholder’s voting rights are to be adjusted pursuant to the Bye-laws. IF A SHAREHOLDER FAILS TO RESPOND TO ANY REQUEST FOR INFORMATION OR SUBMITS INCOMPLETE OR INACCURATE INFORMATION IN RESPONSE TO A REQUEST BY THE COMPANY, THE BOARD OF DIRECTORS, IN ITS SOLE AND ABSOLUTE DISCRETION, MAY REDUCE OR ELIMINATE THE SHAREHOLDER’S VOTING RIGHTS.

The Bye-laws also include several specific restrictions and adjustments to the voting power of the Class A common shares. If a holder is subject to the restrictions described below, their Class A common shares may be deemed to be non-voting or the voting power attributable to such Class A common shares may be reduced. Such restrictions depend on the identity and characteristics of the holder of the shares as of the Record Date; for example, Class A common shares that are deemed non-voting for the 2017 Annual General Meeting may, as a result of a subsequent transfer to a different holder, be entitled to vote at a later meeting of Shareholders. The Class A common share voting restrictions are as follows:

•	Class A common shares shall be deemed non-voting if the Shareholder (or any person related to the Shareholder within the meaning of Section 953(c) of the Internal Revenue Code (the “Code”) or to whom the ownership of such Shareholder’s shares is attributed under Section 958 of the Code, each, a “Tax-Attributed Affiliate”) (1) owns, directly indirectly or constructively, Class B common shares, (2) owns, directly, indirectly or constructively, an equity interest in Apollo Global Management, LLC (“AGM”) or AP Alternative Investments, L.P. (“AAA”) or (3) is a member of the Apollo Group at which time any member of the Apollo Group holds Class B common shares.

•

The voting power of those Class A common shares that are entitled to vote shall be adjusted so that no Shareholder or Tax-Attributed Affiliate (other than a member of the Apollo Group, defined below) holds more than 9.9% of the total voting power of common shares. This limitation is intended to reduce the likelihood that the Company, Athene Life Re Ltd. (“ALRe”) or any of the Company’s subsidiaries domiciled outside of the United States will be treated as a controlled foreign corporation in any taxable year (other than for purposes of taking into account related person insurance income). “Apollo Group” means, (A) AGM and its affiliates (collectively, “Apollo”), (B) AAA Guarantor—Athene, L.P., (C) any investment fund or other collective investment vehicle whose general partner or managing member is owned, directly or indirectly, by AGM or by one or more of AGM’s subsidiaries, (D) BRH Holdings GP, Ltd. and its shareholders, and (E) any affiliate of a person described in clauses (A), (B), (C) or (D) above; provided, none of the Company or its subsidiaries, nor any person employed by the Company, its subsidiaries or Athene Asset Management, L.P. (“AAM”), shall be deemed to be a member of the Apollo Group. For avoidance of doubt, any Person managed by AGM or by one or more of AGM’s subsidiaries pursuant to a managed account agreement (or similar arrangement) without AGM or by one or more of AGM’s subsidiaries controlling such Person as a general partner or managing member shall not be part of the Apollo Group.

•	The aggregate votes conferred by the shares held by employees of the Company and its subsidiaries, AAM and the Apollo Group may constitute collectively no more than 3% of the total voting power of the Company.

The amount of any reduction in voting power that occurs by operation of the adjustments described above will generally be allocated proportionately among all other Class A common shares entitled to vote. If such reallocation in turn triggers one of the adjustments described above, the adjustments will be reapplied serially until additional adjustments are not necessary. Any of the foregoing adjustments are likely to result in a Class A common share having voting rights in excess of one vote per share.

THE ACCOMPANYING PROXY CARD CONTAINS REQUIRED REPRESENTATIONS IN ORDER TO DETERMINE WHETHER YOUR CLASS A COMMON SHARES ARE SUBJECT TO THE ADJUSTMENTS DESCRIBED ABOVE. A FAILURE TO COMPLETE THESE REQUIRED REPRESENTATIONS MAY RENDER YOUR SHARES INELIGIBLE FOR VOTING.

Restrictions on Holding Class A Common Shares

The Bye-laws also contain certain restrictions on holders of Class A Common Shares. Bye-law 5.1 provides that no Shareholder (including certain affiliates and related persons) may:

•	acquire any interests in AAA or AGM;

•	knowingly permit itself to be (directly or indirectly) insured or reinsured by any subsidiary of the Company or any ceding company specified in Schedules 1 and 2 to this proxy statement, if such Shareholder is a “United States shareholder” of the Company within the meaning of Section 953(c) of the Code;

•	knowingly permit itself (or to its actual knowledge, any direct or indirect beneficial owner of itself) to own (directly, indirectly or constructively under Section 958 of the Code) stock of the Company possessing more than 50% of the total voting power or total value of the Company; or

•	make any investment or enter into a transaction that, to the actual knowledge of such Shareholder at the time such person becomes bound to make the investment or enter into the transaction, would cause such person to own (directly, indirectly or constructively within the meaning of Section 958 of the Code) stock of the Company possessing more than 50% of the total voting power or total value of the Company.

If any holder of Class A common shares is not in compliance with the foregoing restrictions, Class A common shares held by such Shareholder shall be deemed non-voting shares.

THE ACCOMPANYING PROXY CARD CONTAINS REQUIRED REPRESENTATIONS IN ORDER TO DETERMINE WHETHER WHETHER YOU ARE IN COMPLIANCE WITH THE RESTRICTIONS ABOVE. A FAILURE TO COMPLETE THESE REQUIRED REPRESENTATIONS MAY RENDER YOUR SHARES NON-VOTING SHARES.

Voting Rights of Class B Common Shares

The Class B common shares represent, in aggregate, 45% of the total voting power of the Shares, subject to certain adjustments that are described below and in our Bye-laws. Only members of the Apollo Group may own Class B common shares. If AAA Guarantor—Athene, L.P. holds a majority of the Class B common shares, the cumulative vote of the Class B common shares shall be cast based on the vote of the majority of the Class B common shares. In this instance, because the Class B common shares vote as a single block and can only be held by members of the Apollo Group, Apollo controls the voting power of the Class B common shares. As of the record date of the 2017 Annual General Meeting, it is expected that AAA Guarantor—Athene, L.P. will hold a majority of the Class B common shares.

Should it be the case that AAA Guarantor—Athene, L.P. does not hold a majority of the Class B common shares, the voting power of the Class B common shares will be allocated on a pro rata basis among all holders of Class B common shares, provided that if certain conditions are met (described in detail in Bye-Law 4.2(b)(iii) and defined therein as a “Class B Adjustment Condition,” then the voting power of Class B common shares shall be reduced as follows:

(1)	First, the voting power of the Class B common shares directly held by the Shareholder(s) (i) with the highest Relative Class B Ownership Percentage (as defined in the Bye-laws) as of such time and (ii) whose Class B common shares have voting power as of such time (the “Adjustment Shareholder(s)”) that are attributable to the Smallest Class B 9.9% U.S. Person (as defined in the Bye-laws) shall be reduced (but not below zero (0)) until the Class B Adjustment Condition is no longer met or such Smallest Class B 9.9% U.S. Person is no longer a Class B 9.9% U.S. Person (taking into account any reallocation of voting power pursuant to clause (2) below), whichever requires the smallest reduction in voting power.

(2)	Second, the aggregate voting power reduced in clause (1) above shall be reallocated pro rata among the Class B common shares directly held by all other Shareholders.

(3)	Third, the adjustments described in clause (1) above and the reallocation described in clause (2) above shall be reapplied serially to the next Smallest Class B 9.9% U.S. Person until the Class B Adjustment Condition is no longer met.

(4)	Any excess voting power that cannot be reallocated pursuant to clauses (1), (2) and (3) above shall be transferred pursuant to the Bye-laws, and thereafter clause (3) above shall not apply.

Pursuant to the Bye-laws, the pro rata reallocation of voting power of the Class B common shares provided for above shall not be permitted to the extent such reallocation would cause (i) a U.S. Person to become a Class B 9.9% U.S. Person (determined after such reallocation) or (ii) the Voting Ratio (as defined below) with respect to any Class B Common Share to be greater than fifteen (15). Any voting power that cannot be reallocated on a pro rata basis among all of the Class B common shares directly held by all other Shareholders due to the reallocation discussed above shall nonetheless be reallocated to such shares to the maximum extent possible without violating the limitations described herein. “Voting Ratio” means, with respect to any share in the Company, a fraction (i) the numerator of which is the percentage of the Total Voting Power represented by such share and (ii) the denominator of which is a fraction (expressed as a percentage) (a) the numerator of which is the value of that share and (b) the denominator of which is the total value of all outstanding shares in the Company.

If after providing for the reduction of voting power as set forth herein, clause (A) of the Class B Adjustment Condition continues to be met, the Total Voting Power of the Class B common shares shall be reduced (and the Total Voting Power of the Class A Common Shares correspondingly increased) until such Class B Adjustment Condition is no longer met, unless all Affected Class B Shareholders (as defined in the Bye-laws) agree otherwise.

Inspectors of Election

Computershare Trust Company, N.A., P.O. Box 30170, College Station, TX 77842-3170, United States of America, has been appointed as Inspectors of Election for the Annual General Meeting. Representatives of Computershare will be available during the Annual General Meeting to facilitate the voting of ballots and determine the results of the vote.

Availability of Proxy Materials

Proxy materials for the Annual General Meeting, including the Notice of 2017 Annual General Meeting and Proxy Statement are available online for viewing and downloading at: www.investorvote.com/ATH.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

Principal Shareholders

The following table sets forth information as of March 1, 2017 regarding the beneficial ownership of our Class A common shares and our Class B common shares by (1) each person or group who is known by us to own beneficially more than 5% of our outstanding Class A common shares or our Class B common shares (including any securities convertible or exchangeable within 60 days into Class A common shares or Class B common shares, as applicable), (2) each of our named executive officers (“NEOs”), (3) each of our directors and (4) all of our current executive officers and directors as a group.

Beneficial ownership for the purposes of the following table is determined in accordance with the rules and regulations of the SEC. These rules generally provide that a person is the beneficial owner of securities if such person has or shares the power to vote or direct the voting thereof, or to dispose or direct the disposition thereof or has the right to acquire such powers within 60 days. Our Class B common shares are convertible into Class A common shares at any time at the option of the holder, with prior notice to the Company, on a one-for-one basis. Accordingly, for the purposes of this table each holder of Class B common shares is deemed to be the beneficial owner of an equal number of Class A common shares (in addition to any other Class A common shares beneficially owned by such holder), which is reflected in the table entitled “Amount and Nature of Beneficial Ownership” under the columns “Number of Shares” and “Percent” for the Class A common shares. In addition, the voting power of our shareholders may be restricted or adjusted as described in “IMPORTANT VOTING INFORMATION” above. Additionally, in some cases, certain Class A common shares may be deemed non-voting. See “IMPORTANT VOTING INFORMATION—Restrictions on Holding Class A Common Shares.” See “—Voting Power” for an illustration of the voting power of certain shareholders who beneficially own more than 5% of our Class A common shares and Class B common shares. Such illustration includes shareholders who may own non-voting Class A common shares who, to our knowledge, beneficially own more than 5% of our outstanding Class A common shares and Class B common shares.

To our knowledge, each person named in the table below has sole voting and investment power with respect to all of the Class A common shares, Class B common shares and Class M common shares convertible into Class A common shares within 60 days shown as beneficially owned by such person, except as otherwise set forth in the notes to the table and pursuant to applicable community property laws. Additionally, to our knowledge, certain of these shareholders also own equity interests in AAA, which holds a significant number of our Class B common shares. As of March 1, 2017, such equity interests of AAA do not entitle the holders thereof to exchange such interests for common shares of Athene, but AAA may at any time elect to distribute the common shares of Athene that it holds to such holders, whether by its liquidation or otherwise, in accordance with its limited partnership agreement. The Class B common shares distributed by AAA will automatically become Class A common shares upon any such distribution to unitholders unless a unitholder is a member of the Apollo Group. The notes to the table below reflect the pro forma ownership of certain shareholders who, to our knowledge, also own interests in AAA assuming their respective interests in AAA were exchanged for Class B common shares of Athene and that such Class B common shares were exchanged on a one-for-one basis into Class A common shares of Athene as of March 1, 2017. Unless otherwise indicated in the table or footnotes below, the address for each officer and director listed in the table is c/o Athene Holding Ltd., Chesney House, First Floor, 96 Pitts Bay Road, Pembroke, HM08, Bermuda.

	Amount and Nature of Beneficial Ownership
	Class A Common Shares Beneficially Owned(1)		Class B Common Shares Beneficially Owned
	Number of Shares	Percent(2)	Number of Shares	Percent
Apollo Holders(3)(4)	109,293,521	57.7%	109,293,521	97.7%
Cambridge Global Asset Management(5)	5,288,159	6.8%	—	—
Executive Officers and Directors
James R. Belardi(6)	5,035,965	6.2%	—	—
William J. Wheeler(7)	552,231	*	—	—
Grant Kvalheim(8)	2,147,962	2.8%	—	—
Martin P. Klein(9)	88,440	*	—	—
Frank Gillis(10)	1,354,752	1.7%	—	—
Marc Rowan(11)	227,953	*	227,953	*
Marc Beilinson(12)	49,611	*	—	—
Gernot Lohr(13)	1,179,575	1.5%	—	—
Matthew R. Michelini(14)	125,433	*	—	—
Robert Borden(15)	41,638	*	—	—
Hope Taitz(16)	54,119	*	—	—
Lawrence J. Ruisi(17)	42,060	*	—	—
Dr. Manfred Puffer(18)	41,780	*	—	—
H. Carl McCall(19)	—	—	—	—
Brian Leach(20)	—	—	—	—
Arthur Wrubel(21)	—	—	—	—
All directors and executive officers as a group (17 persons)(22)	10,945,639	13.2%	227,953	*

*	Represents less than 1%.
(1)	Class M common shares are subject to time- or performance-based vesting and once vested are convertible into Class A common shares. The number of Class M common shares included in the table represents the number of Class M common shares that vest as of April 30, 2017, the date that is 60 days after March 1, 2017. We assume for purposes of the table that Class M common shares convert into Class A common shares on a one-for-one basis.
(2)	The percentage of beneficial ownership of our Class A common shares is based on 77,410,448 Class A common shares outstanding as of March 1, 2017.
(3)	Consists of shares held of record by the following members of the Apollo Group (the “Apollo Holders”): 74,586,353 Class B common shares held of record by AAA Guarantor—Athene, L.P., 5,552,068 Class B common shares held of record by Stanhope Life, L.P., 2,487,485 Class B common shares held of record by Stanhope Life II, L.P., 5,546,327 Class B common shares held of record by Palmetto Athene Holdings (Cayman), L.P., 80,096 Class B common shares held of record by Apollo Palmetto Advisors, L.P., 4,542,924 Class B common shares held of record by AHL 2014 Investor, L.P., 1,437,944 Class B common shares held of record by AHL 2014 Investor II, L.P., 14,683,515 Class B common shares held of record by Apollo Principal Holdings III, L.P., 6,073 Class B common shares held of record by AAA Associates, L.P., 212,840 Class B common shares held of record by AAA Holdings, L.P., one Class B common share held of record by Athene Asset Management, L.P. and 157,894 Class B common shares that have been granted to employees and are held of record by Apollo Management Holdings, L.P. as custodian. The percentage of beneficial ownership of the Class A common shares above assumes the conversion of all 111,852,897 Class B common shares outstanding as of March 1, 2017 into Class A common shares.

AAA Investments, L.P. is the general partner of AAA Guarantor—Athene, L.P. AAA Associates, L.P. is the general partner of AAA Investments, L.P. AAA MIP Limited is the general partner of AAA Associates, L.P. Apollo Alternative Assets, L.P. provides investment services to AAA Guarantor—Athene, L.P., AAA Investments, L.P., AAA Associates, L.P. and AAA MIP Limited. Apollo International Management, L.P. is

the managing general partner of Apollo Alternative Assets, L.P. Apollo International Management GP, LLC is the general partner of Apollo International Management, L.P. AAA Holdings GP, Ltd. is the general partner of AAA Holdings, L.P.

Apollo Palmetto Athene Partnership, L.P. is the limited partner of Palmetto Athene Holdings (Cayman), L.P. Apollo Palmetto Management, LLC is the general partner of Palmetto Athene Holdings (Cayman), L.P. and Apollo Palmetto Athene Partnership, L.P. and as such has the right to control the disposition of the Athene common shares held by Palmetto Athene Holdings (Cayman), L.P. Apollo Principal Holdings IV, L.P. is the sole member of Apollo Palmetto Management, LLC. Apollo Principal Holdings IV GP, Ltd. is the general partner of Apollo Principal Holdings IV, L.P. Apollo Palmetto Athene Management, LLC is the general partner for Apollo Palmetto Athene Partnership, L.P. The general partner of Athene Asset Management, L.P. is AAM GP Ltd. The sole shareholder of AAM GP Ltd. is Apollo Life Asset Ltd. Apollo Capital Management, L.P. is the sole member-manager of Apollo Palmetto Athene Management, LLC and the sole shareholder of Apollo Life Asset Ltd. The general partner of Apollo Capital Management, L.P is Apollo Capital Management GP, LLC. Apollo Management Holdings, L.P. is the sole member and manager of Apollo International Management GP, LLC and Apollo Capital Management GP, LLC, and the sole shareholder of AAA Holdings GP, Ltd. Apollo Management Holdings GP, LLC is the general partner of Apollo Management Holdings, L.P.

Stanhope Life Advisors, L.P. is the general partner of each of Stanhope Life, L.P. and Stanhope Life II, L.P. Apollo Administration GP Ltd. is the general partner of Stanhope Life Advisors, L.P. AHL 2014 Investor GP, Ltd. is the general partner of each of AHL 2014 Investor, L.P. and AHL 2014 Investor II, L.P. Apollo Principal Holdings III, L.P. is the sole shareholder of each of Apollo Administration GP Ltd. and AHL 2014 Investor GP, Ltd. Apollo Principal Holdings III GP, Ltd. is the general partner of Apollo Principal Holdings III L.P.

Leon Black, Joshua Harris and Marc Rowan are executive officers and the managers or directors of Apollo Management Holdings GP, LLC, Apollo Principal Holdings III GP, Ltd. and Apollo Principal Holdings IV GP, Ltd. and as such may be deemed to have voting and dispositive control of the shares of Athene common shares that are held by the Apollo Holders.

Certain affiliates of the Apollo Group (the “Plan Participants”) have entered into a trading plan pursuant to Rule 10b5-1 under the Securities Exchange Act of 1934, as amended (the “Rule 10b5-1 Plan”) to enable them to sell our Class A common shares (the “Plan Shares”) during periods to be determined in the future (the “Plan Period”). The Plan Shares that may be sold will consist of our common shares earned as incentive allocations owing or payable to the Plan Participants during the Plan Period in connection with, among other things, certain distributions in kind or certain direct or indirect sales of our common shares by affiliated entities of the Plan Participants.

(4)	The address of each of Stanhope Life, L.P., Stanhope Life II, L.P., Stanhope Life Advisors, L.P., Apollo Administration GP Ltd., AHL 2014 Investor, L.P., AHL 2014 Investor II, L.P., AHL 2014 Investor GP, Ltd., Apollo Principal Holdings III, L.P., Apollo Principal Holdings III GP, Ltd., Apollo Principal Holdings IV, L.P., Apollo Principal Holdings IV GP, Ltd., AAM GP Ltd., Apollo Life Asset Ltd. and Palmetto Athene Holdings (Cayman), L.P. is c/o Intertrust Corporate Services (Cayman) Limited, 190 Elgin Street, George Town, KY1-9005 Grand Cayman, Cayman Islands. The address of AAA Investments, L.P., Apollo Alternative Assets, L.P., Apollo Palmetto Athene Partnership, L.P., and Apollo Palmetto Management, LLC is One Manhattanville Road, Suite 201, Purchase, New York 10577. The address of AAA Associates, L.P., AAA MIP Limited, AAA Holdings, L.P. and AAA Holdings GP Limited is Trafalgar Court, Les Banques, GY1 3QL, St. Peter Port, Guernsey, Channel Islands. The address of each of Athene Asset Management, L.P., Apollo Palmetto Advisors, L.P., Apollo Palmetto Athene Management, LLC, AAA Guarantor—Athene, L.P., Apollo International Management, L.P., Apollo International Management GP, LLC, Apollo Capital Management, L.P., Apollo Capital Management GP, LLC, Apollo Management Holdings, L.P. and Apollo Management Holdings, GP, LLC the Apollo Holders, Apollo and Apollo’s investment manager and advisors, and Messrs. Black, Harris and Rowan is 9 West 57th Street, 43rd Floor, New York, New York 10019.

(5)	The number of shares listed for Cambridge Global Asset Management is based on Amendment No. 1 to Schedule 13G filed by Cambridge Global Asset Management on January 31, 2017.
(6)	Consists of (1) 904,168 Class A common shares held of record by the James and Leslie Belardi Family Trust, (2) 1,750 Class A common shares held of record by the Belardi Family Irrevocable Trust, (3) options to acquire 42,881 Class A common shares vested as of April 30, 2017 and (4) 4,087,166 Class M common shares vested as of April 30, 2017 which are convertible into Class A common shares. Excludes 15,487 restricted Class A common shares, 58,911 Class A restricted stock units, options to acquire 85,764 Class A common shares and 100,000 Class M common shares which are unvested as of April 30, 2017. Mr. Belardi disclaims beneficial ownership of all common shares of Athene held by the Belardi Family Irrevocable Trust and the members of the Apollo Group.
(7)	Consists of (1) 364,123 Class A common shares, (2) options to acquire 21,441 Class A common shares vested as of April 30, 2017 and (3) 166,667 Class M common shares vested as of April 30, 2017 which are convertible into Class A common shares. Excludes 1,598 restricted Class A common shares, 29,456 Class A restricted stock units, options to acquire 42,882 Class A common shares and 2,333,333 Class M common shares which are unvested as of April 30, 2017.
(8)	Consists of (1) 577,162 Class A common shares held of record by Grant Kvalheim April 2014 GRAT, (2) 37,150 Class A common shares held of record by Grant Kvalheim 2009 Children’s GST Exempt Trust-DK, (3) 37,150 Class A common shares held of record by Grant Kvalheim 2009 Children’s GST Exempt Trust-LK, (4) 37,150 Class A common shares held of record by Grant Kvalheim 2009 Children’s GST Exempt Trust-MK, (5) 1,431,932 Class A common shares held of record by Grant Kvalheim individually, (6) options to acquire 12,150 Class A common shares vested as of April 30, 2017 and (7) 15,268 Class M common shares vested as of April 30, 2017 which are convertible into Class A common shares. Excludes 23,501 restricted Class A common shares, 16,693 Class A restricted stock units, options to acquire 24,300 Class A common shares and 454,667 Class M common shares which are unvested as of April 30, 2017.
(9)	Consists of (1) 66,123 Class A common shares, (2) options to acquire 10,721 Class A common shares vested as of April 30, 2017 and (3) 11,596 Class M common shares vested as of April 30, 2017 which are convertible into Class A common shares. Excludes 14,728 Class A restricted stock units, options to acquire 21,441 Class A common shares and 242,667 Class M common shares which are unvested as of April 30, 2017.
(10)	Consists of (1) 280,056 Class A common shares held of record by Mr. Gillis individually, (2) 20,000 Class A common shares held of record by an individual retirement account in the name of Mr. Gillis, (3) options to acquire 8,577 Class A common shares vested as of April 30, 2017 and (4) 1,046,119 Class M common shares vested as of April 30, 2017 which are convertible into Class A common shares. Excludes 2,681 restricted Class A common shares, 11,783 Class A restricted stock units, options to acquire 17,152 Class A common shares and 192,565 Class M common shares which are unvested as of April 30, 2017.
(11)	Consists of Class B common shares held by entities directly or indirectly controlled by Mr. Rowan. Mr. Rowan disclaims beneficial ownership of all interests in AAA, which is a limited partner of AAA Investments, L.P., Class A common shares and Class B common shares owned by the Apollo Holders or any entities that he directly or indirectly controls, or that may be beneficially owned by any entities directly or indirectly controlled by Mr. Rowan, the Apollo Holders or any other members of the Apollo Group, AAA or any entities directly or indirectly controlled by Mr. Rowan. Mr. Rowan does not have the power to vote or dispose of any Athene common shares that may from time to time be held by AAA and therefore is not deemed to beneficially own such shares. Assuming all of such interests were exchanged on an equivalent basis for Class B common shares of Athene as of March 1, 2017, Mr. Rowan would own 1,579,208 Class B common shares.
(12)	Excludes 19,369 restricted Class A common shares which are unvested as of April 30, 2017.
(13)

Mr. Lohr disclaims beneficial ownership of all common shares of Athene held of record or beneficially owned by the Apollo Holders or any other member of the Apollo Group. In addition to his ownership of our Class A common shares, Mr. Lohr also owns interests in AAA, which is a limited partner of AAA Investments, L.P. Mr. Lohr does not have the power to vote or dispose of any Athene common shares that may be held from time to time by AAA and therefore is not deemed to beneficially own such shares. Assuming all of such interests were exchanged on an equivalent basis for Class B common shares of

Athene, and such shares were in turn exchanged for Class A common shares on a one-for-one basis, in each case, as of March 1, 2017, Mr. Lohr would own an additional 526,415 Class A common shares and, together with the Class A common shares that he is deemed to beneficially own shown in the table above, he would own a total of 1,705,990 of our Class A common shares. 1,103,589 Class A common shares owned by Mr. Lohr have been pledged as security to a financial institution.
(14)	Mr. Michelini disclaims beneficial ownership of all common shares of Athene held of record or beneficially owned by the Apollo Holders or any other member of the Apollo Group. Mr. Michelini owns interests in AAA, which is a limited partner of AAA Investments, L.P. Mr. Michelini does not have the power to vote or dispose of any Athene common shares that may be held from time to time by AAA and therefore is not deemed to beneficially own such shares. Assuming all of such interests were exchanged on an equivalent basis for Class B common shares of Athene and such shares were in turn exchanged for Class A common shares on a one-for-one basis, in each case, as of March 1, 2017, Mr. Michelini would own an additional 3,071 Class A common shares and, together with the Class A common shares that he is deemed to beneficially own shown in the table above, he would own a total of 128,504 of our Class A common shares.
(15)	Consists of (1) 37,147 Class A common shares held of record by PENSCO Trust Co. Custodian FBO Robert L. Borden IRA and (2) 4,491 Class A common shares held of record by Mr. Borden individually. Excludes 19,162 restricted Class A common shares which are unvested as of April 30, 2017.
(16)	Excludes 20,021 restricted Class A common shares which are unvested as of April 30, 2017.
(17)	Excludes 19,551 restricted Class A common shares which are unvested as of April 30, 2017.
(18)	Excludes 19,290 restricted Class A common shares which are unvested as of April 30, 2017.
(19)	Excludes 16,087 restricted Class A common shares which are unvested as of April 30, 2017.
(20)	Excludes 16,057 restricted Class A common shares which are unvested as of April 30, 2017.
(21)	Excludes 16,087 restricted Class A common shares which are unvested as of April 30, 2017.
(22)	Totals include restricted common shares and options which have vested or will vest as of April 30, 2017.

Voting Power

The following table sets forth the voting power as of March 1, 2017 of each person or group who is known by us to own beneficially more than 5% in voting power of our outstanding Class A common shares or Class B common shares (including any securities convertible or exchangeable within 60 days into Class A common shares or Class B common shares, as applicable). Apollo beneficially owns or exercises voting control over the Class B common shares.

The aggregate and respective voting power of our Class A common shares and Class B common shares is determined in accordance with our Bye-laws. The Class A common shares collectively represent 55% of the total voting power of our common shares and the Class B common shares represent, in aggregate, 45% of the total voting power of our common shares, each subject to certain adjustments, as described in “IMPORTANT VOTING INFORMATION” above.

The voting rights exercisable by Class A shareholders other than Apollo are limited so that holders (other than the Apollo Group) (“Control Groups”) are deemed not to hold more than 9.9% of the total voting power conferred by our shares. The percentage reduction of votes that occurs by operation of the foregoing limitation will generally be reallocated proportionately among other Class A common shareholders who are not members of these groups so long as such reallocation does not cause a Control Group to hold more than 9.9% of the total voting power of our shares. In addition, certain Class A common shares may be deemed non-voting when owned by a shareholder if such shareholder (or certain of its affiliates) (1) owns, directly or indirectly, Class B common shares, (2) holds an equity interest in Apollo or AAA or (3) is a member of the Apollo Group at which time any member of the Apollo Group holds Class B common shares, subject to certain exceptions. As such, certain of our Class A common shareholders hold voting shares, but such shares are non-voting when being held by such holder due to these restrictions. If such holder sold any such shares to another holder that would not be subject to these restrictions, such Class A common shares would be voting shares.

Pursuant to our bye-laws, the total voting power of Class A common shares held by members of our management and employees of the Apollo Group that are shareholders is limited to 3% of the total voting power of our common shares.

The table below shows the voting power of certain shareholders who, to our knowledge, beneficially own more than 5% in voting power of our outstanding Class A common shares and Class B common shares as of March 1, 2017.

	Number of Class A Common Shares Owned	Number of Class B Common Shares Owned	Number of Shares Owned	Percent of Total Outstanding Class A Common Shares and Class B Common Shares Owned	Total Voting Power of Class A Common Shares and Class B Common Shares Taken Together(1)
Apollo Holders	—	109,293,521	109,293,521	57.8%	45.0%

(1)	The Class B common shares represent, in aggregate, 45% of the total voting power of our common shares, subject to certain adjustments, as described in “IMPORTANT VOTING INFORMATION—Voting Rights of Class B Common Shares” above.

CORPORATE GOVERNANCE

Corporate Governance

Our business and affairs are managed under the direction of our board of directors. Our board of directors currently consists of 12 members. Five of our directors are employees of or consultants to Apollo or its affiliates (including Mr. Belardi, our Chairman, Chief Executive Officer and Chief Investment Officer, who is also Chairman, Chief Executive Officer and Chief Investment Officer of AAM). We believe that it is appropriate, given the nature of our business, that the offices of Chief Executive Officer and Chairman have been vested in the same person.

Under our Bye-laws, our board of directors will consist of not less than two and not more than 17 directors. Our board size is currently set at 13 members, with one vacancy. If there is a vacancy on our board of directors due to death, disability, disqualification, removal or resignation, or there is an increase in the number of our directors or a failure to elect a director at a shareholder meeting, the board of directors may appoint any person as a member of the board of directors on an interim basis until the next annual general meeting provided that such person has been approved by a majority of the nominating and corporate governance committee. At the next annual general meeting, the vacancy will be put to a shareholder vote. Persons appointed by the board of directors to fill vacancies must be approved by a majority of the board of directors.

Director Independence

Our board of directors has undertaken a review of the independence of each director. Based on information provided by each director concerning his or her background, employment and affiliations, our board of directors has determined that Messrs. Beilinson, Borden, Leach, McCall, Ruisi and Wrubel and Ms. Taitz do not have a relationship that would interfere with the exercise of independent judgment in carrying out the responsibilities of a director and that each of these directors meet the independence requirements of the NYSE listing rules. Consequently, a majority of our directors are independent directors. In making these determinations, our board of directors considered the current and prior relationships that each non-employee director and non-Apollo director has with our Company and all other facts and circumstances our board of directors deemed relevant in determining their independence, including the beneficial ownership of our common shares by such director and any transactions involving them described under Certain Relationships and Related Transactions, and Director Independence herein.

During 2016, (1) Mr. Siddiqui, an Apollo employee, was a member of our audit and compensation committees; (2) Mr. Rowan was a member of our compensation committee; and (3) Mr. Michelini was a member of our nominating and corporate governance committee. Mr. Siddiqui resigned from the board of directors and all committees on which he served effective as of March 20, 2017. None of Mr. Siddiqui, Mr. Rowan, or Mr. Michelini met or meets the independence requirements of the NYSE rules. The NYSE rules require that our audit, compensation, and nominating and corporate governance committees be comprised exclusively of independent directors within one year of the effectiveness of the registration statement for our initial public offering. Not later than the first anniversary of the effectiveness of the registration statement for our initial public offering, all members of the respective committees will be independent.

Board Meetings and Committees; Attendance at Annual General Meeting

The board of directors held three meetings in 2016. During 2016, the audit committee met four times, the compensation committee met four times, the nominating and corporate governance committee met two times, the risk committee met two times, the executive committee met one time and the conflicts committee met eight times. Each director attended at least 75% of his or her board and committee meetings other than Messrs. Beilinson and Lohr.

No directors of the Company attended the 2016 annual general meeting. As a public company, the Company will now encourage directors to use best efforts to attend all future annual general meetings, including the 2017 Annual General Meeting.

Classified Board of Directors

Our Bye-laws provide for our board of directors to be divided into three classes with members of each class serving staggered three-year terms. Only one class of directors will be elected at each annual general meeting of Shareholders, with directors in other classes continuing for the remainder of their respective three-year terms. Our current directors are divided among the three classes as follows:

•	our Class I directors are Messrs. Belardi, Michelini, Leach, Lohr and Rowan and, except as provided below with respect to Mr. Leach, their terms will expire at our annual general meeting to be held in 2019;

•	our Class II directors are Messrs. Wrubel, Ruisi and Ms. Taitz and, except as provided below with respect to Mr. Wrubel, their terms will expire at our Annual General Meeting to be held in 2017; and

•	our Class III directors are Messrs. Borden, McCall and Beilinson and Dr. Puffer and, except as provided below with respect to Mr. McCall, their terms will expire at our annual general meeting to be held in 2018.

Messrs. Wrubel, Leach and McCall have been appointed to the board of directors subject to being nominated and elected by Shareholders at the Annual General Meeting. If elected at the Annual General Meeting, Mr. Wrubel will be a Class II director whose term will expire at our annual general meeting to be held in 2020, Mr. Leach will be a Class I director whose term will expire at our annual general meeting to be held in 2019 and Mr. McCall will be a Class III director whose term will expire at our annual general meeting to be held in 2018.

Our directors hold office until their successors have been elected and qualified or until the earlier of their death, resignation or removal. Any additional directorships resulting from an increase in the number of directors will be distributed among the three classes so that, as nearly as possible, each class will consist of one-third of the directors.

The classification of our board of directors may have the effect of delaying or preventing changes of control of our Company.

Lead Independent Director

On October 26, 2016, the board of directors elected Ms. Taitz to the newly-created position of Lead Independent Director, effective immediately. In this new role, Ms. Taitz will, among other things, preside at executive sessions of the independent directors, serve as liaison between the chairman and the independent directors, review board meeting schedules and agendas, review information sent to the board and be authorized to call meetings of the independent directors.

Committees of the Board of Directors

Our board of directors has the authority to appoint committees to perform certain management and administration functions. Our board of directors has six standing committees: audit, compensation, nominating and corporate governance, conflicts, executive and risk. The table below shows the membership for each of the board of directors’ standing committees.

Audit Committee	Compensation Committee	Conflicts Committee
Lawrence J. Ruisi (Chair)*	Marc Beilinson (Chair)*	Marc Beilinson*
Hope Taitz*	Marc Rowan	Robert Borden*
Brian Leach*	H. Carl McCall*	Hope Taitz*
Arthur Wrubel*

Executive Committee	Nominating and Corporate Governance Committee	Risk Committee
James R. Belardi	Hope Taitz (Chair)*	Manfred Puffer (Chair)
Marc Rowan	Matthew Michelini	Robert Borden*
Matthew Michelini	Arthur Wrubel*	Matthew Michelini
	H. Carl McCall*	Lawrence J. Ruisi*
Brian Leach*

*	Independent director for purposes of the NYSE corporate governance listing requirements.

Audit Committee

The audit committee’s duties include, but are not limited to, assisting the board of directors with its oversight and monitoring responsibilities regarding:

•	the integrity of the Company’s consolidated financial statements and financial and accounting processes;

•	compliance with the audit, internal accounting and internal controls requirements by AHL and its subsidiaries;

•	the independent auditor’s qualifications, independence and performance;

•	related party transactions other than transactions between AHL and its subsidiaries and Apollo and its affiliates (other than AHL and its subsidiaries) and other related party transactions ancillary thereto that are required to be reviewed by the conflicts committee or by the disinterested directors on our board of directors as described under “—Conflicts Committee” below, or are expressly exempt from such review under our internal policies;

•	the performance of the internal accounting and financial controls of the Company and its subsidiaries (including monitoring and reporting by subsidiaries) and the function of the internal audit departments of the Company and its subsidiaries;

•	the Company’s legal and regulatory compliance and ethical standards; and

•	procedures to receive, retain and treat complaints regarding accounts, internal accounting controls or auditing matters and to receive confidential and anonymous submission by employees of concerns regarding questionable accounting or auditing matters.

•	Members of our audit committee also review the Company’s financial disclosure and public filings.

Our audit committee is currently comprised of Messrs. Leach and Ruisi and Ms. Taitz. Mr. Ruisi is the chair of the audit committee. Messrs. Ruisi, Leach and Ms. Taitz each meet the independence requirements of the NYSE rules. We will rely on the phase-in rules of the SEC with respect to the independence of our audit committee under Rule 10A-3(b)(1) under the Exchange Act and the rules of the NYSE. These rules require that at least a majority of the members of our audit committee be independent within 90 days of the effectiveness of the registration statement for our initial public offering and all members be independent within one year of the effectiveness of the registration statement in connection with our initial public offering. Each member of our audit committee meets the requirements for financial literacy under the applicable rules and regulations of the SEC and the NYSE. The chair of our audit committee, Mr. Ruisi, is an independent director and an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. Our board of directors has approved a written charter under which the audit committee will operate. A copy of the charter of our audit committee is available on our principal corporate website at www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this proxy statement.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

The following Report of the Audit Committee of the Board of Directors of the Company does not constitute soliciting material and should not be deemed filed or incorporated by reference into any future filings under the Securities Act of 1933, as amended, or the Securities Exchange Act, except to the extent the Company specifically incorporates this Report by reference.

The audit committee has reviewed and discussed the audited consolidated financial statements of the Company with management and the independent auditors for the year ended December 31, 2016. The audit committee has discussed with the independent auditors the matters required to be discussed by Auditing Standard No. 1301, as adopted by the Public Company Accounting Oversight Board.

The audit committee has received the written disclosures and the letter from the independent auditors required by applicable requirements of the Public Company Accounting Oversight Board in Rule 3526 regarding the independent auditors’ communications with the audit committee concerning independence. The audit committee has discussed with the independent auditors the independent auditors’ independence. The independent auditors and the Company’s internal auditors had full access to the audit committee, including meetings without management present as needed.

Based on the audit committee’s review and discussions referred to above, the audit committee recommended to the board of directors that the Company’s audited consolidated financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

AUDIT COMMITTEE

Lawrence J. Ruisi, Chairman

Brian Leach

Hope Taitz

Compensation Committee

The purposes of the compensation committee are generally to:

•	review and approve annually corporate goals and objectives, including financial and other performance targets, relevant to Chief Executive Officer and executive officer compensation;

•	review and approve annually corporate goals and objectives, including financial and other performance targets, relevant to compensation paid to the other executive officers and key employees of the Company and its subsidiaries;

•	review, approve and, when necessary, make recommendations to the board of directors regarding the Company’s compensation plans, including with respect to incentive compensation plans and share-based plans, policies and programs;

•	review and administer the Company’s share incentive plans and any other share-based plan and any incentive-based plan of the Company and its subsidiaries, including approving grants and/or awards of restricted stock, stock options and other forms of equity-based compensation under any such plans to executive officers;

•	review and approve, for the Chief Executive Officer and other executive officers of the Company, when and if appropriate, employment agreements, severance agreements, consulting agreements and change in control or termination agreements;

•	prepare the compensation committee report to be included in an annual report or proxy statement, as required by applicable SEC and NYSE rules;

•	review periodically the Company’s compensation plans, policies and programs to assess whether such policies encourage excessive or inappropriate risk-taking or earnings manipulation;

•	review the results of any advisory stockholder votes on executive compensation and consider whether to recommend adjustments to the Company’s executive compensation policies and practices as a result of such vote; and

•	monitor compliance with stock ownership guidelines for the Chief Executive Officer and other executive officers of the Company.

Our compensation committee is comprised of Messrs. Beilinson, McCall, Rowan, and Wrubel. Mr. Siddiqui was the chair of the compensation committee through 2016, and Mr. Beilinson is the current chair of the compensation committee. Currently, Messrs. Beilinson, McCall and Wrubel meet the independence requirements of the NYSE rules. Not later than the first anniversary of the effectiveness of the registration statement for our initial public offering, all members of the compensation committee will be independent. Our board of directors has approved a written charter under which the compensation committee will operate. A copy of the charter of our compensation committee is available on our principal corporate website at www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this proxy statement.

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS

The compensation committee has reviewed and discussed “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS” with executive management. Based on its review, the compensation committee recommended to the board of directors that “COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS” be included in this Proxy Statement.

COMPENSATION COMMITTEE

Marc A. Beilinson, Chairman

Arthur Wrubel

H. Carl McCall

Marc J. Rowan

Nominating and Corporate Governance Committee

The purposes of the nominating and corporate governance committee are to:

•	identify, evaluate and recommend individuals qualified to become members of our board of directors or the boards of directors of material operating subsidiaries of the Company (each, a “Subsidiary Board”), consistent with criteria approved by our board of directors or Subsidiary Boards, as applicable;

•	select, or recommend that our board of directors or any Subsidiary Board select, the director nominees to stand for election at each annual general meeting of shareholders of the Company or any subsidiary or to fill vacancies on our board of directors or any Subsidiary Board, as applicable;

•	develop and recommend to our board of directors a set of corporate governance guidelines applicable to the Company and its subsidiaries; and

•	oversee the annual performance evaluation of our board of directors and the Subsidiary Boards and each of their respective committees and management.

The nominating and corporate governance committee recommends directors eligible to serve on all committees of our board of directors and committees of the Subsidiary Boards, as applicable. The nominating and corporate governance committee also reviews and evaluates, in accordance with our Bye-laws, all shareholder director nominees. All shareholder director nominations must be made in accordance with the requirements of our Bye-laws, which specify the appropriate period of notice (as described below in “MORE INFORMATION—Shareholders’ Proposals and Director Nominees for the 2018 Annual General Meeting”) and enumerate certain required disclosures the shareholder must include with his or her notice of intent to the Company when making a director nomination.

In recommending directors and evaluating shareholder director nominees, the nominating and corporate governance committee as a general matter seeks to compose the Company’s boards to be of effective size and composition with a diversity of backgrounds, skills and experiences. The nominating and corporate governance committee, considers several additional factors, including the potential directors’

•	fitness and propriety for the position, including a high level of professional ethics, integrity, leadership values and the ability to exercise sound judgment;

•	useful qualifications, industry experience, technical expertise; education and other skills and expertise, as well as the interplay of those factors with the qualifications and experience of incumbent directors;

•	a willingness and ability to devote the time necessary to carry out the duties and responsibilities of board membership;

•	a desire to oversee that the operations and financial reporting are effected in an accurate and transparent manner and in compliance with applicable laws, rules and regulations; and

•	a dedication to the representation of the best interests of the Company and its shareholders.

The nominating and corporate governance committee engaged Korn Ferry International (“Korn Ferry”) to provide assistance with the three director searches we undertook in 2016. In connection with the searches, Korn Ferry assisted the nominating and corporate governance committee in identifying individuals with appropriate qualifications, evaluating those individuals’ suitableness for the open positions and recommending one or more of the individuals to the nominating and corporate governance committee. Following these three searches in 2016, we engaged as directors H. Carl McCall, Arthur Wrubel and Brian Leach.

Our nominating and corporate governance committee is comprised of Messrs. McCall, Michelini and Wrubel and Ms. Taitz. Ms. Taitz is the chair of the nominating and governance committee. Currently, Messrs. McCall and Wrubel and Ms. Taitz meet the independence requirements of the NYSE rules. Not later than the first anniversary of the effectiveness of the registration statement for our initial public offering, all members of our nominating and corporate governance committee will be independent directors. A copy of the charter of our nominating and corporate governance committee is available on our principal corporate website at www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this proxy statement.

Conflicts Committee

Because the Apollo Group has a significant voting interest in AHL, and because AHL and its subsidiaries have entered into, and will continue in the future to enter into, transactions with Apollo and its affiliates, our Bye-laws require us to maintain a conflicts committee, currently consisting of three directors of the Company that are not officers or employees of any member of the Apollo Group and are designated by our board of directors. The conflicts committee meets quarterly and consists of Messrs. Beilinson and Borden and Ms. Taitz. The conflicts committee reviews and must approve of material transactions by and between AHL and its subsidiaries, on the one hand, and members of the Apollo Group, on the other hand, including any modification or waiver of the IMAs (as defined herein) with AAM, subject to certain exceptions. The conflicts committee is also responsible for the review and approval of related party transactions that are incidental or ancillary to the foregoing transactions. For a description of the functions of the conflicts committee and such exceptions, see “CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE—Related Party Transaction Policy.”

Executive Committee

The executive committee is responsible for facilitating the approval of certain actions that do not require consideration by the full board of directors or that are specifically delegated by the board of directors to the executive committee. The executive committee possesses and may exercise all powers of the board of directors in the management and direction of the Company’s business consistent with our Bye-laws, applicable law (including any applicable rule of any stock exchange or quotation system on which our common shares are then listed) and our operating guidelines, except that the executive committee shall not perform such functions that are expressly delegated to other committees of the board of directors. The executive committee does not have the power to:

•	declare dividends on or distributions of or in respect of shares of the Company;

•	issue shares or authorize or approve the issuance or sale, or contract for sale, of shares or determine the designation and relative rights, preferences and limitations of a series or class of shares unless specifically delegated by action of the board of directors to the executive committee or a subcommittee of the executive committee;

•	recommend to Shareholders any action that requires Shareholder approval;

•	recommend to Shareholders a dissolution or winding up of the Company or a revocation of a dissolution or winding up of the Company;

•	amend or repeal any provision of the memorandum of association or Bye-laws;

•	agree to the settlement of any litigation, dispute, investigation or other similar matter with respect to the Company that is not within the scope of authority previously delegated to the executive committee by the board of directors;

•	approve the sale or lease of real or personal property assets with a fair value greater than a threshold amount specifically delegated to the executive committee by the board of directors;

•	authorize mergers (other than a merger of any wholly-owned subsidiary with the Company), acquisitions, joint ventures, consolidations or dispositions of assets or any business of the Company or any investment in any business or Company by the Company with a fair value in excess of a threshold amount specifically delegated to the committee by the board of directors; or approve the sale, lease, exchange or encumbrance of any material asset of the Company that, in each case, is not within the scope of authority previously delegated to the executive committee by action of the board of directors; or

•	amend, alter or repeal, or take any action inconsistent with any resolution or action of the board of directors.

Our executive committee is comprised of Messrs. Belardi, Michelini and Rowan.

Risk Committee

The risk committee’s duties are to oversee the development and implementation of systems and processes designed to identify, manage and mitigate reasonably foreseeable material risks to the Company; assist our board of directors and our board committees in fulfilling their oversight responsibilities for the risk management function of the Company; approve the stress test assumption and limits utilized in our stress test scenario analyses and engage in such activities as it deems necessary or appropriate in connection with the foregoing. In assessing risk, the risk committee must assess the risk of the Company and its subsidiaries as a whole. The risk committee’s role is one of oversight. Management of the Company is responsible for developing and implementing the systems and processes designed to identify, manage and mitigate risk. Members of the risk committee are selected for their experience in managing risks in financial and/or insurance enterprises. Our risk committee meets quarterly and is comprised of Messrs. Borden, Leach, Michelini and Ruisi and Dr. Puffer. Dr. Puffer is the chair of the risk committee.

Management Committees

An integral component of our corporate governance structure is our management committees. Management committees report to our senior officers, including our Chief Executive Officer, President, Chief Financial Officer, and Chief Risk Officer and to committees of our board of directors. Management committees are comprised of members of senior management and are designed to oversee business initiatives and to manage business risk and processes, with each committee focused on a discrete area of our business. The following is a description of certain of our management committees:

•	Management Executive Committee: oversees all of our strategic initiatives and our overall financial condition.

•	Management Risk Committee: oversees overall corporate risk, including credit risk, interest rate risk, equity risk, business risk, operational risk and other risks we confront. The committee reports to the risk committee.

•	Operational Risk Committee: a subcommittee of the Management Risk Committee which oversees operational risk, including information security, disaster recovery, trading activities and operational management of our annuity portfolio.

•	Management Investment Committee: focuses on strategic decisions involving our investment portfolio, such as approving investment limits, new asset classes and our allocation strategy, reviewing large asset transactions as well as monitoring our credit risk and the management of our assets and liabilities. The committee reports to the risk committee.

Compensation Committee Interlocks and Insider Participation.

For the fiscal year ended December 31, 2016, our compensation committee consisted of Messrs. Siddiqui and Rowan as well as three independent members, Messrs. Wrubel, McCall and Beilinson. Mr. Ghubash, a former director, also served on the compensation committee during 2016.

None of our executive officers currently serves, or has served during the last completed fiscal year, as a member of the board of directors or compensation committee of any entity that has an executive officer serving as a member of our compensation committee or as a director on our board of directors.

Corporate Governance Guidelines and Code of Business Conduct and Ethics

We have adopted corporate governance guidelines and a code of business conduct and ethics that applies to all of our directors, officers and employees. These documents are available at www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this proxy statement.

Communications with the Board of Directors and Audit Committee

Shareholders and other interested parties may communicate with members of the board of directors (either individually or as a body) by addressing correspondence to that individual or body to Athene Holding Ltd., Chesney House, First Floor, 96 Pitts Bay Road, Pembroke, HM08, Bermuda.

Shareholders and other interested parties may specifically direct their communications to any of the independent directors, including the Committee Chairs and the Lead Independent Director, by addressing correspondence to that individual or body to Athene Holding Ltd., Chesney House, First Floor, 96 Pitts Bay Road, Pembroke, HM08, Bermuda.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Exchange Act, requires our directors, officers and holders of more than 10% of our common shares to file reports with the SEC regarding their ownership and changes in ownership of our securities. Based upon our examination of the copies of Forms 3, 4, and 5, and amendments thereto furnished to us and the written representations of our directors, officers and 10% stockholders, we believe that, during fiscal 2016, our directors, officers and 10% stockholders complied with all Section 16(a) filing requirements, except that one of our officers, William Eckert, our SVP, Controller and Principal Accounting Officer, who is not an executive officer, did not timely file a Form 3 that was due to be filed on December 9, 2016; such form was filed on December 27, 2016.

Risk Management Oversight

The Company has implemented an enterprise-wide approach to risk management and has specifically established a risk committee of the board of directors charged with the oversight of the development and implementation of systems and processes designed to identify, manage and mitigate reasonably foreseeable material risks and with the duty to assist the board of directors and other board committees with fulfilling their oversight responsibilities for the Company’s risk management function.

The audit committee assists the risk committee in its responsibility for oversight of risk management. In particular, the audit committee focuses on major financial risk exposures and the steps management has taken to monitor and control such risks, and discusses with our independent auditor the policies governing the process by which senior management and the various units of the Company assess and manage our financial risk exposure and operational/strategic risk.

The compensation committee also assists the risk committee in overseeing risk management by reviewing the Company’s compensation plans, policies and programs to ensure that such plans, policies and programs do not encourage excessive or inappropriate risk-taking.

MANAGEMENT

Below is a list of the names and ages of our directors and executive officers and a description of the business experience of each of them.

Name	Age	Position
James R. Belardi	60	Chairman, Chief Executive Officer and Chief Investment Officer
William J. Wheeler	55	President
Grant Kvalheim	60	Executive Vice President—Athene, Chief Executive Officer and President—Athene USA
Martin P. Klein	57	Executive Vice President and Chief Financial Officer
Frank L. Gillis	65	Executive Vice President—Athene, Chief Executive Officer—ALRe
John Rhodes	45	Executive Vice President and Chief Risk Officer
Marc Beilinson	58	Director*
Robert Borden	54	Director*
Brian Leach†	58	Director*
Gernot Lohr	48	Director
H. Carl McCall†	81	Director*
Matthew R. Michelini	35	Director
Dr. Manfred Puffer	53	Director
Marc Rowan	54	Director
Lawrence J. Ruisi	68	Director*
Hope Schefler Taitz	52	Director*
Arthur Wrubel†	51	Director*

*	Independent director for purposes of the NYSE corporate governance listing requirements.
†	These directors have been appointed subject to being nominated and elected by shareholders at the 2017 Annual General Meeting.

Executive Officers

James R. Belardi has served as our Chairman and Chief Executive Officer and Chief Investment Officer since May 2009. In addition, Mr. Belardi is the Chairman, Chief Executive Officer and Chief Investment Officer of AAM, our investment manager. He is a member of our executive committee. Mr. Belardi is responsible for our overall strategic direction and management in his capacity as Chief Executive Officer and is responsible for the day-to-day management of our investment portfolio in his capacity as Chief Investment Officer. Prior to founding our Company and AAM, Mr. Belardi was President of SunAmerica Life Insurance Company and was also Executive Vice President and Chief Investment Officer of AIG Retirement Services, Inc., where he had responsibility for an invested-asset portfolio of $250 billion. Mr. Belardi has a Bachelor of Arts degree in economics from Stanford University and a Master of Business Administration from the University of California, Los Angeles. He currently serves on the board of directors of Paulist Productions, where he chairs the investment committee, Aris Mortgage Holding Company LLC (“Aris Holdco”) and Southern California Aquatics. Mr. Belardi was selected to serve on our board of directors as a result of his demonstrated track record in and deep knowledge of the financial services business, including having founded both our Company and AAM, and his extensive experience in the insurance industry.

William J. Wheeler has served as our President since September 2015. Together with Mr. Belardi, Mr. Wheeler is responsible for our overall strategic direction. In particular, Mr. Wheeler oversees all of our business units, which includes our retail, reinsurance and German operations, and also our corporate development and risk activities. Prior to joining our Company, Mr. Wheeler was President of the Americas group for MetLife Inc. (“Metlife”) where he oversaw the insurance and retirement business in the United States and Latin America. During his seventeen-year tenure at MetLife, Mr. Wheeler assumed various executive positions, including

Executive Vice President and Chief Financial Officer. In addition, Mr. Wheeler served as Treasurer for MetLife, playing a key role in preparing MetLife to become a public company. Prior to joining MetLife, Mr. Wheeler was an investment banker at Donaldson, Lufkin & Jenrette. Mr. Wheeler has a Bachelor of Arts degree in English from Wabash College and a Master of Business Administration from Harvard Business School. He currently serves on the board of Evercore Partners Inc.

Grant Kvalheim has served as the Chief Executive Officer of Athene USA since June 2015 and served as our President from January 2011 until September 2015, served as the Chief Financial Officer from January 2011 until April 2013 and served as a director from January 2012 until February 2014. Mr. Kvalheim is responsible for the oversight of our U.S. operating companies with a focus on our retail annuity channel, including growth initiatives and new product development. Prior to joining our Company, Mr. Kvalheim was a senior executive of Barclays Capital (“Barclays”) from early 2001 to the end of 2007, becoming Co-President in September 2005. During his time at Barclays he converted a European cash investment grade business into a leading global cash and derivatives business across both securitized and non-securitized credit products, and significantly expanded Barclays’ investment banking platform. Prior to joining Barclays, Mr. Kvalheim held senior executive positions in the investment banks of Deutsche Bank and Merrill Lynch. Mr. Kvalheim has a Bachelor of Arts degree in economics from Claremont McKenna College and a Master of Business Administration in finance from the University of Chicago. He served on the board of directors of the Permal Silk Road Fund from June 2008 to November 2012. He currently serves on the board of directors of Mottahedeh & Co. and Sol Health.

Martin P. Klein has served as our Executive Vice President and Chief Financial Officer since November 2015. Mr. Klein also serves as a director of several of our insurance subsidiaries. Mr. Klein is responsible for overseeing our financial management, including our enterprise finance, tax, actuarial and internal audit functions. He also helps to develop and execute strategic operating decisions across our Company. Prior to joining our Company, Mr. Klein served as Executive Vice President and Chief Financial Officer of Genworth Financial, Inc. (“Genworth”) from February 2013 to October 2015. Prior to that, he was Senior Vice President-Chief Financial Officer of Genworth from May 2011 to February 2013, and from May 2012 through December 2012, he also served as Genworth’s Acting President and Acting Chief Executive Officer. Prior to joining Genworth, Mr. Klein served as a Managing Director and Senior Relationship Manager of Barclays, after its acquisition of the U.S. operations of Lehman Brothers Holdings, Inc. (“Lehman Brothers”) in 2008. At Lehman Brothers, Mr. Klein served as a Managing Director and from 1998 to 2008 was the head of the Insurance Solutions Groups, and also founded and ran the Pension Solutions Group. Prior to Lehman Brothers, Mr. Klein had been with Zurich Insurance Group from 1994 to 1998 and was a Managing Director of Zurich Investment Management. Prior to Zurich, Mr. Klein served in finance and actuarial roles in other insurance organizations. Mr. Klein is a Fellow of the Society of Actuaries and a Chartered Financial Analyst. He received his Bachelor of Arts in mathematics and business administration from Hope College and a Master of Science in statistical and actuarial sciences from University of Iowa.

Frank L. Gillis is a founder of our Company and served on our board of directors from May 2009 to February 2014. Mr. Gillis has served as Chief Executive Officer of ALRe since June 2009 and serves as a director of ALRe. Mr. Gillis is responsible for our growth through our reinsurance channel and is responsible for the oversight of ALRe. Prior to founding our Company, Mr. Gillis was a Senior Managing Director at Bear Stearns & Co. Inc. (“Bear Stearns”) and was the head of the Bear Stearns Insurance Solutions Group. In this position, he led Bear Stearns’ entry into the funding agreement-backed note business and created the turn-key Premium Asset Trust Series. Prior to Bear Stearns, Mr. Gillis spent over three years at GenRe Financial Products providing ALM hedging solutions to U.S. life insurance companies. Mr. Gillis serves on the boards of Bermuda International Long Term Insurers and Reinsurers and the Association of Bermuda International Companies. Mr. Gillis has a Bachelor of Arts in English from the University of Richmond.

John Rhodes has served as our Executive Vice President and Chief Risk Officer since August 2016. Mr. Rhodes is responsible for overseeing our enterprise risk management functions, as well as providing key support in connection with strategic operating decisions across our Company. Prior to joining our Company,

Mr. Rhodes was the Chief Risk Officer of Allstate from November 2015 to June 2016. Prior to joining Allstate, Mr. Rhodes was the Chief Risk Officer of Lincoln Financial Group from July 2012 to October 2015. Prior to that he served as the Head of Equity Risk Management at Lincoln Financial Group from 2009 to 2012. Prior to joining Lincoln Financial Group, Mr. Rhodes was the Head of Hedging Operations and Performance Management at ING US Financial Services from 2006 to 2009. From 1999 to 2006, Mr. Rhodes served in a variety of roles at JPMorgan Chase and GE Capital focusing primarily on market risk and valuation. Mr. Rhodes also served in the U.S. Navy as a commissioned officer. Mr. Rhodes received a Bachelor of Science degree in Oceanography from the United States Naval Academy and a Master of Business Administration from New York University, Leonard Stern School of Business.

Directors

We believe our board of directors should be composed of a diverse group of individuals with sophistication and experience in many substantive areas that impact our business. We believe experience, qualifications and skills in the following areas are most important: insurance industry; accounting, finance, and capital structure; strategic planning and leadership of complex organizations; legal/regulatory and government affairs; personnel management; and board practices of other major corporations. We believe that all of our current board members possess the professional and personal qualifications necessary for service on our board, and have highlighted particularly noteworthy attributes for each board member in the individual biographies below, or above in the case of our Chairman and Chief Executive Officer.

Marc Beilinson has served as a director of our Company since 2013, and is the chair of our compensation committee and a member of our conflicts committee. Since August 2011, Mr. Beilinson has been the Managing Director of Beilinson Advisory Group, a financial restructuring and hospitality advisory group that specializes in assisting distressed companies. Since December 2016, Mr. Beilinson has served as Chief Restructuring Officer of Newbury Common Associates LLC (and certain affiliates). Mr. Beilinson previously served as Chief Restructuring Officer of Fisker Automotive and as Chief Restructuring Officer and Chief Executive Officer of Eagle Hospitality Properties Trust, Inc. and Innkeepers USA Trust. Mr. Beilinson currently serves on the boards of directors and audit committees of MFG Assurance Company Limited and Caesars Acquisition Company. Mr. Beilinson has previously served on the boards of directors and audit committees of a number of public and privately held companies, including Wyndham International, Inc., Apollo Commercial Real Estate Finance, Inc. (“ARI”), Innkeepers USA Trust and JER/Jameson Properties LLC. Mr. Beilinson has a Bachelor of Arts in political science from the University of California, Los Angeles and a Juris Doctor from the University of California Davis Law School. Mr. Beilinson was selected to serve on our board of directors as a result of having over thirty years of service to the boards of both public and private companies, and his extensive knowledge of legal and compliance issues, including the Sarbanes-Oxley Act of 2002.

Robert Borden has served as a director of our Company and our Company’s subsidiary, ALRe, since 2010, and is a member of our risk and conflicts committees. Mr. Borden is Managing Partner and Chief Investment Officer of Delegate Advisors, LLC. From April 2006 to January 2012, Mr. Borden served as the Chief Executive Officer and Chief Investment Officer of the South Carolina Retirement System Investment Commission (“SCRSIC”), which is responsible for investing and managing all assets of the South Carolina Retirement Systems. Prior to his role at SCRSIC, Mr. Borden served as the Executive Director and Chief Investment Officer of the Louisiana State Employees Retirement System, where he was responsible for investment management, benefits administration, finance and operations. Mr. Borden has also served as Vice Chairman and Chairman of the Fund Evaluation Committee for the Louisiana Deferred Compensation Commission and as a member of the South Carolina Deferred Compensation Committee. Prior to that, Mr. Borden served as Treasurer and Senior Manager for Financial Services at the Texas Workers’ Compensation Insurance Fund after serving as VP of Treasury and Interest Rate Risk Manager at Franklin Federal Bancorp. Mr. Borden serves on the board of directors of Delegate Advisors, LLC, Apollo Senior Floating Rate Fund, Inc. and Apollo Tactical Income Fund Inc. Mr. Borden has a Bachelor of Business Administration with a major in finance from the University of Texas at Austin and received a Master of Science degree in finance from Louisiana State University. Mr. Borden holds both the Chartered Financial Analyst and Chartered Alternative Investment Analyst professional designations. Mr. Borden was selected to serve on our board of directors as a result of his extensive experience in leadership positions, and in particular, his experiences as Chief Executive Officer and Chief Investment Officer at several companies.

Brian Leach was appointed as a director of our Company in August 2016, and is a member of our risk and audit committees. From 2013 to 2015, Mr. Leach served as Head of Franchise Risk & Strategy at Citigroup with responsibility for managing all of Citibank’s global risk, audit, compliance and strategy. From 2008 to 2012, Mr. Leach served as the Chief Risk Officer of Citibank. In 2005, Mr. Leach, together with several former colleagues from Morgan Stanley, formed Old Lane and from 2005 to 2008, Mr. Leach served as Old Lane’s co-Chief Operating Officer and Chief Risk Officer. Prior to that, Mr. Leach worked his entire post-graduate career at Morgan Stanley encompassing running a successful proprietary trading business and culminating as the Risk Manager of the Institutional Securities Business reporting directly to its President. During his time with Morgan Stanley, Mr. Leach was seconded to Long-Term Capital Management (“LTCM”) for approximately one year. During that time, he was one of six managers selected by a consortium of 14 global financial institutions to manage the liquidation of LTCM. Mr. Leach serves on the Advisor Investment Committee of Mountain Capital. Mr. Leach has a Bachelor of Arts degree in economics from Brown University and a Master of Business Administration from Harvard Business School. Mr. Leach has been awarded Risk Manager of the Year on two separate occasions: the first by Risk Magazine for his work in restructuring the hedge fund LTCM and the second by the Global Association of Risk Professionals for his work in restructuring Citigroup after the global financial crisis. Mr. Leach was selected to serve on our board of directors as a result of his extensive experience in risk management.

Gernot Lohr has served as a director of our Company and our subsidiary, ALRe, since 2009. Mr. Lohr has served as a director of AAM, our investment manager, since 2009. Mr. Lohr is a Senior Partner at Apollo, which he joined in May 2007. Prior to joining Apollo, Mr. Lohr was a founding partner at Infinity Point LLC, Apollo’s joint venture partner for the financial services industry since 2005. Before that time, Mr. Lohr spent eight years in financial services investment banking at Goldman, Sachs & Co. in New York and also worked at McKinsey & Company and B. Metzler Corporate Finance in Frankfurt. Currently, Mr. Lohr serves on the board of directors of the general partner of AAA, AAA MIP Limited, Amissima Assicurazioni (formerly Carige Assicurazioni), Bremer Kreditbank Aktiengesellschaft, Catalina Holdings, Nova Kreditna Banka Maribor and Tranquilidade. Mr. Lohr has a joint Master’s Degree in economics and engineering from the University of Karlsruhe, Germany, and received a Master of Business Administration from the MIT Sloan School of Management. Mr. Lohr was selected to serve on our board of directors as a result of his extensive experience in the financial services sector.

H. Carl McCall was appointed as a director of our Company in August 2016, and is a member of our nominating and corporate governance and compensation committees. Since October 2011, Mr. McCall has served as the Chairman of the Board of Trustees of the State University of New York. From 2002 to 2015, Mr. McCall served as a board member or trustee of several organizations, including Ariel Investment, Tyco International, New Plan Realty Corporation and the New York Stock Exchange. Since 2004, Mr. McCall has served as a principal of Covenant Capital, LLC. From 1993 to 2002, Mr. McCall served as the Comptroller of the State of New York. From 1991 to 1993, Mr. McCall served as the President of the New York City Board of Education. From 1986 to 1991, Mr. McCall served as Commissioner of the Port Authority of New York and New Jersey. From 1985 to 1993, Mr. McCall served as a Vice President of Citicorp, Inc. From 1975 to 1980, Mr. McCall served as a state senator of New York. From 1973 to 1975, Mr. McCall served as executive director of the Florence and John Schuman Foundation. Mr. McCall received a Bachelor of Arts degree in government from Dartmouth College and a Masters of Arts from Andover Newton Theological Seminary. Mr. McCall was selected to serve on our board of directors as a result of his extensive leadership experience in various sectors, and his experience serving on the boards of a number public and private companies.

Matthew R. Michelini has served as a director of our Company and certain of our subsidiaries since 2010, and is a member of our executive, nominating and corporate governance and risk committees. Mr. Michelini serves as a director of AAM, our investment manager. Mr. Michelini is a Partner at Apollo. He joined Apollo in July 2006. Mr. Michelini serves on the board of directors of Aleris Corporation and Warrior Met Coal and previously served on the boards of Metals USA Holdings (formerly NYSE listed under “MUSA”) and Noranda Aluminum Holding Corporation (formerly NYSE listed under “NOR”). At Apollo, Mr. Michelini has executed deals across the world including in North America, Europe, and Asia. Prior to joining Apollo, Mr. Michelini was a member of the Mergers & Acquisitions group at Lazard Frères & Co., from 2004 to 2006. Mr. Michelini is actively involved in various charities dedicated to helping underprivileged children in New York City. Mr. Michelini graduated from Princeton University with a Bachelor of Science degree in mathematics and a Certificate in Finance and received his Master of Business Administration from Columbia University. Mr. Michelini was selected to serve on our board of directors as a result of his extensive experience in the financial services sector.

Dr. Manfred Puffer has served as a director of our Company since 2012, and is the chair of our risk committee. Dr. Puffer has served as a Senior Advisor to Apollo since October 2008. From 2006 to 2008, Dr. Puffer was a senior managing director in the Financial Institutions Group of Bear Stearns International, Head of Germany, Austria and Eastern Europe and a Member of the European Executive Committee. From 2002 to 2005, Dr. Puffer was a member of the managing board of WestLB AG and Head of the Investment Bank, Fixed Income, Equities and Structured Finance. Currently, Dr. Puffer is a member of the supervisory board of Infineon Technologies AG. Dr. Puffer holds a Ph.D. and a Master of Business Administration from the University of Vienna. Dr. Puffer was selected to serve on our board of directors as a result of his extensive experience in the financial services sector.

Marc Rowan has served as a director of our Company since 2009, and is a member of our executive and compensation committees. Mr. Rowan has served as a director of AAM, our investment manager, since 2009. Mr. Rowan is a co-founder and Senior Managing Director of Apollo, a leading alternative asset manager focused on contrarian and value oriented investments across private equity, credit-oriented capital markets and real estate. Mr. Rowan currently serves on the boards of directors of, among others, Apollo, CEC and Caesars Acquisition Company. He has previously served on the boards of directors of, among others, the general partner of AAA, AMC Entertainment, Inc., Beats Music, CableCom Gmbh., Caesars Entertainment Operating Co., Countrywide PLC, Culligan Water Technologies, Inc., Furniture Brands International, Mobile Satellite Ventures, National Cinemedia, Inc., National Financial Partners, Inc., New World Communications, Inc., Norwegian Cruise Lines, Quality Distribution, Inc., Samsonite Corporation, SkyTerra Communications, Inc., Unity Media SCA, Vail Resorts, Inc., Wyndham International, Inc. and RCS Capital Corporation. Mr. Rowan is a founding member and Chairman of YRF-Darca, Vice Chair of the Board of Overseers of The Wharton School at the University of Pennsylvania and a member of the University of Pennsylvania’s Board of Trustees. He serves on the boards of directors of Jerusalem Online and the New York City Police Foundation. Mr. Rowan graduated summa cum laude from the University of Pennsylvania’s Wharton School of Business with a Bachelor of Science and a Master of Business Administration in finance. Mr. Rowan was selected to serve on our board of directors as a result of his service on the boards of numerous public and private companies and his demonstrated track record of success and extensive experience in the financial services sector.

Lawrence J. Ruisi has served as a director of our Company since 2013, and is the chair of our audit committee and is a member of our risk committee. As an operating executive, Mr. Ruisi has held various senior level positions in the entertainment business, including President & Chief Executive Officer of Loews Cineplex Entertainment Corporation, a movie theatre operator with 400 locations worldwide, and as Executive Vice President and Chief Financial Officer of Columbia Pictures Entertainment. As a non-executive, Mr. Ruisi has served on numerous boards including Hughes Communications Inc., UST Inc., InnKeepers USA Trust, Wyndham International, Inc. and Adaptec, Inc. During his tenure on these boards, Mr. Ruisi has been Chairman of various audit committees, named designated financial expert and served on both compensation and nominating and corporate governance committees. Mr. Ruisi was Chairman of the Independent Committee of the board of InnKeepers, which oversaw its restructuring, and was Chairman of Special Committees at both Wyndham and Adaptec. Mr. Ruisi began his career at Price Waterhouse & Co., where he was a Senior Manager. He is a

Certified Public Accountant and received a Bachelor of Science degree in accounting and a Master of Business Administration in finance from St. John’s University. Mr. Ruisi is currently an adjunct professor of accounting at St. John’s University. Mr. Ruisi was selected to serve on our board of directors as a result of his extensive leadership experience in various sectors, his expertise in accounting and financial reporting matters and his experience serving on the boards of numerous public and private companies.

Hope Schefler Taitz has served as a director of our Company and our subsidiary, ALRe, since 2011, and is the lead independent director, the chair of our nominating and corporate governance committee and a member of our audit and conflicts committees. Ms. Taitz also serves as an independent director of AADE. Ms. Taitz is also a director of Athene USA, AAIA, ALICNY and AANY, and also serves on the audit committee for AANY. Since 2004, Ms. Taitz has acted as a consultant focused on analyzing and investing in the consumer industry in both early and late stage. Ms. Taitz currently serves on the board of MidCap Holdings. From 1995 to 2003, Ms. Taitz was Managing Partner of Catalyst Partners, L.P., a money management firm. From 1990 to 1992, Ms. Taitz was a Vice President at The Argosy Group (now part of the Canadian Imperial Bank of Commerce (NYSE: CM)) specializing in financial restructuring before becoming a Managing Director at Crystal Asset Management, from 1992 to 1995. From 1986 to 1990, Ms. Taitz was at Drexel Burnham Lambert, first as a mergers and acquisitions analyst and then as an associate in the leveraged buyout group. She is a founding executive member of Youth Renewal Fund, a current executive board member of Pencils of Promise and a member of the undergraduate executive board of The Wharton School at the University of Pennsylvania. Ms. Taitz is a former board member of Girls Who Code and is now a board member of the New York City Foundation for Computer Science. Ms. Taitz graduated with honors from the University of Pennsylvania with a Bachelor of Arts degree in economics. Ms. Taitz was selected to serve on our board of directors as a result of her extensive experience in the financial services sector as well as her experience serving on the governance committees of other public companies.

Arthur Wrubel was appointed as a director of our Company in August 2016, and is a member of our nominating and corporate governance and compensation committees. In 2001, Mr. Wrubel formed Wesley Capital Management, a long/short investment fund focused on real estate securities. Since its inception, Wesley Capital has been among the largest investment funds in the real estate securities sector. In 1993, Mr. Wrubel joined Dickstein & Co., a bankruptcy and event-driven investment fund as a partner. His focus was on real estate and asset backed securities. At Dickstein, Mr. Wrubel was involved in many high profile real estate corporate restructurings including Olympia & York, Cadillac Fairview, Rockefeller Center Properties, Bramalea, and Trizec. Mr. Wrubel began his career in 1987 at JMB Realty Corporation, where he was an associate in the acquisitions group. Mr. Wrubel currently serves as a member of the Wharton Undergraduate Board at the University of Pennsylvania. Mr. Wrubel received a Bachelor of Science in economics from The Wharton School at the University of Pennsylvania. Mr. Wrubel was selected to serve on our board of directors as a result of his extensive experience in the financial services sector.

COMPENSATION OF EXECUTIVE OFFICERS AND DIRECTORS

Compensation Discussion and Analysis

Introduction

Our NEOs, comprised of our principal executive and financial officers and the next three highest paid executive officers, are James R. Belardi, Chairman, Chief Executive Officer and Chief Investment Officer; Martin P. Klein, Executive Vice President and Chief Financial Officer; William J. Wheeler, President; Grant Kvalheim, Executive Vice President, Athene and Chief Executive Officer and President, Athene USA; and Frank (“Chip”) L. Gillis, Executive Vice President, Athene and Chief Executive Officer, ALRe.

Compensation Framework

Goals, Principles and Process

Our compensation committee believes that our executive compensation program should reward actions and behaviors that ensure policyholder protection, drive long-term, profitable revenue growth, and create sustainable shareholder value. The compensation committee has sought to foster these objectives through a compensation system that focuses on increasing our executives’ personal interest in our growth and success through performance-based annual incentive awards and ownership of our Class A common shares. We believe that these awards create a balanced focus on our short-term and long-term strategic and financial goals. The following principles provide a framework for the Company’s executive compensation program:

•	attract, retain and motivate high-performing talent;

•	reward outstanding performance;

•	directly align executive compensation elements with both short-term and long-term company performance; and

•	align the interests of our executives with those of our stakeholders.

Our compensation committee has the responsibility for overseeing and approving the compensation of all of our executive officers. Our compensation committee uses industry data to assess the competitiveness of our compensation elements for our NEOs and other executive officers, and they also receive recommendations from Mr. Belardi regarding the compensation arrangements for executive officers other than himself. None of our NEOs participated in the determination of their own compensation.

In 2016, our compensation committee conducted a review of the Company’s executive compensation program, with the assistance of our independent compensation consultant, Willis Towers Watson. Willis Towers Watson provided input on (i) benchmarking analysis in respect of the Company’s executive officers, (ii) peer group compensation, (iii) the competitive market for executive positions and (iv) the Company’s overall incentive design.

In addition to executive compensation consulting services and director consulting services, for which the Company paid $206,069 in the aggregate for 2016, Willis Towers Watson provided other services for which the Company paid $808,984 in the aggregate for 2016. These other services consisted of risk consulting and software services and corporate risk and broking services.

The compensation committee assessed the independence of Willis Towers Watson pursuant to the SEC rules and the NYSE listing standards and concluded that no conflict of interest exists that would prevent Willis Towers Watson from independently advising the compensation committee.

2016 Compensation Elements

Base Salary

Base salaries for our NEOs are determined annually, based on a number of factors, including the size, scope and impact of their role, the market value associated with their role, leadership skills and values, length of service, and individual performance and contributions.

Annual Incentive Awards

As further discussed below in “—2016 Compensation Decisions,” we grant annual cash incentive awards to our NEOs based on the achievement of financial, operational and personal objectives. In general, these objectives are communicated to our NEOs at the beginning of the year, and the compensation committee determines the amount of the awards after the completion of the performance period. In view of the new long-term incentive awards we granted in 2016, which include time-based restricted share units (“RSUs”), time-based stock options and performance-based RSUs, we decreased the amount of the target annual cash incentive awards that our NEOs will receive, including those NEOs who are otherwise entitled to receive specified target incentive awards pursuant to their employment agreements.

Athene Equity and Long-Term Incentive Awards

In general, Athene’s equity and long-term incentive compensation program is designed to recognize scope of responsibilities, reward demonstrated performance and leadership, align the interests of award recipients with those of Athene’s shareholders and retain award recipients. Important factors in determining the amount of grants awarded to each NEO include the size of past grant amounts, individual performance and expected future contributions to Athene.

Prior to 2016, Athene granted restricted Class M common shares to our executive officers and certain other employees in association with and following each of the four rounds of capital raise transactions undertaken since our inception. Class M shares are non-voting incentive compensation shares, convertible into Class A common shares upon vesting and the payment of the conversion price. Grants of such shares were comprised of two tranches, one involving time-based vesting criteria and the other involving performance-based vesting criteria.

In anticipation of our becoming a public company, in 2016, we mostly discontinued our practice of granting restricted Class M shares to our executive officers, the exception being for new hires and special compensation actions, and issued time-based stock options and time-based RSUs to our NEOs and certain other employees. We use grants of stock options to focus our executives on delivering long-term value to shareholders because options have value only to the extent that the price of our stock on the date of exercise exceeds the stock price on the grant date, as well as to retain executives, since the stock options vest ratably over a three-year period provided the recipient is continuously employed during the period. The time-based RSUs align the interests of our executives with shareholders’ interests and also serve to retain executives, as these RSUs also vest ratably over a three-year period provided the recipient is continuously employed during the period.

In addition, in 2016, we initiated the granting of a new long-term incentive award in the form of performance-based RSUs, which will cliff-vest after the 2016-2018 performance period and are payable only if we achieve specified goals based on two equally weighted performance metrics: average annual return on equity and operating income for the three-year period. The threshold, target and maximum levels of these goals are designed to be a stretch goal in comparison to the financial plan. These performance-based RSUs also serve to retain executives, as they require the recipient to be continuously employed during the performance period.

To balance the overall amount of compensation paid to our NEOs, in view of our new long-term incentive program in the form of options, time-based RSUs and performance-based RSUs, we correspondingly reduced the annual incentive awards that our NEOs will receive during the performance period. With the addition of the long-term incentive program, there is an overall shift to deferred compensation.

In September 2016, the compensation committee modified the outstanding Class M-1, M-2, and M-3 share agreements to vest all performance-based Class M-1, M-2 and M-3 shares, given that the vesting of the shares in the near future was probable in view of our IPO. The committee also amended the conversion option for these classes, which previously allowed conversion of vested shares only subsequent to an IPO. Under the modified conversion terms, with certain exceptions individuals were able to elect up to three options for all or any portion of their vested Class M shares, including conversion at a specified date prior to an IPO, on the date of an IPO, or ratably each month for six months after an IPO. The modifications affected 27 individuals, including some of our NEOs. The incremental fair value of the modified awards is reported in the option awards column for each affected NEO in the 2016 Summary Compensation Table. In addition, as a result of the modifications, we recorded an $83 million increase to additional paid-in capital, due to the reclassification from liability awards to equity awards. We also recorded a $42 million charge to stock-based compensation expense and additional paid-in capital for the vesting of these performance-based shares, primarily related to the acceleration of previously unrecognized compensation expense.

Other Compensation Practices

Employment Agreements

We have entered into employment agreements with some of our NEOs, as follows:

Belardi Agreement

As Mr. Belardi also serves as AAM’s Chairman, Chief Executive Officer and Chief Investment Officer, he has separate employment agreements with both the Company and with AAM. Under these agreements, Mr. Belardi is entitled to receive a base salary and is eligible to receive an incentive award each fiscal year during the term of employment. For 2016, AAM and the compensation committee of AHL have consulted with each other to determine Mr. Belardi’s total base salary, incentive award targets and actual incentive awards. Pursuant to an understanding between AHL and AAM, AHL has agreed that AHL is responsible for paying half of his total base salary and half of his total incentive award, and AAM agreed to be responsible for paying the remaining amount. Either party, at its sole discretion, may pay its portion of the incentive award in the form of cash or equity. The target incentive award is 100% of Mr. Belardi’s base salary, but the actual incentive award will be determined by our compensation committee and AAM’s compensation committee, based on three performance objectives: non-alternative investment performance relative to the Barclays US Aggregate Bond Index; aggregate alternative investment net performance relative to the Company’s underwriting target; and corporate performance targets. We report our portion of Mr. Belardi’s total annual salary and incentive award in our 2016 Summary Compensation Table.

Mr. Belardi’s employment agreement with us has a three-year initial term expiring on November 3, 2016 and automatically extends for subsequent one year terms unless one party gives notice of non-renewal prior to expiration of the then current term. Pursuant to his employment agreement, severance is payable to Mr. Belardi in the event of a termination of employment by the Company without cause, by the Company by reason of non-renewal, by Mr. Belardi for good reason, or due to Mr. Belardi’s death or disability. Mr. Belardi is entitled to receive severance payments in an amount equal to the sum of his then-annual base salary and a pro rata incentive award for the year of termination based on the incentive award paid to him in the year preceding his termination. In the event of involuntary termination other than due to death or disability, Mr. Belardi is entitled to receive an additional severance payment equal to the incentive award paid to him in the year preceding the year in which his termination occurs. In the event of involuntary termination other than due to non-renewal by the Company, any outstanding and unvested time-based restricted shares that were scheduled to vest during the one-year period following the termination date will immediately vest, and a portion of each tranche of outstanding and unvested Class M performance-based restricted shares shall remain outstanding and eligible to vest pursuant to their terms for a period of 18 months following the termination date. As a condition to his receipt of the severance payments and benefits described above, Mr. Belardi must timely execute (and not revoke) a general release of claims against the Company and its affiliates. Mr. Belardi’s employment agreement with the Company also contains customary restrictive covenants, including confidentiality and nondisclosure covenants, a covenant not to compete with, or solicit customers of, the Company or AAM for 12 months following termination, and a covenant not to solicit employees of the Company or AAM for 24 months following termination.

Wheeler Agreement

Pursuant to his employment agreement, Mr. Wheeler is entitled to receive a minimum base salary of $1,250,000 and is eligible to receive an annual incentive award each fiscal year he is employed. His employment is at will and may be terminated by him or by the Company at any time by giving two months’ notice. The target incentive award is 200% of Mr. Wheeler’s base salary, but the actual incentive award will be determined by the compensation committee in its sole discretion, based on performance objectives (which may include corporate, financial, strategic, individual or other objectives) established with respect to that particular fiscal year by the compensation committee.

In addition to termination by Mr. Wheeler or the Company at any time by giving two months’ notice, the Company has the right, in its discretion, to terminate the agreement with a payment in lieu of notice. The Company may also terminate the agreement without notice or payment in lieu of notice if Mr. Wheeler is guilty of any gross default or misconduct, or any repeated misconduct after due warning, in connection with the Company or in the event of any serious or repeated breach or non-observance with any of the provisions in the agreement. The employment agreement contains customary restrictive covenants, including confidentiality and nondisclosure covenants and covenants not to solicit customers or employees of the Company or any affiliate of the Company for 12 months following termination.

Klein Agreement

Pursuant to his employment agreement, Mr. Klein is entitled to receive a minimum base salary of $550,000 and is eligible to receive an annual incentive award each fiscal year he is employed. His employment is at will and may be terminated by him or by the Company at any time by giving two months’ notice. The target incentive award is 150% of Mr. Klein’s base salary, but the actual incentive award will be determined by the compensation committee in its sole discretion, based on performance objectives (which may include corporate, financial, strategic, individual or other objectives) established with respect to that particular fiscal year by the compensation committee.

In addition to termination by Mr. Klein or the Company at any time by giving two months’ notice, the Company has the right, in its discretion, to terminate the agreement with a payment in lieu of notice. The Company may also terminate the agreement without notice or payment in lieu of notice if Mr. Klein is guilty of any gross default or misconduct, or any repeated misconduct after due warning, in connection with the Company or in the event of any serious or repeated breach or non-observance with any of the provisions in the agreement. The employment agreement contains customary restrictive covenants, including confidentiality and nondisclosure covenants and covenants not to solicit customers or employees of the Company or any affiliate of the Company for 12 months following termination.

Kvalheim Agreement

Pursuant to his employment agreement, for 2016, Mr. Kvalheim is entitled to receive a minimum base salary of $750,000 and is eligible to receive an incentive award each fiscal year he is employed. The target incentive award is 250% of Mr. Kvalheim’s base salary, but the actual incentive award will be determined by the compensation committee in its sole discretion, based on performance objectives (which may include corporate, financial, strategic, individual or other objectives) established with respect to that particular fiscal year by the compensation committee. The agreement terminates 15 months from the date of the IPO.

Mr. Kvalheim may terminate the agreement at any time by giving 90 days’ notice; provided, however, that if he elects to terminate the agreement for “good reason,” as defined in the 2014 Share Incentive Plan, but including if there are material adverse changes to his incentive award agreements that do not generally and similarly apply to other senior employees, then he must so notify the Company within 45 days of the occurrence of the events constituting good reason, and the Company has 60 days to cure such events after receipt of such written notice. The Company may terminate the agreement at any time for “cause” or in the event of “disability,” as such terms are defined in the 2014 Share Incentive Plan. If the Company terminates Mr. Kvalheim’s employment without cause, then the Company will pay him a pro rata portion of his target annual incentive award in effect for the year in which the termination occurs.

Stock Ownership Guidelines

We require management at the Senior Vice President level and above, including our Chief Executive Officer, to own significant amounts of our Class A common shares. The amount of Class A common shares that must be held will be set at a multiple of the individual’s base salary. Covered executives will have five years to satisfy our share ownership requirement.

Position	Multiple
Chief Executive Officer/President	6X
Executive Vice President	3X
Senior Vice President	2X

Purchased and restricted Class A common shares, vested Class A restricted stock units, vested Class M common shares and vested stock options will count toward this requirement. Covered executives must retain at least 75% of all Athene equity holdings until they meet their respective stock ownership requirements.

Anti-Hedging and Anti-Pledging Policies

Covered executives, including all of our executive officers, are not permitted to engage in any transactions that are designed to offset a decrease in the market value of our Class A common shares. In addition, covered executives may not pledge their equity holdings in AHL as collateral if they are counting those holdings towards their respective stock ownership requirements.

Review of Compensation Policies and Practices Related to Risk Management

Effective risk management is central to our success, and compensation is carefully designed to be consistent with our risk management framework and controls. If the Company’s performance is obtained in a manner inconsistent with this framework or these controls, then the compensation committee has the discretion, with input from the risk committee, if necessary, to decrease or not award any bonuses to our NEOs and other executive officers. In addition, the performance objectives for our Chief Risk Officer and the other employees in our risk management function are based on the effectiveness of our risk management policies and procedures. We do not believe that our compensation policies and practices are reasonably likely to have a material adverse effect on the Company.

2016 Compensation Decisions

Our NEOs’ annual incentive awards in 2016 were based on a combination of five overall corporate financial and operational goals, which comprise 75% of the award, as well as individual performance goals, which comprise 25% of the award (other than for the CEO). The targets were designed to be reasonably achievable, and did not reflect unrealistic stretch targets that may encourage excessive risk-taking, but required the coordinated, cross-functional focus and effort of the executive officers. The payout opportunity for incentive awards ranged from 0% to 200% of each participant’s target award opportunity. The corporate performance measurements, their respective weightings, 2016 performance and achievement with respect to these measurements, and payout level were as follows:

Objectives	Weight	Measurement	Target	2016 Performance/ Achievement	Payout Level
Overall profitability	40%	Operating income, net of tax(1)	$565M	$561M	98%
Expense management	15%	Expense targets	—	Exceeded	103%
Organic growth	15%	Combined sales(2)	$5.1B	$8.8B	150%
New business profitability	15%	Underwritten net spread	—	Exceeded	112%
Public company readiness	15%	Meet 45-day close process	—	Yes	100%

(1)	Operating income, net of tax, as adjusted to include net realized losses on investment asset sales and impairments and excludes alternative asset performance and corresponding expense amortization.
(2)	Combined sales includes retail IMO, retail financial institution, funding agreements and flow reinsurance.

Based on the Company’s 2016 performance with respect to these five objectives, the payout level was 109% of the corporate target opportunity. Total amounts of awards were also based on the assessment of individual performance factors, as discussed below.

Mr. Belardi. In addition to the five objectives above, which collectively comprised 50% of his award, Mr. Belardi’s annual incentive plan award in 2016 was based on two additional performance objectives: the first objective, weighted at 25%, compared the Company’s non-alternative investment performance to the Barclays US Aggregate Bond Index over a three-year period. The second objective, also weighted at 25%, compared the Company’s alternative investment net performance relative to the Company’s underwriting target of 10-15% over a three-year period.

For the objective based on the Company’s non-alternative investment performance, the committee compared the Company’s results of 4.42% for the three-year period ended December 31, 2016 (as calculated by AAM, based on information provided by the company, and reviewed by the compensation committee) to 3.25% for the Barclays US Aggregate Bond Index for the same period and determined to pay out 100% of the award for this objective. For the objective based on the Company’s alternative investment performance, the committee compared the Company’s results of 8.08% for the three-year period ended December 31, 2016 (as calculated by AAM, based on information provided by the company, and reviewed by the compensation committee) to its 10-15% underwriting target and determined to pay out 0% of the award for this objective.

Mr. Wheeler. The compensation committee recognized Mr. Wheeler for reorganizing and strengthening the Company’s reinsurance capabilities; supporting the Company’s M&A efforts, including enhancing the rigor of deal analytics, facilitating the Company’s entry into the U.S. pension closeout and structured settlement markets; improving the effectiveness and cohesion of senior management; and enhancing risk management.

Mr. Kvalheim. The compensation committee recognized Mr. Kvalheim for leading and supporting a high performing management team in Iowa; exceeding an ambitious organic growth target while also exceeding target return targets; maintaining cost controls; driving a strong control environment and risk aware culture with clear accountability; providing appropriate “tone at the top” on work ethic and personal integrity and fostering employee engagement.

Mr. Klein. The compensation committee recognized Mr. Klein for his leadership in executing and completing the IPO; supporting growth initiatives, including exploring new markets; enhancing the Company’s financial close process and driving a strong control environment and risk-aware culture with clear governance and accountability.

Mr. Gillis. The compensation committee recognized Mr. Gillis for significantly strengthening the Athene Life Re team; maintaining a strong relationship with the Bermuda Monetary Authority; matching market opportunities; significantly enhancing reinsurance flows; and managing third-party reinsurance relationships to assure timely financial closes.

2016 Summary Compensation

The following table contains 2016 compensation information for our NEOs.

2016 Summary Compensation Table

Name and Position	Year	Salary		Stock Awards(1)		Option Awards(2)	Non-Equity Incentive Plan Compensation	All Other Compensation(3)	Total	Total As Adjusted to Exclude IPO- Related Awards(4)
James R. Belardi	2016	$900,000	(5)	$2,216,047	(6)	$5,355,807	$—	$—	$8,471,854	$3,866,047
Chairman, Chief Executive Officer and Chief Investment Officer	2015	$875,000		$612,500		$—	$—	$13,250	$1,500,750

William J. Wheeler	2016	$1,250,000		$750,023		$375,003	$1,575,000	$102,240	$4,052,266	$4,052,266
President	2015	$326,708		$135,445		$12,741,667	$466,439	$479,873	$14,150,132

Grant Kvalheim	2016	$750,000		$425,054		$5,916,839	$1,420,250	$135,472	$8,647,615	$2,943,279
Executive Vice President—Athene, and Chief Executive Officer and President—Athene USA	2015	$650,000		$363,125		$—	$839,375	$129,930	$1,982,430

Martin P. Klein	2016	$550,000		$375,012		$187,504	$1,000,000	$111,286	$2,223,802	$2,223,802
Executive Vice President and Chief Financial Officer	2015	$80,208		$—		$1,325,133	$—	$97,548	$1,502,889

Frank (“Chip”) L. Gillis	2016	$550,000		$300,050		$3,316,661	$704,462	$190,000	$5,061,173	$1,894,513
Executive Vice President—Athene and Chief Executive Officer—ALRe

(1)	This column includes the grant date fair value of the performance-based and time-based RSUs granted to our NEOs in 2016, which has been calculated by multiplying the number of RSUs by the closing share price on the date of grant. For the performance-based RSUs, we have reported the grant date fair value assuming the probable outcome of satisfying the performance conditions, which is 50%. Assuming the highest level of performance conditions will be achieved, the grant date fair value of these awards would be as follows: $2,250,036; $1,125,035; $637,547; $562,518; and $450,041, for Messrs. Belardi, Wheeler, Kvalheim, Klein and Gillis, respectively.
(2)	This column represents the aggregate grant date fair value of stock options granted in 2016 as well as the incremental grant date fair value of the modification in 2016 of outstanding Class M-1, M-2, and M-3 share agreements to vest all performance-based Class M-1, M-2 and M-3 shares before the IPO and to amend the conversion option for these classes. With respect to the incremental grant date fair value of these modifications, such amounts were $4,605,807, $941,474 and $1,120,659, respectively, for Messrs. Belardi, Kvalheim and Gillis, respectively. For more information about the terms of these modifications, see “—Athene Equity and Long-Term Incentive Awards.” With respect to the stock options, Athene measures the fair value of each stock option grant at the date of grant using a Black-Scholes option pricing model. The grant-date fair value of options granted in 2016 was $5.83, based on the following assumptions: risk-free interest rate of 1.0%; dividend yield of —%; expected volatility of 25.0%; and expected lives of 2.63 years.
(3)	For 2016, these amounts include the Company’s 401(k) matching payment of $13,250 for Messrs. Wheeler, Kvalheim and Klein, and $10,000 for Mr. Gillis; housing allowances of $30,250 (which includes a tax gross-up) and $46,595 for Messrs. Kvalheim and Klein for their residences in Iowa and $180,000 (which includes a tax gross-up) for Mr. Gillis for his residence in Bermuda; and taxable amounts of $88,990, $91,972 and $51,441 (which amounts include tax gross-ups) for Messrs. Wheeler, Kvalheim and Klein, respectively, for travel expenses from their principal residences to the Company’s office in Iowa.
(4)	The IPO-related awards are (1) the incremental grant date fair value of the modifications to the performance-based Class M-1, M-2 and M-3 shares for Messrs. Belardi, Kvalheim and Gillis; and (2) the one-time Class M-4 Prime common share grants to Messrs. Kvalheim and Gillis.
(5)	Pursuant to an understanding between the Company and AAM, the Company and AAM have each agreed to pay 50% of Mr. Belardi’s total annual salary and incentive plan award. The amounts reported for each period reflect only those amounts for which the Company is responsible. The Company’s portion of Mr. Belardi’s incentive plan award was paid in the form of restricted Class A common shares.
(6)	Mr. Belardi received his annual incentive award of $716,000 for 2016 in the form of restricted Class A common shares that vest ratably over a two-year period, which is included in the Stock Awards column.

2016 Grants of Athene Plan-Based Awards

The following table provides information about awards granted to the NEOs in 2016: (1) the grant date; (2) the threshold, target and maximum estimated future payouts under annual incentive plan awards; (3) the number of stock options, RSUs and Class M-4 common shares granted to the NEOs under the Athene 2014 Share Incentive Plan; (4) the exercise price of the stock options and the conversion price of the Class M-4 common shares; and (5) the grant date fair value of the share and option awards, computed in accordance with applicable SEC rules.

2016 Grants of Athene Plan-Based Awards Table

Name of Executive	Grant Date	Estimated Future Payouts Under Annual Incentive Plan Awards(1)			Estimated Future Payouts Under Incentive Plan Awards: Number of LTI Performance RSUs(2) (number of units)			Number of Class A Common Shares and Number of LTI Time RSUs(3)		All Other Option Awards: LTI Options and Class M-4 Common Shares(4)		Exercise Price of LTI Options	Grant Date Fair Value of Share and Option Awards(5)
		Threshold	Target	Maximum	Threshold	Target	Maximum
James R. Belardi	2/19/16							21,674	(6)				$612,507
	4/19/16	$450,000	$900,000	$1,350,000
	6/6/16				22,092	44,183	66,275	22,092		128,645		$33.95	$2,250,047
	9/30/16									1,037,782	(7)		$3,361,982
	9/30/16									420,505	(8)		$258,750
	9/30/16									500,000	(9)		$985,074

William J. Wheeler	2/19/16							4,793	(6)				$135,450
	4/19/16	$787,500	$1,575,000	$2,362,500
	6/6/16				11,046	22,092	33,138	11,046		64,323		$33.95	$1,125,026

Grant Kvalheim	2/19/16							12,850	(6)				$363,141
	4/19/16	$650,000	$1,300,000	$1,950,000
	5/23/16									440,000	(10)	$34.23	$5,126,003
	6/6/16				6,260	12,519	18,779	6,260		36,450		$33.95	$637,558
	9/30/16									235,483	(8)		$144,900
	9/30/16									220,000	(9)		$433,433

Martin P. Klein	4/19/16	$412,500	$825,000	$1,237,500
	6/6/16				5,523	11,046	16,569	5,523		32,162		$33.95	$562,516

Frank (“Chip”) L. Gillis	2/19/16							4,422	(6)				$124,966
	4/19/16	$349,250	$698,500	$1,047,750
	6/6/16				4,419	8,837	13,256	4,419		25,729		$33.95	$450,050
	6/7/16									200,000	(10)	$33.95	$2,046,002
	9/30/16									345,927	(7)		$1,120,659

(1)	Our NEOs’ annual incentive awards in 2016 were based on a combination of five overall corporate financial and operational goals, which comprise 75% of the award, as well as individual performance goals, which comprise 25% of the award (other than for the CEO). The corporate performance component of the awards has a payout range between 50% and 150% of the target amount assuming the threshold has been met. The overall payout, including the personal performance component of the award, may not exceed 200% of the target amount.
(2)	The performance-based RSUs cliff-vest after a three-year period provided the recipient is continuously employed during the period and are payable only if Athene achieves specified goals based on two equally weighted performance metrics: average annual return on equity and operating income for the three-year period.
(3)	The time-based RSUs vest ratably over three years provided the recipient is continuously employed during the period
(4)	The stock options vest ratably over a three-year period provided the recipient is continuously employed during the period.
(5)	For valuation methodology, see notes 1 and 2 to the 2016 Summary Compensation Table.
(6)	Represents part or all of the 2015 Annual Incentive Award, which the compensation committee determined to pay out in the form of restricted Class A common shares and were actually granted in 2016.

(7)	Represents the accelerated vesting of outstanding restricted performance-based Class M-1 common shares.
(8)	Represents the accelerated vesting of outstanding restricted performance-based Class M-2 common shares.
(9)	Represents the accelerated vesting of outstanding restricted performance-based Class M-3 common shares.
(10)	Represents a special grant of Class M-4 Prime common shares, which have terms similar to those granted to Messrs. Wheeler and Klein when they joined the Company in 2015. Specifically, two-thirds of these Class M-4 Prime common shares are performance-based, with the remaining one-third Class M-4 Prime common shares being time-based. The Class M-4 Prime time-based shares will vest ratably in equal installments on the first, second, third, fourth and fifth anniversaries of the grant date. One-half of the Class M-4 Prime performance-based shares will vest when Class A common shares have attained a per share volume weighted average closing trading price of $50 or more during any 120-day period, or upon a sale or change in control in which Class A common shares are valued at $50 or more; and the other half will vest when Class A common shares have attained a per share volume weighted average closing trading price of $70 or more during any 120-day period, or upon a sale or change in control in which Class A common shares are valued at $70 or more. Any unvested Class M-4 Prime performance-based shares that have not vested within ten years from the date of grant will be forfeited to the Company.

2016 Outstanding Athene Equity Awards at Fiscal Year-End

The following table provides information on the holdings of Athene equity awards by the NEOs (as of December 31, 2016). This table includes vested Class M common shares, which are the economic equivalent of vested, unexercised options; unvested Class A common shares; and unvested Class M time-based and performance-based common shares with vesting conditions that were not satisfied as of December 31, 2016. Each equity grant is shown separately for each NEO. The vesting schedule for each outstanding award is shown following this table.

2016 Outstanding Equity Awards at Fiscal Year-End Table

	Option Awards					Stock Awards
Name of Executive	Option Class	Number of Securities Underlying Unexercised Options (Exercisable)	Number of Securities Underlying Unexercised Options (Unexercisable)	Option Conversion Price	Option Expiration Date(1)	Stock Class		Number of Shares of Stock and Units that Have Not Vested		Market Value of Shares or Units of Stock That Have Not Vested(2)	Number of Unearned Units of Stock that Have Not Vested	Market Value of Unearned Units of Stock that Have Not Vested
James R. Belardi	M-1	2,346,155		$10.00	—
	M-2	841,011		$10.78	—
	M-3	900,000	100,000	$13.46	—
						A		21,953		$1,053,527
						A		9,019	(3)	$432,822
	Options		128,645	$33.95	6/6/2026
						RSU	(4)	22,092		$1,060,195
						RSU	(5)				44,183	$2,120,342

William J. Wheeler	M-4 Prime	166,667	2,333,333	$27.83	10/1/2025
						A		3,195		$153,328
	Options		64,323	$33.95	6/6/2026
						RSU	(4)	11,046		$530,098
						RSU	(5)				22,092	$1,060,195

Grant Kvalheim	M-3		44,000	$13.46	—
	M-4 Prime		440,000	$34.23	2/15/2026
						A		38,432		$1,844,350
						A		8,567		$411,130
	Options		36,450	$33.95	6/6/2026
						RSU	(4)	6,260		$300,417
						RSU	(5)				12,519	$600,787

Martin P. Klein	M-4 Prime	11,596	242,667	$27.83	11/15/2025
	Options		32,162	$33.95	6/6/2026
						RSU	(4)	5,523		$265,049
						RSU	(5)				11,046	$530,098

Frank (“Chip”) L. Gillis	M-1	1,042,735		$10.00	—
	M-4	2,384	6,898	$26.00	—
	M-4 Prime		200,000	$33.95	5/15/2026
						A		3,151		$151,223
						A		2,211		$106,106
	Options		25,729	$33.95	6/6/2026
						RSU	(4)	4,419		$212,068
						RSU	(5)				8,837	$424,088

(1)	This column reports the expiration date for Class M common shares and stock options. Once vested, Class M common shares may remain outstanding, provided that Class M-1 common shares held by Mr. Gillis will automatically convert into Class A common shares on July 15, 2019 if such shares are not previously converted prior to such date. Class M-4 prime shares that are not executed by the tenth anniversary of the grant date will be forfeited to the Company. Class M time-based common shares vest ratably over a five-year period.
(2)	As of December 31, 2016, the fair market value of a Class A common share was $47.99.
(3)	All unvested shares of Class A common shares for Mr. Belardi have been transferred to a trust, other than for value, for estate planning purposes.
(4)	This row shows the number of time-based RSUs, which vest ratably over a three-year period.
(5)	This row shows the number of performance-based RSUs, which cliff-vest after a three-year period, assuming performance conditions have been met.

Outstanding Equity Awards Vesting Schedule

The following schedule is for the restricted Class A common shares and the Class M time-based common shares. The Class M performance-based common shares will vest only when the performance hurdles have been satisfied.

Name of Executive	Class of Security	Share Award Grant Date	Vesting Schedule for Time—Based Shares
James R. Belardi	M-3	4/28/14	Pro rata over 5 years(1)
	A	4/29/15	Pro rata over 3 years(2)
	A	2/19/16	Pro rata over 3 years(2)
	Time-Based RSUs	6/6/16	Pro rata over 3 years(3)
	Options	6/6/16	Pro rata over 3 years(3)

William J. Wheeler	M-4 Prime	10/1/15	Pro rata over 5 years(4)
	A	2/19/16	Pro rata over 3 years(2)
	Time-Based RSUs	6/6/16	Pro rata over 3 years(3)
	Options	6/6/16	Pro rata over 3 years(3)

Grant Kvalheim	M-3	4/28/14	Pro rata over 5 years(1)
	M-4 Prime	5/23/16	Pro rata over 5 years(5)
	A	4/29/15	Pro rata over 3 years(2)
	A	2/19/16	Pro rata over 3 years(2)
	Time-Based RSUs	6/6/16	Pro rata over 3 years(3)
	Options	6/6/16	Pro rata over 3 years(3)

Martin P. Klein	M-4 Prime	11/9/15	Pro rata over 5 years(6)
	Time-Based RSUs	6/6/16	Pro rata over 3 years(3)
	Options	6/6/16	Pro rata over 3 years(3)

Frank (“Chip”) L. Gillis	M-4	2/23/15	Pro rata over 5 years(7)
	M-4 Prime	6/7/16	Pro rata over 5 years(8)
	A	4/28/15	Pro rata over 3 years(2)
	A	2/19/16	Pro rata over 3 years(2)
	Time-Based RSUs	6/6/16	Pro rata over 3 years(3)
	Options	6/6/16	Pro rata over 3 years(3)

(1)	Vesting schedule start date is 10/30/12.
(2)	Vesting schedule start date is 1/1/15.
(3)	Vesting schedule start date is 1/1/16.
(4)	Vesting schedule start date is 10/1/15.
(5)	Vesting schedule start date is 2/15/16.
(6)	Vesting schedule start date is 11/15/15.
(7)	Vesting schedule start date is 4/4/14.
(8)	Vesting schedule start date is 5/15/16.

2016 Athene Stock Vested Table

The following table provides information for the NEOs on the number of Class A common shares acquired upon vesting in 2016 and the value realized at such time.

2016 Athene Stock Vested Table

	Option Awards			Stock Awards
Name	Number of Shares Acquired on Conversion (#)		Value Realized on Conversion ($)	Number of Class A Common Shares Acquired on Vesting (#)		Value Realized on Vesting ($)
James R. Belardi	—		—	15,256	(2)	$496,661
William J. Wheeler	—		—	1,598	(3)	$45,159
Grant Kvalheim	589,442	(1)	$22,104,075	23,499	(2)	$778,801
Martin P. Klein	—		—	—		—
Frank (“Chip”) L. Gillis	—		—	3,050	(2)	$95,602

(1)	Class M common shares were converted into Class A common shares on 10/10/16, and the fair market value of a Class A common share on such date was $37.50.
(2)	Comprised of two tranches of restricted Class A common shares granted as part of annual incentive awards: shares from the 2014 award vested on 1/1/16, which had a market value of $34.23 per share; and shares from the 2015 award vested on 2/19/16, which had a market value of $28.26 per share.
(3)	Comprised of shares from the 2015 award only.

2016 Potential Payments Upon Termination or Change-in-Control at Fiscal Year-End

The information below describes and quantifies certain compensation that would have become payable under existing plans and arrangements if the NEO’s employment had terminated on December 31, 2016. These benefits are in addition to benefits available generally to salaried employees, such as distributions under our 401(k) Plan, disability benefits and accrued vacation pay. Due to the number of factors that affect the nature and amount of any benefits provided upon the events discussed below, any amounts actually paid or distributed may be different. Factors that could affect these amounts include the time during the year of any such event and the executive’s age.

Athene Equity Awards

Time-based restricted shares issued under the 2009, 2012, 2014 and 2016 Share Incentive Plans will vest in full upon a sale of the Company or a change-in-control that occurs either prior to a participant’s termination of service and, in the case of time-based restricted Class M common shares, within six months following a participant’s termination of service without cause, by the participant for good reason or due to death or disability. Separate and apart from a sale or change-in-control, following a participant’s termination of service without cause, by the participant for good reason or due to death or disability, the Class M performance-based restricted shares that are outstanding and unvested shall remain outstanding and eligible to vest pursuant to their terms for a period of 18 months. If such performance-based restricted shares fail to vest during this 18-month period, they will be forfeited.

Pursuant to Mr. Belardi’s employment agreement, in the event of involuntary termination of service other than due to non-renewal by the Company, all outstanding restricted shares that are held by Mr. Belardi that are subject to time-vesting and scheduled to vest during the one-year period following his termination shall immediately vest, and a portion of each tranche of outstanding and unvested performance-vested restricted shares, depending on when they were granted, shall remain outstanding and eligible to vest pursuant to their terms for a period of 18 months following the termination date.

The following table provides the intrinsic value (that is, the value based upon the fair market value of our share price as of December 31, 2016 which was $47.99, less the conversion price of the award) of equity awards that would vest if there was a sale of the Company or change-of-control as of December 31, 2016 (which includes if the NEO was terminated without cause as of December 31, 2016 and there was a sale of the Company or a change-of-control within six months thereafter) or if there was a termination without cause as of December 31, 2016.

2016 Potential Equity Benefits upon Change in Control and Termination Table(1)

	Upon Change in Control				Upon Termination without Cause
Name	Time-Based Restricted Shares	Time-Based RSUs	Performance- Based RSUs	Stock Options	Performance- Based Restricted Shares
James R. Belardi	$4,196,224	$1,060,195	$2,120,342	$1,806,176	$—
William J. Wheeler	$13,641,894	$530,098	$1,060,195	$903,095	$11,200,000
Grant Kvalheim	$4,879,244	$300,417	$600,787	$511,758	$1,345,425
Martin P. Klein	$1,397,760	$265,049	$530,098	$451,554	$1,164,800
Frank (“Chip”) L. Gillis	$1,289,763	$212,068	$424,088	$361,235	$340,570

(1)	As noted above, Class M performance-based restricted shares that are outstanding and unvested shall remain outstanding and eligible to vest pursuant to their terms for a period of 18 months. For purposes of this table only, the amounts reported in this column assume that one-third of each class of NEO’s Class M performance-based restricted shares that are eligible to vest do, in fact, vest over the 18 months following December 31, 2016.

Severance Benefits

Our NEOs would be eligible for benefits under the Athene USA Corporation Severance Pay Plan, which covers our U.S. full-time employees, if they are involuntarily terminated without cause, and provided they release Athene from any and all claims and, in some instances, agree to non-compete/non-solicit covenants. In general, eligible employees receive two weeks of their annual base salary for each completed year of service. The minimum benefits payable under this plan are four weeks of annual base salary; and the maximum benefits payable under this plan are 26 weeks of annual base salary. In the event that an NEO is notified by us that he or she is required to comply with a post-separation non-compete covenant for a period longer than the number of weeks of annual base salary to which the NEO is entitled based on his or her years of service, then the amount of the NEO’s severance benefit will be increased to an amount equal to annual base salary for the same number of weeks as the duration of the non-compete covenant. However, except for Mr. Belardi, in accordance with his employment agreement, in no event will an NEO receive more than two times his or her annual base salary received during the year immediately preceding the year of termination. In its sole discretion, the Company may determine to pay a pro-rated bonus to the involuntarily terminated employee, as approved by the compensation committee.

Our employees based in Bermuda are eligible for benefits under the Athene Bermuda Severance Pay Plan, which are substantially similar to the benefits provided by the Athene USA Corporation Severance Pay Plan.

2016 Potential Pay Upon Termination Table

Name of Executive	Termination Scenario(1)	Athene Severance Pay
James R. Belardi(2)	Voluntary Separation	—
	Involuntary Separation	$2,571,249	(3)
	Termination For Cause	—

William J. Wheeler	Voluntary Separation	—
	Involuntary Separation	$1,250,000
	Termination For Cause	—

Grant Kvalheim	Voluntary Separation	—
	Involuntary Separation	$750,000
	Termination For Cause	—

Martin P. Klein	Voluntary Separation	—
	Involuntary Separation	$550,000
	Termination For Cause	—

Frank (“Chip”) L. Gillis	Voluntary Separation	—
	Involuntary Separation	$550,000
	Termination For Cause	—

(1)	For NEOs other than Mr. Belardi, voluntary separation triggers a severance payment only if the Company decides to enforce any non-compete provision, in which case severance would be paid for the time period concurrent with the period of the effectiveness of the non-compete provision. Involuntary separation provides for severance to coincide with a 12-month non-compete clause. Severance is not payable where an employee is terminated for cause.
(2)	Pursuant to his employment agreement, severance is payable to Mr. Belardi in the event of a termination of employment by the Company without cause, by the Company by reason of non-renewal, by Mr. Belardi for good reason, or due to Mr. Belardi’s death or disability. Mr. Belardi is entitled to receive severance payments in an amount equal to the sum of his then-annual base salary and a pro rata bonus for the year of termination based on the bonus paid to him in the year preceding his termination. In the event of an involuntary termination other than due to death or disability, Mr. Belardi is entitled to receive an additional bonus equal to the bonus paid to him in the year preceding the year in which his termination occurs.
(3)	This amount represents the Company’s portion of the severance payable to Mr. Belardi in the event of a termination of employment by the Company without cause, by the Company by reason of non-renewal, by Mr. Belardi for good reason, or due to Mr. Belardi’s death or disability. Mr. Belardi is eligible to receive a separate involuntary severance payment from AAM.

Director Compensation

Neither Mr. Belardi nor our Apollo directors, other than Dr. Puffer who is not an employee of Apollo but acts as a consultant to Apollo and its affiliates, receive any additional compensation for serving as directors. In 2016, each of our other directors received annual compensation of $140,000, of which 50% was paid in cash and 50% was paid in restricted Class A common shares that vest ratably over a three-year period. In light of the workload and broad responsibilities of their positions, the independent chairs of board committees received an additional $25,000 in annual compensation, payable 50% in cash and 50% in restricted Class A common shares. Independent members of the board committees, other than the chairs, received an additional $10,000 in annual compensation, also payable 50% in cash and 50% in restricted Class A common shares. Directors eligible to receive compensation also received $2,500 for each board meeting attended. In addition, Ms. Taitz served as a director on the boards of several of our subsidiaries, for which she received separate compensation. Dr. Puffer served on the supervisory board of one of our German subsidiaries, for which he received separate compensation.

In December 2016, we made a one-time grant of 15,000 restricted Class A common shares to each of our independent directors and to Dr. Puffer to align their interests with our shareholders. These grants vest ratably over a three-year period and will vest immediately upon a change in control.

In 2016 and 2017, we conducted a review of the Company’s director compensation program, with the assistance of our independent compensation consultant, Willis Towers Watson. Based on this review, which included a comparison of our program with that of our peers’, we have made the following changes effective in 2017: annual compensation of $240,000, of which $105,000 will be paid in cash, and $135,000 will be paid in restricted Class A common shares that vest after a one-year period. There will be no fees paid for attending board or committee meetings. In addition, in recognition of the workload and responsibilities of their positions, the lead director will receive an additional $35,000 in annual compensation, payable 50% in cash and 50% in restricted Class A common shares that vest after a one-year period; the audit committee chair will receive an additional $30,000 in annual cash compensation; the compensation committee chair and risk committee chair will each receive an additional $20,000 in annual cash compensation; and the nominating and corporate governance chair will receive an additional $15,000 in annual cash compensation. Audit committee members will receive an additional $15,000 in annual cash compensation, and other committee members will continue to receive an additional $10,000 in annual compensation for service on a board committee, but payable in cash.

The table below indicates the elements and total value of cash compensation and of equity awards granted to each eligible director for services performed in 2016.

2016 Director Summary Compensation Table

Name	Fees Earned or Paid in Cash	Share Awards	All Other Compensation		Total
Marc Beilinson	$88,750	$646,288	$—		$735,038
Robert Borden	$87,500	$642,585	$—		$730,085
Brian Leach(1)	$29,891	$592,422	$—		$622,313
H. Carl McCall(2)	$33,804	$593,829	$—		$627,633
Manfred Puffer	$90,000	$645,046	$26,290	(3)	$761,336
Lawrence J. Ruisi	$95,000	$650,050	$—		$745,050
Hope Taitz	$103,750	$658,793	$25,000	(3)	$787,543
Arthur Wrubel(4)	$33,804	$593,829	$—		$627,633

(1)	Brian Leach has been appointed to our board of directors, subject to being elected by our shareholders at the 2017 Annual General Meeting.
(2)	H. Carl McCall has been appointed to our board of directors, subject to being elected by our shareholders at the 2017 Annual General Meeting.
(3)	Amounts received for serving as a director of a subsidiary/subsidiaries of Athene.
(4)	Arthur Wrubel has been appointed to our board of directors, subject to being elected by our shareholders at the 2017 Annual General Meeting.

Share Incentive Plans

This summary of the Share Incentive Plans is qualified in its entirety by the actual Share Incentive Plans, which are filed as exhibits to the registration statement on Form S-1 filed by the Company on October 25, 2016.

Introduction

We adopted Share Incentive Plans in 2009, 2012, 2014 and 2016. The 2009 and 2012 Share Incentive Plans were amended and restated in 2014.

Purpose

The purpose of each Share Incentive Plan is to further the growth and success of the Company and its subsidiaries by enabling directors and employees of, or consultants to, the Company, its subsidiaries and AAM to acquire our common shares, thereby increasing their personal interest in such growth and success, and to provide a means of rewarding outstanding performance by such persons to the growth and success of the Company and its subsidiaries.

Administration

Each Share Incentive Plan is currently administered by the compensation committee. Under the terms of each Share Incentive Plan, the plan may be administered by our board of directors or, if the board so chooses, by the compensation committee or such other committee of our board of directors as the board of directors may from time to time designate (the “Committee”). Among other things, the Committee will have the authority to determine eligibility and the particular persons or classes of persons who will receive awards; grant awards to eligible persons or eligible classes of persons, determine the price and number of securities to be offered or awarded to any of such persons, determine the other specific terms and conditions of awards consistent with the express limits of each plan, establish the installments (if any) in which such awards will become exercisable or will vest and the respective consequences thereof; construe and interpret the provisions of each plan and any award agreement; accelerate or extend the exercisability or extend the term of any or all outstanding awards; and make all other determinations and take such other action as contemplated by each plan or as may be necessary or advisable for the administration of each plan and the effectuation of its purposes.

Eligibility

Directors and employees of, and consultants to, the Company, its subsidiaries and AAM are eligible to participate in the Share Incentive Plans.

Shares Subject to Each Share Incentive Plan

7,109,560 Class M-1 common shares of the Company were reserved for issuance under the 2009 Share Incentive Plan. 3,356,126 Class M-2 common shares of the Company were reserved for issuance under the 2012 Share Incentive Plan. In addition, an aggregate of (i) 7,500,000 Class M-3 common shares of the Company, (ii) 7,500,000 Class M-4 common shares of the Company, (iii) any Class M-1 common shares previously authorized for awards but not issued under the 2009 Share Incentive Plan, (iv) any Class M-2 common shares previously authorized for awards but not issued under the 2012 Share Incentive Plan, and (v) 8,000,000 Class A common shares are reserved for awards under the 2014 Share Incentive Plan. 3,500,000 Class A common shares are reserved for issuance under the 2016 Share Incentive Plan. In the event of certain extraordinary corporate transactions or events affecting us, the compensation committee or our board of directors shall make such substitutions or adjustments as it deems appropriate and equitable to (i) the aggregate number and kind of shares or other securities reserved for issuance and delivery under the applicable plan, (ii) the number and kind of shares or other securities subject to outstanding awards and (iii) the exercise price and or purchase price of awards. In the case of corporate transactions such as a merger or consolidation, such adjustments may include the cancellation of outstanding awards in exchange for cash or other property or the substitution of other property for the shares subject to outstanding awards.

Types of Awards

Awards granted under the Share Incentive Plans may be nonqualified share options, rights to purchase shares, restricted shares, restricted share units and other awards settleable in, or based upon, common shares. In addition, awards granted under the 2016 Share Incentive Plan may include incentive stock options and performance awards settleable in cash.

Share Options

Share options granted under the Share Incentive Plans other than the 2016 Share Incentive Plan will be nonqualified options. Share options granted under the 2016 Share Incentive Plan may be either nonqualified options or incentive share options. Each grant of share options will be evidenced by an award agreement that specifies the exercise price, the duration of the award, the number of shares to which the award pertains and such additional limitations, terms and conditions as the Committee may determine. The exercise price of share options will be determined by the Committee, but may not be less than 100% of the fair market value of the share underlying the share options on the date of grant. Award holders generally may pay the exercise price in cash or, if approved by the Committee, in common shares (valued at fair market value on the date of exercise) or a combination thereof, or by “cashless exercise” through a broker or by withholding shares otherwise receivable on exercise. The term of share options will be determined by the Committee. The Committee will determine the vesting and exercise schedule of share options and the extent to which the share options will be exercisable after the award holder’s services with us terminate.

Restricted Shares

Restricted common shares may be granted under the Share Incentive Plans with such restrictions as the Committee may designate. The Committee may provide at the time of grant that the vesting of restricted shares will be contingent upon the achievement of applicable performance goals and/or continued service. The terms and conditions of restricted share awards (including any applicable performance goals) do not need to be the same with respect to each participant. During the restriction period, the Committee may require that the share certificates evidencing restricted shares be held by us. Except for these restrictions and any others imposed by the Committee, the recipient will have rights of a shareholder with respect to the relevant class of restricted shares granted under the Share Incentive Plans, including the right, if any, to vote the restricted shares upon the vesting of such restricted shares; however, whether and to what extent the recipient will be entitled to receive cash or share dividends paid or made with respect to the shares or to convert such shares into Class A common shares will be set forth in the particular participant’s award agreement. The restricted shares currently outstanding under the Share Incentive Plans were granted in both time-based vesting and performance-based vesting tranches. For a description of our classes of common shares, see “DESCRIPTION OF SHARE CAPITAL” in the prospectus filed on December 8, 2016 in connection with the initial public offering of the Company’s Class A common shares.

Under certain of our award agreements, following the initial public offering, with respect to those shares whose Lock-Up End Dates have not occurred, within 270 days following the termination of service of a participant (or, with respect to any restricted shares that vest following a participant’s termination of service, 270 days following the vesting date of such restricted shares), the Company has the right (but not the obligation) to repurchase all or any portion of the vested shares held by such participant on the date of such termination. Under certain of our award agreements, the Company also has the right (but not the obligation) to repurchase all or any portion of the fully paid award shares (as defined in the plans) held by such participant on the date of such termination. Assuming the termination is not for cause, the repurchase price for Class A common shares will be equal to the volume weighted average closing trading price of a Class A common share during the 60-day trading period preceding the date of notice of repurchase, and the purchase price of vested shares that have not yet been converted to Class A common shares will be the same, minus their conversion price.

Restricted Share Units

The Committee may grant restricted share units payable in cash or our common shares, conditioned upon continued service and/or the attainment of performance goals determined by the Committee. The terms and conditions of restricted share unit awards granted under the Share Incentive Plans (including any applicable performance goals) do not need to be the same with respect to each participant.

Rights to Purchase Shares and Other Share-Based Awards

The Committee may grant rights to purchase shares and other awards settleable in, or based upon, common shares under each of the Share Incentive Plans. Each such award will be evidenced by an award agreement that specifies any applicable purchase or exercise price, the duration of the award, the number of shares to which the award pertains, any applicable vesting requirements and such additional limitations, terms and conditions as the Committee may determine.

Performance Awards Settleable in Cash

Under the 2016 Share Incentive Plan, the Committee may grant performance awards settleable in cash. Each such award will be evidenced by an award agreement that specifies any applicable performance measure and performance period, any applicable vesting requirements and such additional limitations, terms and conditions as the Committee may determine.

Award Limits

The awards that may be granted under the 2016 Share Incentive Plan are generally subject to the following limits. The maximum number of Class A common shares with respect to which share options may be granted during any fiscal year to any person is 3,500,000 shares. The maximum number of Class A common shares with respect to which awards denominated in shares and subject to performance measures may be granted during any fiscal year to any person is 3,500,000 shares. The maximum amount that may be earned by any person with respect to performance awards settleable in cash during any fiscal year is $15,000,000. These provisions are designed so that compensation resulting from such awards can qualify as tax deductible performance-based compensation under Section 162(m) of the Code, assuming other applicable regulatory requirements are satisfied.

Termination of Service

The impact of a termination of employment or service on an outstanding award granted under the Share Incentive Plans, if any, is set forth in the applicable award agreement.

Treatment of Outstanding Equity Awards following a Sale of the Company or a Change in Control

The outstanding award agreements under the 2009, 2012 and 2014 Share Incentive Plans provide that, in the event of a sale of the Company or a change in control (A) prior to a participant’s termination of service or (B) within six months following the participant’s termination of service by the Company or AAM without cause, by the participant for good reason (as defined therein) or as a result of the participant’s death or disability (each, a “qualifying termination”), the participant’s time-based vesting restricted shares will vest in full. For this purpose, a change in control means any event or series of events by which (i) the Apollo Group ceases to own, directly or indirectly, equity interests in the Company (“equity interests”) representing 40% or more on a fully-diluted basis of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Company, and (ii) any “person” or “group” (as such terms are used in Sections 13(d) and 14(d) of the Exchange Act) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), directly or indirectly, of a greater percentage on a fully-diluted basis of the aggregate ordinary voting power represented by the issued and outstanding equity interests of the Company than such percentage owned by the Apollo Group.

Transferability

Unvested awards under the Share Incentive Plans generally are not transferable except by will or the laws of descent and distribution or as otherwise expressly permitted by the Committee including, if so permitted, pursuant to a transfer to the participant’s family members or to a charitable organization, whether directly or indirectly or by means of a trust or partnership or otherwise. Certain vested awards may be pledged by the participant holding such award as security for loans or transferred to the Company to pay conversion prices or to satisfy tax withholding liabilities of such participants.

Amendment and Discontinuance

The Share Incentive Plans generally may be amended, altered, suspended, discontinued or terminated by our board of directors, but no amendment, alteration, suspension, discontinuation or termination may be made (i) if it would materially impair the rights of a participant (or his or her beneficiary) without the participant’s (or beneficiary’s) consent, except for any such amendment made to comply with applicable law, or (ii) without the approval of our shareholders to the extent such approval is required by applicable law.

Federal Income Tax Consequences

The following discussion is intended only as a brief summary of the federal income tax rules that are generally relevant to nonqualified share options and restricted shares that may be granted under the Share Incentive Plans, based upon the U.S. federal tax laws currently in effect. The laws governing the tax aspects of awards are highly technical and such laws are subject to change. The discussion is general in nature and does not take into account a number of considerations which may apply in light of the circumstances of a particular participant under the Share Incentive Plans. The income tax consequences under applicable foreign, state or local tax laws may not be the same as under U.S. federal income tax laws.

Share Options

Upon the grant of a share option, the award holder will not recognize any taxable income and we will not be entitled to a deduction. An award holder will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) upon exercise of a nonqualified share option equal to the excess of the fair market value of the shares purchased over their purchase price, and we will be entitled to a corresponding deduction. With respect to the exercise of an incentive share option, if an award holder holds the shares for one year from the date of exercise and two years from the date of grant, then the holder’s profit, if any, made on the sale of the shares will be taxed as long-term capital gain, and we will not be entitled to a corresponding deduction, unless the holder does not meet the holding period requirements.

Share Awards

An award holder will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) at the time of grant of unrestricted shares in an amount equal to the excess of the fair market value of the shares at such time over the amount, if any, paid for such shares, and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Shares

A participant who receives any restricted shares may be permitted (but not required) to file an election under Section 83(b) of the Code (a “Section 83(b) Election”) with respect to such shares. If the participant timely files the Section 83(b) Election, (a) the participant will recognize ordinary income on any such restricted shares as of the grant date equal to the excess of the fair market value of the shares (determined without regard to vesting conditions) over the amount paid for the shares, and (b) upon sale or disposition of any such restricted shares any additional gain will be treated as capital gains. (Note that if a participant files a Section 83(b) Election and the restricted shares ultimately are forfeited, the participant generally will not be entitled to a deduction for the income recognized in connection with the election.) If a participant does not file a Section 83(b) Election, at the time the substantial risk of forfeiture with respect to such restricted shares lapses, the participant will recognize ordinary income equal to the excess of the fair market value of the shares at such time over the amount paid for the shares. The amount of ordinary income recognized by making a Section 83(b) Election or upon the lapse of such restrictions is deductible by us as compensation expense, except to the extent the deduction limits of Section 162(m) of the Code apply. In addition, a participant receiving dividends with respect to restricted shares for which a Section 83(b) Election has not been made and prior to the time such restrictions lapse will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee), rather than dividend income, in an amount equal to the dividends paid and we will be entitled to a corresponding deduction, except to the extent the deduction limits of Section 162(m) of the Code apply.

Restricted Share Units

A participant will not recognize compensation taxable as ordinary income at the time an RSU is granted and we will not be entitled to a tax deduction at that time. Upon settlement of RSUs, the participant will recognize compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) in an amount equal to the excess of the fair market value of any shares delivered over the amount, if any, paid for the shares plus any cash paid by us. We generally will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income, except to the extent the deduction limits of Section 162(m) of the Code apply.

Performance Awards and Other Share-Based Awards

The taxation of performance awards and other share-based awards will depend on the specific terms of the award. Generally, the grant of performance awards and share-settled awards will have no federal income tax consequences for us or for the participant at the time of grant and the participant recognizes compensation taxable as ordinary income (and subject to income tax withholding with respect to an employee) at the time such awards are settled equal to excess of the fair market value of any unrestricted shares received over the amount, if any, paid for such shares plus any cash paid by us. Subject to the restrictions of Section 162(m) of the Code, we generally will be entitled to a business expense deduction in the same amount and at the same time as the participant recognizes ordinary income.

Section 162(m) of the Code

Section 162(m) of the Code generally limits to $1 million the amount that a publicly held corporation is allowed each year to deduct for the compensation paid to the corporation’s NEOs. However, “qualified performance-based compensation” is not subject to the $1 million deduction limit. Additionally, provided certain conditions are satisfied, newly public companies may be exempt from Section 162(m) of the Code for a transition period of up to three years following the date of the initial public offering.

To constitute qualified performance-based compensation, the following requirements must be satisfied: (i) the performance goals are determined by a committee consisting solely of two or more “outside directors,” (ii) the material terms under which the compensation is to be paid, including the performance goals, are approved by the corporation’s stockholders, and (iii) the committee certifies that the applicable performance goals are satisfied before payment of any qualified performance-based compensation is made. Certain compensation under the Share Incentive Plans, such as that payable with respect to options and stock appreciation rights, is not expected to be subject to the $1 million deduction limit, but other non-performance-based compensation payable under the Share Incentive Plan, such as share awards and other share-based awards may be subject to such limit in the future.

Share Incentive Plan Information

The table below shows information regarding awards outstanding and shares of common stock available for issuance as of December 31, 2016 under the Share Incentive Plans:

Plan Category	Number of Securities to Be Issued Upon Exercise of Outstanding Options, Warrants and Rights(1)	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights(2)	Number of Securities Remaining Available for Future Issuance Under Share Incentive Plans
Share Incentive Plans Approved by Security Holders	—	—	3,495,771
Share Incentive Plans Not Approved by Security Holders	12,225,286	$19.97	—

Total	12,225,286	$19.97	3,495,771

(1)	Includes options, time-based RSUs, performance-based RSUs and Class M common shares. Class M common shares, once vested, are convertible into Class A shares subject to payment of the conversion price. Performance-based RSUs are included at their target value. Class M common shares are included based on the assumption that 100% of such shares vest.
(2)	Includes options, Class M common shares and the RSUs issued in conjunction with the Class M-4 Common shares. Does not include other time-based RSUs or performance-based RSUs, as they do not have exercise prices.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS, AND DIRECTOR INDEPENDENCE

The following is a description of certain relationships and transactions that have existed or that we have entered into with our directors, executive officers, or shareholders who are known to us to beneficially own more than five percent of our voting Class A common shares or Class B common shares and their immediate family members as well as certain other transactions.

Relationships and Related Party Transactions with Apollo or its Affiliates

We have a strategic relationship with Apollo. Apollo’s indirect subsidiary, AAM, serves as our investment manager. In addition to being our co-founder, Apollo assists us in identifying and capitalizing on acquisition opportunities that have been critical to our ability to significantly grow our business. Members of the Apollo Group are significant owners of our common shares and control 45% of the aggregate voting power of our equity securities. Our Chief Executive Officer is also an employee of, and receives substantial remuneration from acting as Chief Executive Officer of, AAM and owns a 5% profits interest in AAM. Additionally, employees of Apollo and its affiliates serve on our board of directors. We expect our strategic relationship with Apollo to continue for the foreseeable future. A number of our directors are also employees of Apollo or its affiliates.

A description of certain relationships we have with Apollo and its affiliates and transactions that have existed or that we have entered into with Apollo and its affiliates are described below.

The following table summarizes the fees we have incurred, directly and indirectly, from Apollo and its affiliates for the periods presented below (dollars in millions):

	Years ended December 31,
	2016		2015		2014
	Fees Incurred	% of Average Invested Assets	Fees Incurred	% of Average Invested Assets	Fees Incurred	% of Average Invested Assets
IMAs—U.S. and Bermuda(1)	$229.3	0.33%	$233.5	0.38%	$229.2	0.39%
Investment Advisory Agreement—Germany	6.4	0.01%	1.2	0.00%	—	0.00%
Apollo Master Sub-Advisory Agreement	59.8	0.09%	41.9	0.07%	36.3	0.06%
Apollo Fund Investment(2)	53.2	0.08%	50.9	0.08%	43.1	0.07%
AmeriHome	7.4	0.01%	2.9	0.01%	0.4	0.00%
Shared Services Agreement	6.3	0.01%	2.3	0.00%	(13.0)	(0.02)%
Commercial Mortgage Loan Servicing Agreement	0.6	0.00%	0.5	0.00%	0.7	0.00%
Out-of-Pocket Expenses(3)	5.3	0.01%	5.3	0.01%	1.9	0.00%

Total fees paid to Apollo	$368.3	0.54%	$338.5	0.55%	$298.6	0.50%

Average invested assets	$69,622		$61,484		$59,207

(1)	Exclusive of amounts we received pursuant to the AAM long-term incentive plan. See “—Equity Transactions” below.
(2)	Includes total management, carried interest (including unrealized but accrued carried interest fees) and other fees, including those we hold as equity method investments.
(3)	Advisory Services Agreement entered into on August 23, 2016. Prior to the agreement, we reimbursed Apollo or its affiliates for certain out-of-pocket expenses they incurred in connection with rending services to us.

Investment Management Relationships

Under our investment management agreements (“IMAs”) with AAM, except with respect to our German operations, substantially all of our invested assets are managed by AAM. AAM provides a full array of asset and portfolio management services to us. AAM was founded as a partnership between James R. Belardi and Apollo to provide Athene with a dedicated investment asset manager capable of creating and executing a bespoke investment strategy that is optimal for Athene’s dynamic investment needs. AAM has built a dedicated team of more than 100 investment and operations professionals, senior members of which have deep sector experience in the asset management industry and have overseen our investment portfolio since our founding. As a subsidiary of Apollo, AAM is fully integrated into the Apollo investment platform and provides Athene with access to Apollo’s investment expertise and fully-built infrastructure without the burden of incurring the development and maintenance costs of building an in-house investment asset manager with the capabilities of Apollo/AAM.

As of December 31, 2016, AAM’s investment professionals directly invested approximately 81% of the U.S. and Bermuda accounts owned by us or in accounts supporting reinsurance ceded to our subsidiaries by third-party issuers (the “North America Accounts”) in a number of asset classes, including investment grade corporate credit and RMBS. For the remainder of the invested assets in the North America Accounts, which is comprised of assets which often require additional sourcing and underwriting capabilities, AAM has chosen to mandate sub-advisors rather than building out in-house capabilities. In this regard, AAM is able to leverage its relationship with Apollo in a sub-advisory capacity, pursuant to which AAM has mandated Apollo to invest in asset classes in which Apollo has investment expertise and sourcing capabilities, such as high yield credit, commercial mortgage loans, CLOs, CMBS and certain ABS. All sub-advised assets are ultimately overseen by AAM to ensure they are appropriate for our business and consistent with our investment strategy. Through our relationship with Apollo, and having extensive knowledge of our corporate structure and business targets, AAM often creates or sources unique investment opportunities, such as our investments in MidCap and AmeriHome, described under “—MidCap” and “—AmeriHome” below.

We have historically relied on AAM to efficiently reinvest large blocks of invested assets we have acquired. AAM’s investment professionals have developed an intimate knowledge of our liability profile, which is long-dated and predominantly surrender charge protected. This knowledge serves as the foundation of our asset management strategy by enabling us to take advantage of our generally illiquid liability profile and identify asset opportunities with an emphasis on earning incremental yield by taking liquidity risk and complexity risk, rather than assuming solely credit risk. Through AAM and Apollo, we are able to source, value and invest in these high quality assets to drive and target greater investment returns. Additionally, AAM has grown as we have grown. In response to our rapid asset growth and other significant changes in our requirements, such as our strategy of pursuing ongoing retail product sales, AAM has added resources to directly manage our assets and has significantly increased the number and capabilities of its staff to service our growing investment portfolio.

In connection with the acquisition of Delta Lloyd Deutschland AG (“DLD”), our internal German asset management company, ADKG, entered into an investment advisory agreement with Apollo Asset Management Europe, LLP (“AAME”) pursuant to which AAME provides advisory services for a significant portion of our German investment portfolio.

As discussed in greater detail below, for services related to the investment assets of our U.S. and Bermuda companies, through December 31, 2016, AAM earned an investment management fee of 0.40% per annum on all assets in the North America Accounts (subject to certain exceptions), and other affiliates of Apollo earn additional fees for sub-advisory services rendered with respect to certain invested assets within the North America Accounts.

Although the investment management fee that AAM charges us is generally 0.40% per annum on all assets in the North America Accounts, in order to support continued profitable growth for Athene, AAM discounts certain fees due by Athene. For the total dollar amount of all liabilities sourced through our organic distribution channels during 2016 in excess of $5.1 billion (subject to certain exceptions, “Excess Liabilities”), AAM agreed to discount fees as follows:

•	During 2016, a discount of 0.40% per annum multiplied by such Excess Liabilities. The 2016 discount relating to such Excess Liabilities was intended to reasonably approximate a full discount of the AAM fee on the assets relating to such Excess Liabilities during the remainder of the 2016 calendar year.

•	For 2017, a discount of 0.20% per annum multiplied by such Excess Liabilities, resulting in a reasonable approximation of a 0.20% fee on the assets relating to such Excess Liabilities during the 2017 calendar year.

•	For 2018 and thereafter, a discount of 0.075% per annum, resulting in a reasonable approximation of a 0.325% fee on the assets relating to such Excess Liabilities during the 2018 calendar year and thereafter.

Excess Liabilities are determined based on our actuarial projections at the time that such Excess Liabilities are written and will amortize on a quarterly basis according to our projections for purposes of determining the discount. As of December 31, 2016, our organic channels have provided deposits of $8.8 billion.

We currently hold in excess of $1.5 billion of excess capital, which we view as strategic capital available to reinvest into organic and inorganic growth opportunities. We are keenly aware, however, of the need to grow prudently while maintaining our underwriting discipline. In the context of supporting prudent growth in today’s low-rate environment, we and Apollo have agreed on a new fee framework that results in a lower level of fees for us as we continue to grow our business, while at the same time we believe that this fee structure incentivizes both AAM and Apollo to make long-term investments in their capabilities and infrastructure to support our growth.

As further described in Proposal 14, AAM and AHL have agreed to enter into a revised fee agreement which will amend and restate in its entirety the Fourth Amended and Restated Fee Agreement, dated August 31, 2016, to be effective and executed upon the approval by shareholders at the 2017 Annual General Meeting of “Proposal 14: Approval of an Amendment to the Bye-laws of the Company Relating to the Termination of Certain Investment Management Agreements,” below. This revised fee agreement governs the payment by AHL to AAM of investment management fees incurred by AHL and its subsidiaries. In order to facilitate our continued profitable growth the fee agreement will be revised to provide for, among other things, a reduced fee of 0.30% per year on all assets in the North America Accounts in excess of $65,846 million (which is the AUM managed by AAM on our behalf as of December 31, 2016). AAM’s fee on the first $65,846 million of assets in the North America Accounts remains 0.40% per year, subject to certain discounts and exceptions. These fee changes were approved by our conflicts committee and the proposed Bye-laws amendment, a copy of which is attached to this proxy statement as Appendix 1 and is incorporated herein by reference, was approved by all of our disinterested directors, with the changes to the Bye-laws being conditional on approval by our shareholders. Upon shareholder approval, this new investment management fee structure will be retroactive to January 1, 2017 and will continue until otherwise amended.

Affiliates of Apollo also earn additional fees paid by funds or other collective investment vehicles in which we are invested for management and other services provided by such affiliates of Apollo to such funds and investment vehicles. For the services related to our investment assets in Germany, AAME earns advisory fees of 0.10% on assets advised by AAME and affiliates of AAME receive an advisory fee of 0.35% per year on certain German special investment funds (the difference in rates earned by AAME and AAM is due to differences in the investment characteristics, as described in greater detail below). We believe that our relationships with AAM, Apollo and other Apollo affiliates have contributed to and will continue to contribute to our strong financial performance. For the years ended December 31, 2016, 2015 and 2014, we generated net investment income of $2.9 billion, $2.5 billion and $2.3 billion, respectively. Net of the aforementioned fees, we achieved consolidated net investment earned rates of 4.35%, 4.24% and 4.29% for the years ended December 31, 2016, 2015 and 2014, respectively.

Messrs. Rowan, Lohr and Michelini, members of our board of directors, also serve as directors of AAM. Mr. Siddiqui, a former director, has also served as a director of AAM. Messrs. Rowan and Lohr are also directors of AAME. James R. Belardi, our Chief Executive Officer and a member of our board of directors, is the Chief Executive Officer, Chief Investment Officer and a director of AAM. Mr. Belardi has owned equity units in AAM since its founding and currently owns a profits interest equivalent to approximately 5% of the equity of AAM.

IMAs—U.S. and Bermuda

As of December 31, 2016, AAM managed approximately $65.8 billion of assets in the North America Accounts. These assets are invested primarily in a diversified portfolio of fixed maturity and other securities. Approximately $53.4 billion of these assets, the majority of which are investment grade fixed income assets, are in accounts directly invested by AAM, while the remainder of our investment assets in the United States and Bermuda are primarily managed by AAM and Apollo through a sub-advisory arrangement between AAM and Apollo. As compensation for the enhanced and bespoke investment management services that AAM provides to us, under investment management agreements between AAM and us, through December 31, 2016 AAM received a gross fee of 0.40% per annum on all assets in the North America Accounts, with certain limited exceptions. As discussed above, AAM and AHL have agreed to enter into a revised fee agreement which will result in a reduced fee of 0.30% on assets in excess of the AUM managed by AAM on our behalf as of December 31, 2016. The gross fee is paid in part by the North America Accounts and in part by AHL to the extent that any North America Account’s direct rate is less than the total fee amount.

Investment Advisory Agreement—Germany

As of December 31, 2016, AAME advised with respect to approximately $4.6 billion of assets owned by our German Group Companies. As compensation for the investment advisory services rendered to ADKG under the investment advisory agreement between AAME and ADKG in relation to the assets ADKG manages for our German Group Companies, AAME receives a gross fee of 0.10% per annum on the assets with respect to which it advises, which includes all assets of our German Group Companies except operating cash and certain other excluded asset classes. As discussed in Item 1. Business—Investment Management in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, the investment characteristics of our assets held by ADKG and our other Germany Group Companies differ substantially from the characteristics of our U.S. and Bermuda subsidiaries. Given these differences in the overall business model and lower yielding, more homogeneous investment portfolio and resulting less diverse requisite expertise, our asset management fees in Germany are significantly lower than those paid by us with respect to the North America Accounts.

Termination of Investment Management or Advisory Agreements with AAM and AAME

The investment management or advisory agreements between us and AAM or AAME have no stated term and may be terminated by either AAM or AAME, or AHL or the relevant subsidiary, as applicable, upon notice at any time. However, our Bye-laws provide that neither AHL nor its subsidiaries will exercise their termination rights under such agreements, except that any such agreement between AHL or any of its subsidiaries and AAM or AAME may only be terminated on an IMA Termination Date, and any termination on an IMA Termination Date without cause requires (1) the approval of AHL’s board of directors and at least 50% of the total issued shares of AHL that are entitled to vote (giving effect to the voting allocation provisions set forth in AHL’s Bye-laws) and (2) six months’ prior written notice to AAM or AAME of such termination. Notwithstanding the foregoing, any such IMA may be terminated by AHL’s board of directors for cause (as defined in AHL’s Bye-laws) which includes (a) material violations of law relating to AAM’s or AAME’s advisory business, (b) AAM’s or AAME’s gross negligence, willful misconduct or reckless disregard of its obligations under the relevant agreement, (c) a determination by the board of directors, in its sole discretion and acting in good faith, of unsatisfactory long-term performance of AAM or AAME, or (d) a determination by the board of directors, in its sole discretion and acting in good faith, that the fees being charged by AAM or AAME are unfair and excessive compared to a comparable asset manager (provided, that in the case of the immediately preceding clauses (c) and (d), the board of directors must deliver notice of such determination to AAM or AAME, as applicable, and AAM or AAME, as applicable, will have 30 days after receipt of such notice to address the board of directors’ concerns and, provided further that in the case of the immediately preceding clause (d), AAM or AAME has the right to lower its fees to match the fees of such comparable asset manager). In addition, the boards of directors of AHL’s subsidiaries may terminate an investment management or advisory agreement with AAM or AAME with regards to the applicable subsidiary if such subsidiary’s board of directors determines that such termination is required in the exercise of its fiduciary duties. AAM or AAME may terminate such agreements at any time, which may adversely affect our investment results. See Item 1A. Risk Factors—Risks Relating to Our Investment Manager in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

A proposed amendment to our Bye-laws relating to the termination of certain investment management agreements and investment advisory agreements has been approved by our board of directors and is subject to approval by our shareholders at the Annual General Meeting. See “Proposal 14: Approval of an Amendment to the Bye-laws of the Company Relating to the Termination of Certain Investment Management Agreements,” below.

Apollo Master Sub-Advisory Agreement (“MSAA”) and Apollo Fund Investments

AAM and certain affiliates of Apollo entered into MSAAs for the benefit of our insurance subsidiaries whereby such Apollo affiliates would sub-advise AAM with respect to a portion of the invested assets held in the North America Accounts. Sub-advisory mandates with Apollo generally relate to certain asset classes where Apollo managers have investment expertise and for which AAM has determined that it is more appropriate to sub-advise rather than build out in-house capabilities to invest in these assets. Sub-advisory fees relating to the MSAA and any other sub-advisory arrangement are recharged by AAM to the North America Accounts and are in addition to the gross fee of 0.40% per annum paid to AAM under the IMAs. Currently, the MSAA, as amended, covers services rendered by Apollo-affiliated sub-advisors relating to the following asset classes, among others: bank loans, high yield debt, commercial mortgage loans, emerging market debt, convertible securities, mortgage- and asset-backed securities (including CLOs), oil and gas royalties and insurance-linked securities. Under the MSAA, through December 31, 2016, Apollo earned 0.40% per annum on all assets sub-advised by Apollo up to $10 billion and 0.35% per annum on all assets sub-advised by Apollo in excess of $10 billion.

In connection with the revisions to the AAM fee described above, to incentivize Apollo to invest in capabilities to continue to source attractive assets for the Company in today’s low-rate environment, the Company and Apollo have also agreed to amend the sub-advisory agreements they have in place, whereby, with limited exceptions, Apollo will earn 0.40% per annum on all assets in the North America Accounts explicitly sub-advised by Apollo up to $10 billion, 0.35% per annum on all assets in such accounts explicitly sub-advised by Apollo in excess of $10 billion up to $12.7 billion (the level of sub-advised assets in the North America Accounts at December 31, 2016), 0.40% per annum on all assets in such accounts explicitly sub-advised by Apollo in excess of $12.7 billion up to $16 billion and 0.35% per annum on all assets in such accounts explicitly sub-advised by Apollo in excess of $16 billion. Upon shareholder approval of Proposal 14, this new sub-advisory fee structure will be retroactive to January 1, 2017 and will continue until otherwise amended.

In certain instances, Apollo earns an incentive fee. As of December 31, 2016, 2015 and 2014, Apollo affiliates directly sub-advised AAM with respect to approximately $12.5 billion, $11.8 billion and $9.8 billion, respectively, constituting approximately 19%, 20%, and 16%, respectively, of the North America Accounts.

In addition to invested assets sub-advised by Apollo, from time to time, AAM also invests our assets in investment funds or other collective investment vehicles whose general partner, managing member, investment manager or collateral manager is owned, directly or indirectly, by Apollo or by one or more of Apollo’s subsidiaries (“Apollo fund investments”), and which comprised 70% of our alternative investment portfolio as of December 31, 2016. AAM’s alternative investment strategy is inherently opportunistic and subject to concentration limits on specific risks. We opportunistically target allocating 5-10% of the assets in the North America Accounts to alternative investments. Individual alternative investments are selected based on the investment’s risk-reward profile, incremental effect on diversification and potential for attractive returns due to sector and/or market dislocations. There is a preference for alternative investments that have the following characteristics, among others: (1) investments that constitute a direct investment or an investment in a fund with a high degree of co-investment; (2) investments with debt-like characteristics (for example, a stipulated maturity and par value), or alternatively, investments with reduced volatility when compared to pure equity; and (3) investments that have less downside risk. As of December 31, 2016, 2015 and 2014, 3.5%, 3.4% and 3.7%, respectively, of our assets in the North America Accounts were invested in Apollo fund investments. Fees related to such invested assets varied from 0% per annum to 1.75% per annum with respect to management fees and 0% to 20% of profits for carried interest, subject in many cases to preferred return hurdles. See Item 1. Business—Investment Management in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

As of December 31, 2016, our Apollo sub-advised investments and Apollo fund investments consisted of the following (dollars in millions):

	December 31, 2016
	Amount	% of Total
Apollo sub-advised investments
Fixed maturity securities, available for sale
State, municipal, and political subdivisions	$5	—%
Foreign governments	149	1.0%
Corporate	2,124	14.4%
CLO	5,281	35.8%
ABS	1,005	6.8%
CMBS	1,136	7.7%
Trading securities, fixed maturity securities
ABS	83	0.6%
CLO	43	0.3%
Mortgage loans	2,487	16.9%
Investment funds	84	0.6%
Other investments	81	0.5%

Subtotal	12,478	84.6%

Apollo fund investments
Credit funds	236	1.6%
CLO equities, affiliated	217	1.5%
Mortgage and real assets	268	1.8%
Hedge funds	191	1.3%
Natural resources	49	0.3%
Private equity—AAA
Private equity—Public	215	1.4%
Private equity—MidCap	524	3.6%
Private equity—Other	118	0.8%
A-A Mortgage	417	2.8%
Other private equity	41	0.3%

Subtotal	2,276	15.4%

Total	$14,754	100.0%

As of December 31, 2016, 2015 and 2014, 3.9%, 4.1% and 2.8%, respectively, of our total investments, including related parties and consolidated VIEs, are comprised of securities, including investment funds, in which Apollo, or an Apollo affiliate, has significant influence or control over the issuer of a security or the sponsor of the investment fund. The following table summarizes our cash flow activity related to these investments for the periods presented below:

	Years ended December 31,
(In millions)	2016	2015	2014
Sales, maturities, and repayments	$482	$610	$2,159
Purchases	$(601)	$(728)	$(1,846)

For additional information regarding these investments, refer to our consolidated financial statements in our Annual Report on Form 10-K for the year ended December 31, 2016.

Certain members of our board of directors may directly receive carried interest or may receive a portion of the carried interest that Apollo receives from fund investments in which Athene is invested. Certain directors may invest in fund investments in which we have invested. Additionally, Mr. Belardi and Mr. Kvalheim also have co-investment interests in certain of these fund investments.

Dr. Puffer serves on the board of directors of Athene Lebensversicherung AG, a subsidiary of our German entity. Dr. Puffer received compensation in 2016 and 2015 for serving as a director of such subsidiary in the amounts of EUR 25,000 and EUR 6,250, respectively.

Third Party Sub-Advisory Agreements

In the limited instances in which AAM desires to invest in asset classes for which neither AAM nor Apollo possesses the investment expertise or sourcing abilities required to manage the assets, or in instances in which AAM makes the determination that it is more effective or efficient to do so, AAM mandates third-party sub-advisors to invest in such asset classes, and we reimburse AAM for fees paid to such sub-advisors.

MidCap

We hold a significant investment in MidCap through AAA Investments (Co-Invest VII), L.P. (“CoInvest VII”), a consolidated investment fund managed by an affiliate of Apollo. Additionally, we have made loans directly to MidCap Financial to which subsidiaries of MidCap succeeded as borrower. When we originally invested in MidCap Financial in November 2013, MidCap Financial was a specialty finance company which primarily originated lending opportunities in the healthcare sector. With the assistance of Apollo, MidCap Financial entered new lending markets, raised substantial equity capital and restructured as MidCap in January 2015. MidCap represents a unique investment in an origination platform made available to us through our relationship with Apollo and, from time to time, provides us with access to assets for our investment portfolio.

In January 2015, CoInvest VII contributed its primary investment, MidCap Financial, to a newly formed entity, MidCap, in exchange for subordinated notes issued by MidCap and shares in MidCap’s parent company, MidCap Holdings. Concurrent with this restructuring, CoInvest VII distributed to its general partner, an affiliate of Apollo, $30 million of the MidCap notes in satisfaction of the carried interest that had been earned by the general partner under the previous MidCap Financial structure through the date of the restructuring. Additionally, unrelated investors made cash contributions to MidCap of $1.0 billion through December 31, 2015. As of December 31, 2016, CoInvest VII owned 28% of the outstanding economic interests of MidCap.

In connection with the acquisition of MidCap Financial by CoInvest VII in 2013, we entered into a subordinated debt facility with MidCap Financial with a principal amount of $245 million and a maturity date of July 2018. In addition, in December 2014, we entered into two bridge loan transactions whereby we loaned $100 million to MidCap Financial and one of its subsidiaries with the loans having maturity dates in May and June 2015. In connection with the restructuring of MidCap Financial into MidCap in January 2015, subsidiaries of MidCap Holdings succeeded as borrower under the subordinated debt facility and bridge loan facilities, and the maturity date of the subordinated debt facility was extended to January 2022. For the years ended December 31, 2016 and 2015, we earned income of $23 million and $33 million, respectively, in connection with these debt financings. MidCap repaid $45 million of the bridge loans during the first quarter of 2015 and repaid the remaining $55 million in January 2016. In January 2016, the subordinated debt facility was amended and restated in connection with new loans made by third-party lenders. The loans under the amended and restated facility mature in January 2026. In consideration of accepting a decrease in the interest rate, from 10% to 9%, extending maturity and other changes to the terms of the loan, a subsidiary of MidCap paid us an amendment fee of $8 million.

The restructuring transactions described above were approved by a special committee of our board of directors consisting of five independent directors. The special committee was formed for the purpose of reviewing the transactions and, in considering whether to approve the transactions, the special committee hired independent legal counsel and received a fairness opinion from a third-party investment bank.

From time to time, we have entered into participation arrangements with MidCap Holdings with respect to loans we purchase that were originated or otherwise sourced by MidCap Holdings. In January 2016, we purchased a pool of loans that were sourced by MidCap and contemporaneously sold participation interests in the loans to a subsidiary of MidCap receiving aggregate consideration of $24 million. As of December 31, 2016, $14 million was due to MidCap under the subordinated participation agreement.

AmeriHome

We hold a significant investment in AmeriHome, a mortgage lender and mortgage servicer, through our investment in A-A Mortgage, an investment fund managed by AAM. AmeriHome originates assets that we may acquire that are consistent with our investment strategy.

Through December 31, 2016, we made equity investments of $328 million in A-A Mortgage. We have approximately 73% of the economic interests in A-A Mortgage, A-A Mortgage owns 100% of the equity interests in Aris Holdco (not including profits interests in Aris Holdco held by AmeriHome management), and Aris Holdco owns 100% of the equity interests in AmeriHome. In 2015, we provided debt financing whereby Athene USA loaned $85 million to A-A Mortgage, which amounts were ultimately invested in AmeriHome. This debt financing was repaid in full in 2015, using the proceeds of additional equity contributions to A-A Mortgage that were made contemporaneous with the repayment of debt. For the year ended December 31, 2015, we earned interest income of $2 million in connection with the debt financing. See Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations—Consolidated Investment Portfolio in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016.

In connection with our equity investment in A-A Mortgage, we agreed that Aris Holdco will pay AAM a management fee equal to 1.5% of Aris Holdco’s consolidated equity, in addition to the 10% carried interest that AAM receives subject to an 8% hurdle. This management fee is paid in respect of certain management and oversight services provided by AAM to A-A Mortgage and its subsidiaries. In connection with transaction advice that may be rendered by Apollo Global Securities, LLC (“AGS”) relating to certain strategic transactions that may be entered into by Aris Holdco and/or its subsidiaries, Aris Holdco has agreed to pay AGS transaction fees equal to 1% of the aggregate consideration in such transactions for which AGS provides advice. In addition, certain other investors in A-A Mortgage, including an Apollo-affiliated fund, as a condition to their commitments to invest in A-A Mortgage, required that the amounts paid by Aris Holdco to AAM in respect of the management fee and amounts paid to AGS in respect of transaction fees would be rebated to such investors.

Gross management fees incurred by Aris Holdco for services rendered by AAM for the years ended December 31, 2016, 2015 and 2014 totaling $1.8 million, $0.7 million and $0.1 million, respectively, were rebated to other investors in A-A Mortgage. AAM also recognized approximately $4.6 million, $2.5 million and $0 million in unrealized incentive income for the years ended December 31, 2016, 2015 and 2014, respectively. As of December 31, 2016, no transaction fees have been paid by Aris Holdco to AGS.

In 2015, we entered into loan purchase and servicing agreements with AmeriHome. The agreements allow us to purchase certain RMLs which AmeriHome has purchased from correspondent sellers and pooled for sale in the secondary market. AmeriHome retains the servicing rights to the sold loans and generally charges a fee of 25 basis points on the loans serviced. For the years ended December 31, 2016 and 2015, we had purchased $22 million and $83 million, respectively, of RMLs under this agreement.

Apollo Commercial Real Estate Finance, Inc.

On August 31, 2016, Apollo Residential Mortgage, Inc. (“AMTG”) merged with and into Apollo Commercial Real Estate Finance, Inc. (“ARI”), with ARI continuing as the surviving corporation (the “Merger”). In connection with the Merger, certain of our subsidiaries entered into several agreements with ARI: (1) an Asset Purchase and Sale Agreement (the “Asset Purchase Agreement”) among ARI, Athene Annuity &

Life Insurance Company (“AADE”) and Athene Annuity and Life Company (“AAIA”), (2) a Loan Agreement (the “ARI Loan Agreement”) between ARI and Athene USA, and (3) a Stock Purchase Agreement (the “ARI Stock Purchase Agreement”) between ARI and Athene USA.

Pursuant to the Asset Purchase Agreement, immediately following the consummation of the Merger, AADE and AAIA purchased from ARI $1.1 billion of primarily non-agency RMBS (the “ARI Asset Sale”).

Pursuant to the ARI Loan Agreement, Athene USA provided ARI with a secured term loan of $175 million at an interest rate of one-month LIBOR plus 7.00% to consummate the Merger. The term loan was subsequently repaid by ARI with the net cash proceeds that ARI received from the ARI Asset Sale.

Pursuant to the ARI Stock Purchase Agreement, during the first thirty trading days following the closing of the Merger, Athene USA purchased $20 million in shares of ARI common stock in the open market at the then-current market price, which purchase was required pursuant to the ARI Stock Purchase Agreement if the quoted price of a share of ARI common stock on the NYSE at any time during such specified period was less than the price per share at which the ARI common stock was issued to holders of AMTG common stock upon effectiveness of the Merger ($16.75 per share). In order to fulfill its purchase obligations under the ARI Stock Purchase Agreement, Athene USA entered into a purchase plan with a broker-dealer that was established for purposes of complying with Rules 10b5-1 and 10b-18 under the Exchange Act.

As of March 14, 2017, we had sold $17 million of the ARI stock purchased pursuant to the stock purchase agreement after holding such stock in accordance with the terms thereof.

German Office Lease

In May 2011, Delta Lloyd Lebensversicherung AG (now known as ALV, formerly a subsidiary of DLD), entered into a sublease with CSC Deutschland Solutions GmbH for certain office space in Wiesbaden, Germany. In July 2012 and March 2016, the sublease was amended to increase the amount of space subject to sublease and to correspondingly increase the rent payable thereunder. Prior to and unrelated to our acquisition of DLD in October 2015, Wiesbaden (Bridge) S.á.r.l., an affiliate of Apollo, purchased the property subject to sublease.

The sublease expired in January 2017 and we entered into a lease with Wiesbaden (Bridge) S.á.r.l. that commenced upon the expiration of the sublease. We incurred rent under the sublease of approximately $0.8 million and $0.2 million for the years ended December 31, 2016 and 2015, respectively.

Shared Service Agreements

We have entered into shared services agreements with AAM. Under these agreements, we and AAM make available to each other certain personnel and services. Expenses for such services are based on the amount of time spent on the affairs of the other party in addition to actual expenses incurred and cost reimbursements. These shared services agreements can be terminated for any reason upon thirty days notice. The shared services agreements can also be terminated immediately with respect to a specific party in the event of the insolvency by another party to the agreements, among other things.

Equity Transactions

In December 2015 and 2014, we entered into purchase agreements with AAM pursuant to which AAM purchased 23,250 and 583,268, respectively, of our class M-4 common shares (or RSUs) under our 2014 Share Incentive Plan for aggregate purchase prices of approximately $0.2 million and $1.3 million, respectively. Subsequent to AAM’s purchase of our M-4 common shares, AAM distributed such shares to certain of its employees in connection with the recipient’s entry into a restricted share award agreement. AAM allocated such shares to its employees to further align incentives between AAM officers and employees and our performance.

In July 2014, AAM established a long term incentive plan (the “AAM LTIP”), pursuant to which AAM provides incentive compensation to its eligible directors, officers and senior professionals. Under the terms of the AAM LTIP, we are permitted to receive long term incentive plan (“LTIP”) units, with the determinations as to our use of the LTIP units to be in our discretion. The AAM LTIP further provides that LTIP units that remain ungranted to participants under the AAM LTIP for any given fiscal year be granted to us. AAM may unilaterally change the plan at any time without our consent and therefore we may not receive future distributions under the plan. For the years ended December 31, 2016, 2015 and 2014, pursuant to the AAM LTIP, we were permitted to receive $7.4 million, $8.5 million and $7.5 million, respectively.

In order to promote an alignment of interests, certain AAM employees have received grants of Class M common shares. In addition, certain AAM employees were permitted to purchase our Class A common shares at a discount from market value. As a result of these efforts, as of December 31, 2016, AAM employees (excluding our Chief Executive Officer) own approximately 1,186,000 Class A common shares, approximately 986,000 Class M common shares and approximately 10,000 RSUs. The expense associated with stock-based compensation to AAM employees was $11 million, $11 million and $27 million for the years ended December 31, 2016, 2015 and 2014, respectively.

In 2015, we offered Messrs. Wheeler and Klein the opportunity to purchase Class A common shares at their fair market value, which was $27.83 per share, pursuant to the 2014 Share Incentive Plan. In April 2014, we offered certain of our employees, directors and affiliates the opportunity to purchase our Class A common shares at a discounted price of $13.46 per share. In the case of the 2015 issuance, the difference between the purchase price and the grant date fair value of the shares is attributable to the change in fair market value from the time Messrs. Wheeler and Klein agreed to purchase the Class A common shares at the then fair market value to the time of the actual closing of the purchase transaction. In the case of the 2014 issuance, the difference between the purchase price and the grant date fair value of the shares was to allow our employees, directors and affiliates to purchase shares, although at a later date, at the same price at which our shares were issued in our third round capital raise. Pursuant to these offers, we sold approximately 442,000 and 3,694,000 shares, respectively, for aggregated consideration approximating $12 million and $50 million, respectively. Compensation expense recorded on these sales totaled $2 million and $46 million, respectively.

Registration Rights Agreement

On April 4, 2014, we entered into the Registration Rights Agreement (as amended by amendments No. 1 and No. 2 thereto, dated October 6, 2015 and November 22, 2016, respectively) with our shareholders, including each shareholder that beneficially owns more than five percent of a voting class of our common shares. The Registration Rights Agreement, subject to the restrictions and limitations contained therein, sets forth the conditions under which our shareholders may demand or otherwise require us to register shares held by them and the conditions under which we may require certain shareholders to register shares held by them, in each case such registration to be effected pursuant to the Securities Act. Pursuant to the Registration Rights Agreement: (1) following our initial public offering and subject to certain holding restrictions, certain holders of five percent or greater of our common shares may request and thereby require us to use our reasonable best efforts to effect registration under the Securities Act; (2) upon registration by us of any of our authorized but unissued Class A common shares or upon registration by us of any Other Shares (as defined in the Registration Rights Agreement), in each case, other than registration on Form S-4 or Form S-8, holders of Registrable Shares (as defined in the Registration Rights Agreement) may require us to include in such registration some or all of their Registrable Shares on the same terms and conditions as the securities otherwise being sold in such registration, subject to certain limitations and holding restrictions; and (3) in connection with any registered offering of our common shares within 15 months of our initial public offering.

Investment Portfolio Trades with Affiliates

From time to time, AAM and/or Apollo execute cross trades which involve the purchase or sale of assets in a transaction between us, on the one hand, and a third party or an Apollo affiliated entity, in either case, to which Apollo or its affiliate acts in an investment advisor, general partner, managing member, collateral manager or other advisory or management capacity, on the other hand. In addition, from time to time, we may purchase or sell securities from or to related parties, other than through a cross trade transaction. We believe that these transactions are undertaken at market rates, and are executed based on third-party valuations where possible. For the years ended December 31, 2016, 2015 and 2014, the aggregate value of such transactions where we acquired investments from related parties amounted to $1.1 billion, $0 million and $207 million, respectively. For the years ended December 31, 2016, 2015 and 2014, we did not sell any investments to related parties.

Commercial Mortgage Loan Servicing Agreements

We have entered into commercial mortgage loan servicing agreements (the “CML Servicing Agreements”) with AAM. Pursuant to these agreements, we have engaged AAM to (1) assist with the origination of and provide servicing of, commercial loans owned by us or in which we participate, secured by mortgages, deeds of trust or documents of similar effect encumbering certain real property and commercial improvements thereon and (2) provide for management and sale of real estate owned properties.

Transaction Advisory Services Agreement

Apollo and certain of its affiliates have provided to us a diverse array of services which have enabled us to grow our balance sheet to $86.7 billion in total assets as of December 31, 2016. Since our founding, Apollo has identified acquisition opportunities for us to scale our business, and principals, partners and other senior members of Apollo have been instrumental to helping us source, underwrite, and integrate these transactions. In return for these services, prior to October 31, 2012, Apollo had a 10-year monitoring contract in place with us. Under this contract, Apollo Alternative Assets, L.P. and Apollo Management Holdings, L.P., each affiliates of Apollo, collectively charged us a quarterly monitoring fee of 0.50% of our capital and surplus plus out of pocket expenses, payable in cash. On January 1, 2013, we entered into an equity swap transaction with Apollo in connection with the termination of the quarterly monitoring fee. Pursuant to this swap, the quarterly settlement amount continued to accrue to Apollo, but the payment of those amounts (whether in stock or cash) would not be made to Apollo until the earlier of the time when Apollo was no longer deemed to control us within the meaning of the derivative instrument delivered pursuant to the TASA and October 31, 2017. In April 2014, as a result of the external capital raise, Apollo was no longer deemed to control the Company (as defined under the swap) and, as a result, the swap was settled in stock for settlement amounts owed through that date. Additionally, in April 2014, we further amended the TASA to exclude from capital and surplus, on which the quarterly monitoring fee was calculated, the capital received in the April 2014 capital raise, and any capital raised in connection with certain potential future acquisitions as defined in the amended TASA. As we grew our business and platform and began to prepare to become a public company, Apollo voluntarily unwound the monitoring contract at a discount relative to the expected amounts payable over the remaining term thereof. As a result, pursuant to the terms of the TASA, Apollo Alternative Assets, L.P., Apollo Management Holdings, L.P., and AGS (collectively, the Apollo TASA Parties), agreed to accelerate the termination date of the monitoring contract from July 14, 2019 to December 31, 2014 in exchange for 2.5 times the quarterly monitoring fee for eight consecutive quarters beginning with the quarter ending March 31, 2013. All amounts accrued under the TASA and outstanding as of December 31, 2014 were subsequently paid in the form of Class B common shares (or equivalent derivatives) to the Apollo TASA Parties. The total costs, including management fees, incurred for these services and for terminating the TASA were $0 million, $0 million and $228 million for the years ended December 31, 2016, 2015 and 2014, respectively.

AAA Transaction

On October 30, 2012, in order to provide pre-funding for and increase certainty to close future acquisitions, the AAA Investor and certain other parties entered into a contribution agreement (the “Contribution Agreement”). Pursuant to the Contribution Agreement, the AAA Investor contributed investment assets to us in exchange for (1) 44,444,457 of our Class B common shares for a purchase price of $13.46 per share, (2) $83 million in cash and (3) a promissory note payable to the AAA Investor with a principal amount of approximately $113 million. The transfer of 1,509,091 of the Class B common shares was deferred pending regulatory approvals of certain of the assets being transferred by the AAA Investor pursuant to the Contribution Agreement. Such approvals were received in 2013 and the shares were thereafter issued in exchange for these assets, which were comprised of investment partnerships. The AAA Investor contributed three partnerships (the “AAA Partnerships”) to us pursuant to the Contribution Agreement. At the time of contribution, the AAA Partnerships largely consisted of non-publicly traded equity investments that were co-investments, including CoInvest VI and CoInvest VII, alongside private equity funds sponsored by Apollo. We satisfied our obligations under the note in full, together with accrued interest, in September 2014 by issuing 3,808,626 Class B common shares. The weighted average annual net investment earned rate of the contributed portfolio from inception was more than 15% as of December 31, 2016.

The Contribution Agreement described above was approved by a special committee of the conflicts committee consisting of three independent directors. The special committee was formed for the purpose of reviewing the transaction and, in considering whether to approve the transaction, the special committee hired independent legal counsel and received a fairness opinion from a third-party investment bank.

Advisory Services Agreement

On August 23, 2016, we entered into an advisory services agreement (the “Advisory Services Agreement”) with Apollo Management Holdings, L.P. (AMHLP). Pursuant to the Advisory Services Agreement, AMHLP or certain other affiliates of Apollo may provide certain non-exclusive management, consulting, financial and other advisory services to us and our subsidiaries. Such services, which differ from those covered by AAM and its affiliates under our IMAs and sub-advisory agreements, involve advice and recommendations related to future acquisitions, capital market activities and strategic priorities (including growth). Apollo and its affiliates do not charge us or our subsidiaries for their services and may determine not to provide any services. Apollo and its affiliates have the right to request a fee for any service they provide; however, such a request is subject to prior approval by us or the applicable subsidiary. We are responsible for all reasonable third party out-of-pocket expenses incurred by Apollo or its affiliates related to the services they offer and provide such entities indemnification against any loss or liability arising out of the Advisory Services Agreement. The Advisory Services Agreement is effective until December 31, 2025. Prior to entering into the Advisory Services Agreement, we reimbursed Apollo or its affiliates for certain out-of-pocket expenses they incurred in connection with rendering services to us.

Other Related Party Transactions and Relationships

We have entered into side letters with certain of our shareholders and have granted them certain rights pursuant to the respective side letters.

We have entered into side letters with Procific (the “Procific Side Letters”), which has a significant indirect interest in us through its holdings in AAA and AHL 2014 Investor, L.P. The Procific Side Letters afford Procific the opportunity, in the event that Procific is, directly or indirectly (through its interests in AAA or AHL 2014 Investor, L.P.), required by the Company to sell shares in a public offering pursuant to the Registration Rights Agreement, to purchase shares from us in connection with the public offering with such purchase to be effected at the then market price less an amount equal to the underwriting commission per share, up to the number of shares that Procific is required to sell in such public offering. Subject to certain exceptions, the

Procific Side Letters also provide Procific with an option to elect more favorable lock-up terms to the extent that certain of our investors are afforded lock-up terms that are more favorable than those to which Procific is subject. Finally, we agree to reimburse AHL 2014 Investor, L.P. for organizational and operational expenses it incurs during any calendar year. The total of such fees paid by us for the years ended December 31, 2016, 2015 and 2014 was insignificant.

We entered into a side letter with AAA (the “AAA Side Letter”) in connection with our private placement. Pursuant to the AAA Side Letter, for so long as AAA holds any of our equity securities directly or indirectly, it shall have the right to have one representative present at all meetings of our board of directors (and committees thereof); provided that such representative shall not be entitled to vote at such meetings.

Other than as stated or summarized above, since the beginning of our fiscal year ended December 31, 2014, no director, executive officer or shareholder who is known to us to beneficially own more than five percent of our Class A common shares or Class B common shares, or any member of the immediate family of such director, executive officer or shareholder, had or will have a direct or indirect material interest in a transaction or series of transactions in which we are, or one of our subsidiaries is, a party and the amount involved exceeds $120,000.

Related Party Transaction Policy

We have established a related party transaction policy which provides procedures for the review of transactions in excess of $120,000 in any year between us and any covered person having a direct or indirect material interest with certain exceptions. Covered persons include any director, executive officer, director nominee, shareholders known to us to beneficially own 5% or more of our Class A common shares or Class B common shares or any immediate family members of the foregoing. Any such related party transactions shall require advance approval by a majority of our independent directors or by our conflicts committee to the extent that such transactions constitute Apollo Conflicts (as described below) or related party transactions incidental or ancillary thereto. To the extent that the related party transaction is other than either an Apollo Conflict or a related party transaction that is incidental or ancillary thereto, our audit committee charter provides that the audit committee has the authority to review and approve all such transactions.

Because the Apollo Group has a significant voting interest in AHL, and because AHL and its subsidiaries have entered into, and will continue in the future to enter into, transactions with Apollo and its affiliates, our Bye-laws created a conflicts committee, consisting of directors who are not officers or employees of any member of the Apollo Group and are designated by our board of directors. The conflicts committee consists of Messrs. Beilinson and Borden and Ms. Taitz. Our nominating and corporate governance committee and our board of directors have determined that each member of the conflicts committee meets the independence requirements of the NYSE rules. The conflicts committee reviews and must approve of certain material transactions by and between AHL and its subsidiaries, on the one hand, and the Apollo Group, on the other hand, including any modification or waiver of the IMAs with AAM, subject to certain exceptions.

An “Apollo Conflict” is:

•	the entering into or material amendment of any material agreement by and between us and any member of the Apollo Group; or

•	the imposition of any new fee on or increase in the rate of fees charged to us or any of our subsidiaries by a member of the Apollo Group, or the provision for any additional expense reimbursement to or offset by a member of the Apollo Group to be borne by us or any of our subsidiaries, directly or indirectly, pursuant to any material agreement by and between us and any member of the Apollo Group (except to the extent that any such material agreement sets forth the actual amount or formula for calculating the amount of any new fee or increase in the rate at which such fee is charged and such material agreement has not been approved or is exempt from approval under the conflicts committee charter).

We require that any new (or amendments to any existing) transactions by and between us and any member of the Apollo Group be, prior to the time such transaction is entered into:

•	fair and reasonable, taking into account the totality of the relationships between the parties involved (including other transactions that may be or have been particularly favorable to us or any of our subsidiaries);

•	entered into on an arms-length basis;

•	approved by a majority of our disinterested directors;

•	approved by the holders of a majority of our issued and outstanding Class A common shares; or

•	approved by the conflicts committee.

In connection with any matter submitted to the conflicts committee, materials are prepared by management summarizing the applicable conflict and recommending the proposed transaction. The conflicts committee reviews market comparison data (to the extent available) relating to the reasonableness of any proposed fees to be paid.

For operational and administrative ease, certain transactions that fall within the definition of an Apollo Conflict but do not pose a material risk to us need not be approved by the conflicts committee. As described below, these exceptions include specific thresholds under which we may engage Apollo or its affiliates in an investment management or advisory (or sub-management or sub-advisory) capacity without prior conflicts committee review or approval. The following transactions, among others, are expressly excluded from the definition of Apollo Conflict and do not require the consent or review of the conflicts committee:

•	(i) transactions, rights or agreements specifically contemplated by existing agreements between AHL and AGER Bermuda Holding Ltd. (“AGER”), (ii) entering into new IMAs or MSAAs with members of the Apollo Group on terms similar to and not more economically favorable in the aggregate to the Apollo Group than those currently in effect (provided, that payment of additional total fees and/or expenses at the same or no greater fee and/or expense reimbursement rate shall not be deemed to be more economically favorable to the Apollo Group), (iii) amendments to the agreements described in (i) and (ii) above for the purpose of adding a subsidiary of AHL thereto, or (iv) any reinsurance transaction between AGER or any of its subsidiaries and AHL or any of its subsidiaries;

•	any (i) transfer of equity securities of AHL to or by any member of the Apollo Group, (ii) acquisition by any member of the Apollo Group of any newly issued equity securities that are offered to the public in a public offering, to substantially all of the holders of AHL’s common stock on a substantially pro-rata basis or at a price which is equal to or greater than the then-prevailing market price, (iii) issuance of securities to any employee or director of AHL or AAM (including allocating blocks of incentive securities to AAM for allocation by AAM to its employees and directors) pursuant to any stock incentive plan or similar equity based compensation plan approved by our board of directors;

•	the provision of any insurance related products by or to AHL or any of its subsidiaries to or by the Apollo Group; provided that the provision of such products is an ordinary course transaction entered into on an arms-length basis on terms no less favorable to AHL or its subsidiaries than could be contemporaneously obtained from or provided to an unaffiliated party;

•	any transactions, rights or agreements between AHL or any of its subsidiaries and any portfolio company of the Apollo Group that pertain to the ordinary course business of such portfolio company; provided, that any such transactions, rights or agreements (taken as a whole) are no less favorable to AHL or the applicable subsidiary than could be obtained from or provided to an unaffiliated party;

•

an investment by AHL or any subsidiary thereof in an Apollo-sponsored vehicle; provided, that an officer of a member of the Apollo Group provides a written certificate to our board of directors that such investment provides AHL or its subsidiary, as applicable, with the same or better terms or a most favored nations clause (in all cases, taken as a whole with respect to such Apollo-sponsored vehicle and without consideration of any Designated Terms (as defined below)) as those applicable to other investors (excluding Designated Investors (as defined below)) in the same Apollo-sponsored vehicle who invested an amount in such vehicle equal to or less than that invested by AHL and its subsidiaries; and provided, further, that such investment represents no more than 25% of the outstanding or expected equity interests of such Apollo-sponsored vehicle (based on prior record related to the strategy), Designed Investor and Designated Terms shall have the meanings set forth for such terms or other similar terms in any customary side letter entered into by the applicable Apollo Group advisor or manager, Apollo-sponsored vehicle or other Apollo Group entity, on the one hand, and investors, other than AHL or a subsidiary thereof, who have invested in the same Apollo-sponsored vehicle, or entered into an investment management, sub-advisory or similar agreement with the Apollo Group for the same asset class, on the other hand;

•	a transaction that has been approved by a majority of our disinterested directors, provided that the disinterested directors are notified that such transaction would otherwise constitute an Apollo Conflict prior to such approval;

•	any modification, supplement, amendment or restatement of our Bye-laws that has been approved in accordance with our Bye-laws and applicable Bermuda law;

•	material amendments to contracts or transactions previously approved by the conflicts committee or a majority of our disinterested directors, or which are not required to be approved by either, so long as, in each case, such amendments either (i) are not materially adverse to AHL or any of its subsidiaries, or (ii) would not cause the relevant contract or transaction to require approval by the conflicts committee or a majority of our disinterested directors under our Bye-laws after giving effect to the relevant amendment;

•	the entry into any IMA with the Apollo Group or amending an MSAA currently in effect (or entering into a new MSAA), so long as (i) such agreement is on terms in the aggregate (including expense reimbursement and indemnities) no less favorable to AHL than customary market terms (excluding the fees charged under the IMA); and (ii) either (a) the rates on assets under management (“AUM”) under such agreement (including any carried interest or similar profit allocation, but, for the avoidance of doubt, excluding the fees charged under the IMA) do not exceed 50 basis points per annum for non-alternative assets; (b) the rates on AUM under such agreement (including any carried interest or similar profit allocation, but, for the avoidance of doubt, excluding the fees charged under the IMA) do not exceed 100 basis points per annum for alternative assets; or (c) an officer of a member of the Apollo Group provides a written certification to our board of directors that such agreement provides AHL or its subsidiary, as applicable, with the same or better terms or a most favored nations clause (in all cases, taken as a whole with respect to such agreement and without consideration of any Designated Terms) with respect to other investors (excluding Designated Investors) who have entered into an investment management agreement or sub-advisory or similar agreement with the Apollo Group for the same asset class and whose AUM with respect to such agreement and asset class are all equal or less than those subject to the agreement between AHL and the Apollo Group with respect to such asset class. In addition, investments in an Apollo-sponsored vehicle are not deemed Apollo Conflicts so long as such Apollo-sponsored vehicle charges fees in line with those discussed in (a) and (b) above;

•	allocations of costs or expenses between AHL or any of its subsidiaries and the Apollo Group not in excess of five basis points per annum, calculated on the total investible assets of AHL and its subsidiaries including accounts supporting reinsurance agreements for which AHL or a subsidiary thereof acts as reinsurer as of the effective date of such allocation (provided that any such allocation of costs or expenses may not be used to pay investment management fees); and

•	any other class of transactions, rights, fees or agreements determined by approval of the conflicts committee to not be an Apollo Conflict nor require approval of the conflicts committee.

Each strategy that is managed, advised or sub-advised for AHL or any of its subsidiaries by AAM or another member of the Apollo Group through a managed account and was previously subject to conflicts committee approval (other than the existing IMA or new IMAs previously approved) may be re-examined by the conflicts committee if such strategy underwent a material change in the amount of AUM in the immediately preceding 12 months.

Our conflicts committee or applicable disinterested directors have previously approved the existing transactions described above under “—Relationships and Related Party Transactions with Apollo or its Affiliates” that are required to be approved by the terms of our conflicts committee charter.

PROPOSAL 1:

ELECTION OF DIRECTORS OF THE COMPANY

At the Annual General Meeting, five directors are to be elected to hold office. Two Class II directors, Mr. Ruisi and Ms. Taitz, were elected by shareholders in accordance with the Company’s Bye-laws and, if reelected, will hold office until the 2020 annual general meeting. Three directors, Messrs. Wrubel, Leach and McCall, were appointed to the board of directors subject to being nominated and elected by shareholders at the Annual General Meeting. If elected, Mr. Wrubel will be a Class II director whose term will expire at our annual general meeting to be held in 2020, Mr. Leach will be a Class I director whose term will expire at our annual general meeting to be held in 2019 and Mr. McCall will be a Class III director whose term will expire at our annual general meeting to be held in 2018.

All of the nominees have consented to serve if elected, but if any becomes unavailable to serve, the persons named as proxies may exercise their discretion to vote for a substitute nominee.

The name, principal occupation and other biographical information concerning each nominee is set forth in the section above entitled “MANAGEMENT.”

The board of directors recommends that Shareholders vote FOR the proposal to elect all of the nominees named above.

PROPOSAL 2:

AUTHORIZATION OF THE ELECTION OF DIRECTORS OF ATHENE LIFE RE LTD. AT THE 2017

ANNUAL GENERAL MEETING OF ATHENE LIFE RE LTD.

Pursuant to the Bye-laws of the Company, with respect to any matter required to be submitted to a vote of the shareholders of any non-U.S. subsidiary, which includes Athene Life Re Ltd., we are required to submit a proposal relating to such matters to the Company’s Shareholders and vote all the shares of Athene Life Re Ltd. in accordance with and proportional to such vote of the Company’s Shareholders. Accordingly, the Company’s Shareholders are being asked to consider the following proposal.

The Company wishes to nominate and elect Messrs. Belardi, Borden, Gillis, Lohr and Wheeler and Ms. Taitz to be directors of Athene Life Re Ltd. to serve until the 2018 annual general meeting of the Company or such other period of time as permitted by Athene Life Re Ltd.’s constituent documents.

The name, principal occupation and other biographical information concerning each nominee is set forth in the section above entitled “MANAGEMENT.”

The board of directors recommends that Shareholders vote FOR the proposal to authorize the Company to elect the nominees named above.

PROPOSAL 3:

AUTHORIZATION OF THE ELECTION OF DIRECTORS OF AGER BERMUDA HOLDING LTD. AT THE 2017 ANNUAL GENERAL MEETING OF AGER BERMUDA HOLDING LTD.

Pursuant to the Bye-laws of the Company, with respect to any matter required to be submitted to a vote of the shareholders of any non-U.S. subsidiary, which includes AGER Bermuda Holding Ltd., we are required to submit a proposal relating to such matters to the Company’s Shareholders and vote all the shares of AGER Bermuda Holding Ltd. in accordance with and proportional to such vote of the Company’s Shareholders. Accordingly, the Company’s Shareholders are being asked to consider the following proposal.

The Company wishes to nominate and elect Messrs. Gillis, Shanafelt and Wheeler to be directors of AGER Bermuda Holding Ltd. to serve until the 2018 annual general meeting of the Company or such other period of time as permitted by AGER Bermuda Holding Ltd.’s constituent documents.

Nominees

Tab Shanafelt has served in various legal capacities of the Company, most recently as Senior Vice President, Legal and has served as the General Counsel of ALRe since June 2009. He is currently the Chairperson of the Regulatory/Legal Committee of the Bermuda International Long Term Insurers and Reinsurers (BILTIR). Prior to joining the Company, Mr. Shanafelt was a Managing Director-Principal at Bear Sterns from 1998-2008, most recently in the Structured Equity Products Group where he was part of a team focused on insurance-linked products. As a member of Bear Sterns’ Insurance Solution Group, he helped to design solutions specific to the challenges faced by the firm’s insurance sector clients. Mr. Shanafelt initially joined Bear Sterns in 1998 to create and head Bear Sterns’ Global Transaction Management Group. Previously Mr. Shanafelt worked for over ten years in a management capacity within the legal departments of Hyundai Capital Services and Nomura Securities International. Mr. Shanafelt has a Bachelor of Science in Political Science from American University in Washington D.C, a J.D. from Pace University School of Law in New York City, and is admitted to the Bar in New York and Connecticut.

The name, principal occupation and other biographical information concerning each other nominee is set forth in the section above entitled “MANAGEMENT.”

The board of directors recommends that Shareholders vote FOR the proposal to authorize the Company to elect the nominees named above.

PROPOSAL 4:

AUTHORIZATION OF THE ELECTION OF DIRECTORS OF ATHENE BERMUDA EMPLOYEE COMPANY LTD. AT THE 2017 ANNUAL GENERAL MEETING OF ATHENE BERMUDA EMPLOYEE COMPANY LTD.

Pursuant to the Bye-laws of the Company, with respect to any matter required to be submitted to a vote of the shareholders of any non-U.S. subsidiary, which includes Athene Bermuda Employee Company Ltd., we are required to submit a proposal relating to such matters to the Company’s Shareholders and vote all the shares of Athene Bermuda Employee Company Ltd. in accordance with and proportional to such vote of the Company’s Shareholders. Accordingly, the Company’s Shareholders are being asked to consider the following proposal.

The Company wishes to nominate and elect Messrs. Gillis, Shanafelt and Wheeler to be directors of Athene Bermuda Employee Company Ltd. to serve until the 2018 annual general meeting of the Company or such other period of time as permitted by Athene Bermuda Employee Company Ltd.’s constituent documents.

The name, principal occupation and other biographical information concerning Mr. Shanafelt is set forth on page 67 of this proxy statement. The name, principal occupation and other biographical information concerning each other nominee is set forth in the section above entitled “MANAGEMENT.”

The board of directors recommends that Shareholders vote FOR the proposal to authorize the Company to elect the nominees named above.

PROPOSAL 5:

AUTHORIZATION OF THE ELECTION OF DIRECTORS OF ATHENE IP HOLDING LTD. AT THE 2017 ANNUAL GENERAL MEETING OF ATHENE IP HOLDING LTD.

Pursuant to the Bye-laws of the Company, with respect to any matter required to be submitted to a vote of the shareholders of any non-U.S. subsidiary, which includes Athene IP Holding Ltd., we are required to submit a proposal relating to such matters to the Company’s Shareholders and vote all the shares of Athene IP Holding Ltd. in accordance with and proportional to such vote of the Company’s Shareholders. Accordingly, the Company’s Shareholders are being asked to consider the following proposal.

The Company wishes to nominate and elect Messrs. Gillis, Shanafelt and Wheeler to be directors of Athene IP Holding Ltd. to serve until the 2018 annual general meeting of the Company or such other period of time as permitted by Athene IP Holding Ltd.’s constituent documents.

The name, principal occupation and other biographical information concerning Mr. Shanafelt is set forth on page 67 of this proxy statement. The name, principal occupation and other biographical information concerning each other nominee is set forth in the section above entitled “MANAGEMENT.”

The board of directors recommends that Shareholders vote FOR the proposal to authorize the Company to elect the nominees named above.

PROPOSAL 6:

AUTHORIZATION OF THE ELECTION OF DIRECTORS OF ATHENE IP DEVELOPMENT LTD. AT THE 2017 ANNUAL GENERAL MEETING OF ATHENE IP DEVELOPMENT LTD.

Pursuant to the Bye-laws of the Company, with respect to any matter required to be submitted to a vote of the shareholders of any non-U.S. subsidiary, which includes Athene IP Development Ltd., a new subsidiary that may be created before or after the Annual General Meeting, we are required to submit a proposal relating to such matters to the Company’s Shareholders and vote all the shares of Athene IP Development Ltd. in accordance with and proportional to such vote of the Company’s Shareholders. Accordingly, the Company’s Shareholders are being asked to consider the following proposal.

The Company wishes to nominate and elect Messrs. Rajan, Shanafelt and Wheeler to be directors of Athene IP Development Ltd. to serve until the 2018 annual general meeting of the Company or such other period of time as permitted by Athene IP Development Ltd.’s constituent documents.

Nominees

Deepak Rajan is Executive Vice President, International of AGER Bermuda Holding Ltd. Mr. Rajan was co-founder and Director of RMR Advisors Ltd. (now known as Athene UK Services Ltd.), a financial consulting firm focused on the European insurance sector, which was established in 2012 and acquired by AGER Bermuda Holding Ltd. in 2016. In this capacity he has worked closely with Athene and Apollo on all their European insurance activities since inception. Prior to that he ran the European Insurance Structuring team at UBS. He started in the graduate training programme at Deutsche Bank in 2001, and has been primarily on the Capital Markets side of investment banking, with a focus on insurance company balance sheet management. He has a Bachelor’s degree in Economics from Delhi University, and an MBA from the Indian Institute of Management, Ahmedabad.

The name, principal occupation and other biographical information concerning Mr. Shanafelt is set forth on page 67 of this proxy statement. The name, principal occupation and other biographical information concerning Mr. Wheeler is set forth in the section above entitled “MANAGEMENT.”

The board of directors recommends that Shareholders vote FOR the proposal to authorize the Company to elect the nominees named above.

PROPOSAL 7:

APPOINTMENT OF INDEPENDENT AUDITOR

The board of directors proposes that the shareholders appoint PricewaterhouseCoopers US LLP (“PwC”) to serve as the independent registered public accounting firm of the Company (the “Independent Auditor”) until the close of the Company’s annual general meeting in 2018. PwC has been the Independent Auditor since December 8, 2015, the effective date of the change in the Company’s Independent Auditor from PricewaterhouseCoopers Ltd. (“PwC Bermuda”) to PwC, as approved by the audit committee.

As a result of a change in the financial reporting responsibilities of the Company’s West Des Moines, Iowa, personnel during 2015, PwC Bermuda and PwC agreed that it would be appropriate for PwC to assume principal auditor responsibilities for the year ending December 31, 2015. The Company, with the approval of its audit committee, engaged PwC as its new independent registered public accounting firm with effect from December 8, 2015. In connection with PwC’s engagement, PwC Bermuda resigned as the Company’s independent registered public accounting firm on December 8, 2015.

PwC Bermuda’s reports on our financial statements for the fiscal years ended December 31, 2014 and December 31, 2013 did not contain an adverse opinion or disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principle. During the fiscal years ended December 31, 2014 and 2013 and the interim period through December 8, 2015 there were no disagreements with PwC Bermuda on any matters of accounting principles or practices, financial statement disclosure, or auditing scope and procedures which, if not resolved to the satisfaction of PwC Bermuda, would have caused PwC Bermuda to make reference thereto in their report on the financial statements for such fiscal years.

During the fiscal years ended December 31, 2014 and 2013 and the subsequent interim period through December 8, 2015, there have been no reportable events (as defined by Regulation S-K 304(a)(1)(v)) except as follows. During the process of preparing and completing our audited consolidated financial statements for the year ended December 31, 2013, we determined that we did not have sufficient internal control over financial reporting related to: (1) actuarial balances of the blocks of business acquired from Aviva USA and (2) the preparation and accuracy of income tax balances, each of which constitutes a material weakness. In particular, we determined we did not have sufficient internal controls in place to control the completeness and accuracy of data used in calculating the material actuarial reserves acquired from Aviva USA and monitor the accuracy of complex actuarial models. We concluded that these deficiencies constitute a material weakness. This material weakness resulted in adjustments to interest-sensitive contract liabilities, including the value of business acquired and deferred acquisition costs, on our consolidated balance sheets. Also, as we prepared our audited consolidated financial statements for the year ended December 31, 2013, we identified a lack of internal control over the preparation and accuracy of income tax balances. Delays in the timely preparation of our income tax basis for the opening balance sheet for the acquisition of Aviva USA, delays in the creation of income tax accounting entries and supporting schedules and documentation, limitations in the systems that support our income tax accounting records, deficiencies in the documentation of supporting tax workpapers and deficiencies in the number of and in the training of our tax staff all contributed to our conclusion that this constitutes a material weakness in our internal control over financial reporting. As of December 31, 2015, management believed these deficiencies no longer constituted material weaknesses, and management currently assesses each one as a significant deficiency. A material weakness is a deficiency, or combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of the annual or interim financial statements will not be prevented or detected on a timely basis. The audit committee of the board of directors discussed this matter with PwC Bermuda and has authorized PwC Bermuda to respond fully to the inquiries of PwC U.S. concerning this reportable event.

We have requested PwC Bermuda to furnish us a letter addressed to the SEC stating whether or not it agrees with the above statements. A copy of that letter, dated May 9, 2016, is filed as Exhibit 16.1 to the Form S-1 filed on May 9, 2016.

A representative from PwC will be present at the Annual General Meeting and will have the opportunity to make a statement if he or she desires to do so and respond to appropriate questions from shareholders.

The board of directors recommends a vote FOR the proposal appointing PwC as the Company’s Independent Auditor to serve until the close of the Company’s next annual general meeting in 2018.

Pre-Approval Policies and Procedures of the Audit Committee

The audit committee of the board of directors has adopted procedures for pre-approving all audit and permissible non-audit services provided by the Independent Auditor. The audit committee will, on an annual basis, review and pre-approve the audit, review, attestation and permitted non-audit services to be provided during the next audit cycle by the Independent Auditor. To the extent practicable, the audit committee or the Chairman thereof will also review and approve a budget for such services. Services proposed to be provided by the Independent Auditor that have not been pre-approved during the annual review and the fees for such proposed services must be pre-approved by the audit committee or the Chairman thereof. All requests or applications for the Independent Auditor to provide services to the Company over certain thresholds shall be submitted to the audit committee or the Chairman thereof. The audit committee considered whether the provision of non-audit services performed by the Independent Auditor is compatible with maintaining the Independent Auditor’s independence during 2016 and 2015. The audit committee concluded in 2016 and 2015 that the provision of these services was compatible with the maintenance of the Independent Auditor’s independence in the performance of its auditing functions during 2016 and 2015. All services were approved by the audit committee or were pre-approved under the audit committee’s non-audit pre-approval policy.

PROPOSAL 8:

REMUNERATION OF INDEPENDENT AUDITOR

The audit committee will determine, subject to shareholder approval, the remuneration of PwC as the Company’s Independent Auditor for the year ending December 31, 2017. In accordance with the Bermuda Companies Act 1981, the board of directors is submitting its referral to the audit committee of the determination of the remuneration of the Independent Auditor to the shareholders for approval.

The board of directors recommends that Shareholders vote FOR the proposal to refer the remuneration of PwC to the audit committee of the board of directors of the Company.

PROPOSAL 9:

SAY ON PAY VOTE

As required by Section 14A of the Exchange Act, the below resolution gives shareholders the opportunity to cast an advisory vote on the compensation of our NEOs, as disclosed in this Proxy Statement.

Accordingly, we are asking our shareholders to vote on the following resolution:

RESOLVED, that the shareholders approve the compensation of our named executive officers as disclosed in this Proxy Statement pursuant to Item 402 of Regulation S-K.

As this is an advisory vote, the result will not be binding, although our compensation committee will consider the outcome of the vote when evaluating the effectiveness of our compensation principles and in connection with its compensation determinations.

The board of directors recommends that Shareholders vote FOR the resolution.

PROPOSAL 10:

SAY ON FREQUENCY VOTE

Shareholders have the option of recommending a “Say on Pay” vote, as described in Proposal 9 above, every year, every two years, every three years, or abstaining from making a recommendation.

Accordingly, we are asking our shareholders to vote on the following options:

The frequency of the “Say on Pay” vote, as described in Proposal 9 above, should be every

•	One year

•	Two years

•	Three years

•	Abstain

As this is an advisory vote, the result will not be binding, although we will consider shareholders to have expressed a preference for the frequency that receives the largest number of favorable votes.

After careful consideration, our board of directors has determined that a “Say on Pay” vote, as described in Proposal 9 above, every year is the most appropriate choice for the Company. Our board of directors therefore recommends that shareholders vote for a one year frequency for the advisory “Say on Frequency” vote. In making this determination, the board of directors has considered the practices of its peers and other similarly situated companies, and believes that an annual vote will allow our shareholders to provide the Company and the board of directors the greatest amount of direct input.

The board of directors recommends that Shareholders vote for “one year.”

PROPOSAL 11:

APPROVAL OF THE ATHENE HOLDING LTD. EMPLOYEE STOCK PURCHASE PLAN

General

The shareholders are being asked to approve the Company’s 2017 Employee Stock Purchase Plan (the “ESPP”) and the reservation of 3,800,000 shares for issuance under the ESPP. The purpose of the ESPP is to allow the Company to provide eligible employees of the Company and its participating affiliates with the opportunity to purchase Class A common shares of the Company at a discount from the then current market price through payroll deductions. The ESPP, and the right of participants to make purchases thereunder, is intended to qualify under the provisions of Sections 421 and 423 of the Code.

The ESPP was adopted by the board of directors on March 8, 2017. Under the ESPP, eligible employees may authorize payroll deductions of up to 15% of eligible compensation for the purchase of Class A common shares during each purchase period, subject to the other limitations set forth in the plan.

A general description of the ESPP is set forth below. This description is qualified in its entirety by the terms of the ESPP, a copy of which is attached to this proxy statement as Appendix 2 and is incorporated herein by reference.

Administration

The ESPP may be administered by our board of directors or a committee of the board. It is anticipated the compensation committee will serve as Plan Administrator. The compensation committee, as Plan Administrator, has full authority to adopt such rules and procedures as it may deem necessary for the proper plan administration and to interpret the provisions of the ESPP.

Shares Available Under the ESPP

A total of 3,800,000 Class A common shares are authorized for purchase over the term of the ESPP, subject to adjustment in the event of a stock split, stock dividend, combination or reclassification or similar event.

Offering Periods

The ESPP permits the Plan Administrator to establish offering periods of up to 27 months in length. The ESPP is anticipated to be implemented by one offering period during three month periods. Assuming the shareholders approve the ESPP at the Annual General Meeting, the first offering period is expected to commence by the fourth quarter of 2017. The Plan Administrator may alter the duration of future offering periods in advance without shareholder approval. Each participant is granted a separate purchase right to purchase Class A common shares for each offering period in which he or she participates. Purchase rights under the ESPP are granted on the start date of each offering period in which the participant participates and are automatically exercised on the last day of the offering period. Each purchase right entitles the participant to purchase the number of Class A common shares obtained by dividing the participant’s payroll deductions for the offering period by the purchase price in effect for such period, subject to ESPP and legal limits. If shareholder approval is not obtained, no shares will be purchased.

Eligibility

Except as described in this paragraph with respect to certain foreign employees, all employees of the Company and any designated affiliate are eligible to participate in the ESPP. The Plan Administrator may exclude employees who are regularly expected to work for 20 hours per week or less or for five months per calendar year or less and those who have not been employed for a continuous period of up to two years. An eligible employee may only join an offering period on the start date of that period. Designated affiliates include any parent or subsidiary corporations of the Company, whether now existing or hereafter organized, which extend, with the approval of the Plan Administrator, the benefits of the ESPP to their eligible employees. Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether they are also citizens of the United States or resident aliens (within the meaning of Section 7701(b)(1)(A) of the Code)) are ineligible to participate in the ESPP if their participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the ESPP or an offering to violate Section 423 of the Code.

As of April 7, 2017, 5 executive officers and approximately 1,121 other employees were expected to be eligible to participate in the ESPP.

Purchase Provisions

Each participant in the ESPP may authorize periodic payroll deductions that may not exceed 15% of his or her compensation, which is generally defined in the ESPP to include regular base salary, exclusive of any payments for overtime, bonuses, annual awards, other incentive payments, commissions, reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, or contributions (other than contributions under a 401(k) or cafeteria plan). A participant may change his or her rate of payroll deductions during an offering period, subject to the rules and limitations set by the Plan Administrator.

Accumulated payroll deductions are general assets of the Company, and while they are held by the Company they remain available for corporate use and subject to the Company’s general creditors.

On the last day of each offering period, the accumulated payroll deductions of each participant are automatically applied to the purchase Class A common shares at the purchase price in effect for that period.

Purchase Price

Unless the Plan Administrator defines otherwise, the purchase price per share at which Class A common shares are purchased on the participant’s behalf for each offering period is equal to 85% of the fair market value per Class A common share on the last day of such offering period.

Valuation

The fair market value of a Class A common share on a given date is the closing sales price of the Class A common shares on The New York Stock Exchange as of such date. As of April 17, 2017, the fair market value of a Company Class A common share as reported on The New York Stock Exchange was $[            ].

Special Limitations

The ESPP imposes certain limitations upon a participant’s right to acquire Class A common shares, including the following:

•	No purchase right may be granted to any individual who owns stock (including stock purchasable under any outstanding options or purchase rights) possessing 5% or more of the total combined voting power or value of all classes of stock of the Company or any of its affiliates.

•	No purchase right granted to a participant may permit such individual to purchase Class A common shares at a rate greater than $25,000 worth of such Class A common shares (valued at the time such purchase right is granted) for each calendar year.

•	No more than 1,000 Class A common shares may be purchased in a single offering period, subject to the Plan Administrator’s authority to change this limitation.

Termination of Purchase Rights

A participant’s purchase right immediately terminates upon such participant’s loss of eligible employee status, and his or her accumulated payroll deductions for the offering period in which the purchase right terminates shall be refunded. A participant may withdraw from an offering period by giving advance notice prior to the end of that period and his or her accumulated payroll for the offering period in which withdrawal occurs shall be refunded.

Assignability

No purchase right will be assignable or transferable (other than by will or the laws of descent and distribution) and a purchase right will be exercisable only by the participant.

Corporate Transactions

In the event of the proposed dissolution or liquidation of the Company, the current offering period will terminate immediately prior to the consummation of such dissolution or liquidation, unless otherwise provided by the Plan Administrator. In the event of a proposed sale of all or substantially all of the assets of the Company or certain mergers or share purchases (each, a “Corporate Transaction”) during an offering period, all outstanding purchase rights shall be assumed by the successor corporation (or a parent or subsidiary thereof), unless the Plan Administrator determines, in its sole discretion, to shorten the offering period then in effect to a new purchase date. If the Plan Administrator shortens the offering period then in progress to a new purchase date, the Plan Administrator will provide notice to each participant that (i) his or her purchase right will be automatically exercised on the new purchase date or (ii) the Company will pay to him or her, on the new purchase date, cash, cash equivalents, or property as determined by the Plan Administrator that is equal to the difference in the fair market value of the Class A common shares covered by his or her purchase right and the purchase price due had the purchase right been automatically exercised on the new purchase date.

Changes in Capitalization

In the event any change is made to the outstanding Class A common shares by reason of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change in corporate structure effected without the Company’s receipt of consideration, appropriate adjustments will be made to (i) the maximum number of securities issuable under the ESPP, including the maximum number of securities issuable per participant on any one purchase date and (ii) the number of securities subject to each outstanding purchase right and the purchase price payable per share thereunder.

Amendment and Termination

The ESPP will terminate upon the earlier to occur of (i) ten (10) years following the date of the original adoption of the ESPP or (ii) the date on which all purchase rights are exercised in connection with a Corporate Transaction.

The Plan Administrator may at any time terminate or amend the ESPP. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other applicable law), the Company shall obtain shareholder approval in such a manner and to such a degree as required.

New Plan Benefits

Because the number of Class A common shares issued under the ESPP depends on the level of participation by its participants, we cannot determine the number of Class A common shares that may be purchased by eligible employees in the future.

Federal Income Tax Consequences

Following is a summary of material United States federal income tax consequences of the ESPP. Different consequences may apply under non-United States and state or local laws.

The ESPP is intended to be an “employee stock purchase plan” within the meaning of Section 423 of the Code. Under a plan which so qualifies, no taxable income will be recognized by a participant, and no deductions will be allowable to the Company in connection with the grant or exercise of an outstanding purchase right.

Taxable income will not be recognized until there is a sale or other disposition of the shares acquired under the ESPP or in the event the participant should die while still owning the purchased shares.

If the participant sells or otherwise disposes of the purchased shares within two (2) years after the start date of the offering period in which such shares were acquired or within one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the amount by which the fair market value of the shares on the purchase date exceeded the purchase price paid for those shares, and the Company will be entitled to an income tax deduction, for the taxable year in which such sale or disposition occurs, equal in amount to such excess. Any additional gain upon the disposition will be taxed as short-term or long-term capital gain, depending on how long the shares were held.

If the participant sells or disposes of the purchased shares more than two (2) years after the start date of the offering period in which such shares were acquired and more than one (1) year after the actual purchase date of those shares, then the participant will recognize ordinary income in the year of such sale or disposition equal to the lesser of (i) the amount by which the fair market value of the shares on the sale or disposition date exceeds the purchase price paid for those shares or (ii) 15% of the fair market value of the shares on the purchase date, and any additional gain upon the disposition will be taxed as long-term capital gain. The Company will not be entitled to any income tax deduction with respect to such sale or disposition.

The board of directors recommends that Shareholders vote FOR the proposal to approve the ESPP.

PROPOSAL 12:

APPROVAL OF THE INCORPORATION OF AN ADVISORY BOARD OF ATHENE DEUTSCHLAND ANLAGEMANAGEMENT GMBH AND THE ELECTION OF MEMBERS THEREOF BY THE SOLE SHAREHOLDER OF ATHENE DEUTSCHLAND ANLAGEMANAGEMENT GMBH

Pursuant to the Bye-laws of the Company, with respect to any matter required to be submitted to a vote of the shareholders of any non-U.S. subsidiary, which includes Athene Deutschland Anlagemanagement GMBH (“ADAM”), we are required to submit a proposal relating to such matters to the Company’s Shareholders and vote all the shares of ADAM in accordance with and proportional to such vote of the Company’s Shareholders. Accordingly, the Company’s Shareholders are being asked to consider the following proposal.

The Company wishes to approve the incorporation of an advisory board of ADAM and the election of Deepak Rajan, Ralf Schmitt, Michael Solf and Mark Suter as members of the advisory board of ADAM, to serve until the 2018 annual general meeting of the Company or such other period of time as permitted by ADAM’s constituent documents or applicable law.

Nominees

Ralf Schmitt is General Counsel and a member of the management board of each of Athene Deutschland Verwaltungs GmbH and Athene Deutschland GmbH. His primary focus is driving the Company’s M&A activities and the successful integration of its subsidiaries in Germany. Mr. Schmitt has been with the Company since November 2015 and has more than 10 years of experience in M&A, among other areas, with the international law firms DLA Piper and Dewey & LeBoeuf LLP, as well as investment banking experience with Citigroup.

Dr. Michael Solf is Chief Investment Officer of ALV and has a total of 20 years of experience in the asset management of insurance companies and banks. Since October 2015, he has been responsible for ALV’s asset and investment policy. In addition to securities trading, this also includes the areas of real estate and mortgages, as well as the back and middle office. Previously, Dr. Solf was responsible for the assets at SV SparkassenVersicherung in Stuttgart for six years. His other positions have included serving at Münchener Rück as Head of Group Investments and at Dresdner Bank and Credit Suisse in Frankfurt am Main in the investment banking and asset management divisions. Dr. Solf earned a Ph.D. in theoretical physics at Worcester Polytechnic Institute in Massachusetts and as a post-doc, worked at the Max Planck Institute for Polymer Research in Mainz.

Mark Suter has served as the Company’s Chief Integration Officer since January 2013 and as Executive Vice President of the Company since April 2015. Mr. Suter has also served as the Executive Vice President and Chief Integration Officer of Athene USA, Athene Annuity and Life Company, Athene Annuity & Life Assurance Company of New York, Athene Life Insurance Company of New York and Athene Annuity & Life Assurance Company since March 2015. Mr. Suter also has served as Managing Director of AD and as a supervisory board member of ALV since October 2015. Prior to joining the Company, he was the Chief Operating Officer of an Apollo portfolio company charged with developing commercial banking opportunities in the United States and European Union. Prior to this position, Mr. Suter was the Chief Portfolio Strategy Officer for the distressed residential mortgage portfolio of PennyMac, an affiliate of Blackrock. Previously, Mr. Suter was a co-founder, senior executive, and member of risk and operating committees for seven years at Countrywide Bank, N.A. and its predecessors. For the first five years of his career, Mr. Suter was a management consultant to the banking and insurance industry. He is currently a member of the board of directors of EVO Banco, S.A.U., an affiliate of Apollo. He holds a Bachelor of Science in Economics, cum laude, from The Wharton School of the University of Pennsylvania.

The name, principal occupation and other biographical information concerning Mr. Rajan is set forth on page 68 of this proxy statement.

The board of directors recommends that Shareholders vote FOR the proposal to approve the incorporation of the advisory board of ADAM and the election of the nominees named above.

PROPOSAL 13:

APPROVAL OF REMUNERATION AMOUNTS FOR THE SUPERVISORY BOARD MEMBERS OF ATHENE LEBENSVERSICHERUNG AG

Pursuant to the Bye-laws of the Company, with respect to any matter required to be submitted to a vote of the shareholders of any non-U.S. subsidiary, which includes Athene Lebensversicherung AG (“ALV”), we are required to submit a proposal relating to such matters to the Company’s Shareholders and vote all the shares of ALV in accordance with and proportional to such vote of the Company’s Shareholders. Accordingly, the Company’s Shareholders are being asked to consider the following proposal.

The Company wishes to approve the annual remuneration amounts set forth below (all of which amounts remain unchanged from current amounts) for certain supervisory board members of ALV, in their capacity as such, for the financial year 2017:

•	Compensation of a Supervisory Board member: EUR 20,000.00

•	Compensation of the Supervisory Board chairman: EUR 40,000.00

•	Compensation of the deputy Supervisory Board chairman: EUR 30,000.00

•	Compensation of a committee chairman or member: EUR 25,000.00

If a member of the ALV supervisory board is also a member of a committee of the supervisory board, such member, in their capacity as both supervisory board member and committee member, will only be paid the higher of the supervisory board compensation or the committee compensation. Additionally, certain members of the ALV supervisory board who are also employees of Apollo, the Company or any of its subsidiaries have elected to waive the right to receive compensation in their capacity as supervisory board member. Should VAT be incurred, it will be paid by ALV.

The board of directors recommends that Shareholders vote FOR the proposal to approve remuneration amounts for the supervisory board members of ALV.

PROPOSAL 14:

APPROVAL OF AN AMENDMENT TO THE BYE-LAWS OF THE COMPANY RELATING TO THE TERMINATION OF CERTAIN INVESTMENT MANAGEMENT AGREEMENTS

On March 15, 2017, the Company issued a press release announcing, among other things, an agreement with subsidiaries of Apollo to amend certain fee arrangements they have in place relating to investment management fees and sub-advisory fees that are paid by the Company to Apollo.

More specifically, in the context of supporting prudent growth in today’s low interest rate environment, the Company and Apollo have agreed on a new fee framework that results in a lower level of fees for the Company as it scales, while at the same time incentivizing Apollo to make long-term investments in its capabilities and infrastructure to support the Company’s growth. Athene and Apollo have agreed to enter into a revised fee agreement, which provides for, among other things, a fee of 0.30% per year (reduced from 0.40% per year) on all assets that Apollo manages in the North America Accounts in excess of $65.846 billion (the level of assets in the North America Accounts as of December 31, 2016). The fee to be paid by the Company to Apollo on the first $65.846 billion of assets in the North America Accounts remains 0.40% per year, subject to certain discounts and exceptions.

In addition, to incentivize Apollo to invest in capabilities to continue to source attractive assets for the Company in today’s low-rate environment, the Company and Apollo have also agreed to amend the sub-advisory agreements they have in place, whereby, with limited exceptions, Apollo will earn 0.40% per annum on all assets in the North America Accounts explicitly sub-advised by Apollo up to $10 billion, 0.35% per annum on all assets in such accounts explicitly sub-advised by Apollo in excess of $10 billion up to $12.7 billion (the level of sub-advised assets in the North America Accounts at December 31, 2016), 0.40% per annum on all assets in such accounts explicitly sub-advised by Apollo in excess of $12.7 billion up to $16 billion and 0.35% per annum on all assets in such accounts explicitly sub-advised by Apollo in excess of $16 billion.

The amendments to the investment management fees and sub-advisory fees referred to herein are subject to the approval by the Company’s shareholders at the Annual General Meeting of certain amendments to the Company’s bye-laws relating to the term and termination of the investment management agreements between the Company and Apollo. However, upon such shareholder approval, the amendments to the investment management fees and sub-advisory fees referred to herein will be effective retroactive to January 1, 2017.

The disinterested directors of the board of directors, constituting a quorum of the board of directors, have approved and propose that shareholders approve an amendment to the Bye-laws of the Company (the “IMA Termination Amendment”) which provides the following: that we may not, and will cause our subsidiaries not to, terminate any IMA or advisory agreement among us or any of our subsidiaries, on the one hand, and AAM or AAME, on the other hand, before October 31, 2018 (or any anniversary thereafter) (each such date, an “IMA Termination Election Date”) and any termination on an IMA Termination Election Date requires (i) the approval of two-thirds of our Independent Directors (as defined below) and (ii) written notice to AAM or AAME of such termination at least 30 days’ prior to an IMA Termination Election Date. If our Independent Directors make any such election to terminate and notice of such termination is delivered, the termination will be effective on the second anniversary of the applicable IMA Termination Election Date (the “IMA Termination Effective Date”). Notwithstanding the foregoing, the IMA Termination Amendment provides that, (A) our Independent Directors may only elect to terminate an IMA or advisory agreement on an IMA Termination Election Date if two-thirds of our Independent Directors determine, in their sole discretion and acting in good faith, that either (i) there has been unsatisfactory long-term performance materially detrimental to us by AAM or AAME, or (ii) the fees being charged by AAM or AAME are unfair and excessive compared to a comparable asset manager (provided, that in either case such Independent Directors must deliver notice of any such determination to AAM or AAME, as applicable, and AAM or AAME, as applicable, will have until the applicable IMA Termination Effective Date to address such concerns, and provided, further, that in the case of a determination that the fees being charged by AAM or AAME are unfair and excessive, AAM or AAME, as applicable, also has the right to lower its fees to match the fees of a comparable asset manager) and (B) upon the determination by two-thirds of our Independent Directors, we or our subsidiaries may also terminate an IMA or advisory agreement with AAM or AAME as a result of either (i) a material violation of law relating to AAM’s or AAME’s advisory business, or (ii) AAM’s or AAME’s gross negligence, willful misconduct or reckless disregard of AAM’s or AAME’s obligations under the relevant agreement, and in either case the delivery of at least 30 days’ prior written notice to AAM or AAME of such termination and such termination will be effective at the end of such 30-day period (the events described in the foregoing clauses (A) and (B) are referred to in more detail in our Bye-laws as “AHL Cause”). The IMA Termination Amendment provides that, for purposes of the IMA termination provisions of the Bye-laws (as amended pursuant to such proposed amendment), an “Independent Director” cannot be (x) an officer or employee of ours or any of our subsidiaries or (y) an officer or employee of (1) any member of the Apollo Group described in clauses (i) through (iv) of the definition of “Apollo Group” as set forth in our Bye-laws or (2) AGM or any of its subsidiaries (excluding any subsidiary that constitutes any portfolio company (or investment) of (A) an investment fund or other investment vehicle whose general partner, managing member or similar governing person is owned, directly or indirectly, by AGM or by one or more of its subsidiaries or (B) a managed account agreement (or similar arrangement) whereby AGM or one or more of its subsidiaries serves as general partner, managing member or in a similar governing position).

The board of directors recommends that Shareholders vote FOR the proposal to amend the Bye-laws of the Company as described above.

ADDITIONAL INFORMATION AND MATTERS

Mailing Address of Principal Executive Offices

The mailing address of our principal executive offices is Chesney House, First Floor, 96 Pitts Bay Road, Pembroke, HM08, Bermuda.

Annual Report and Other Reports

Our Annual Report on Form 10-K for the year ended December 31, 2016 and other reports we file with the SEC are available on our principal corporate website at www.athene.com. Information contained on our website or connected thereto does not constitute a part of, and is not incorporated by reference into, this proxy statement.

Performance Graph

We have elected not to include a performance graph because the period between the date that our Class A common shares began trading on the NYSE and the end of our most recently completed fiscal year is 30 days or less.

Shareholders’ Proposals and Director Nominees for the 2018 Annual General Meeting

Under our Bye-laws and in accordance with Rule 14a-8 of the Exchange Act, a proposal by a shareholder, which may take the form of nominees for the board of directors, intended for inclusion in our proxy materials for the 2018 annual general meeting requires timely notice in writing, either by personal delivery or express or registered mail (postage prepaid), to the secretary at the registered office of the Company not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the one-year anniversary of the date of the annual general meeting for the immediately preceding year. Based on the 2017 Annual General Meeting date of June 7, 2017, timely notice for proposals for the 2018 annual general meeting must therefore be received not earlier than the close of business on February 7, 2018 and not later than the close of business on March 9, 2018.

However, in the event that the date of the annual general meeting is more than 30 days before or after such anniversary date, in order to be timely, a Shareholder’s notice must be received by the secretary at the registered office of the Company not later than the later of (x) the close of business 90 days prior to the date of such annual general meeting and (y) if the first public announcement of the date of such advanced or delayed annual general meeting is less than 100 days prior to such date, 10 days following the date of the first public announcement of the annual general meeting date. In no event shall the public announcement of an adjournment or postponement of an annual general meeting, or such adjournment or postponement, commence a new time period or otherwise extend any time period for the giving of a shareholder’s notice as described herein.

Principal Accountant Fees and Services

The following summarizes the fees for services provided by PricewaterhouseCoopers LLP in 2016 and 2015:

(In millions)	2016	2015
Audit fees[1,2]	$15	$19
Audit-related fees[3]	1	3
Tax fees	—	—
All other fees	—	—

Total	$16	$22

[1]	Audit fees include fees billed and expected to be billed associated with the audit of the annual consolidated financial statements included on Form 10-K, the reviews of quarterly reports on Form 10-Q, annual audits of certain subsidiaries and audits required by regulatory authorities, statutory audits, issuance of comfort letters, issuance of consents related to common stock offerings and registration statements, attest services required by regulation, and the assistance with and review of documents filed with the SEC and other regulatory authorities.

[2]	Includes fees of $2 million and $3 million for 2016 and 2015, respectively, related to our S-1 filings.
[3]	Audit-related fees include fees paid associated with employee benefit plan audits, due diligence related to mergers and acquisitions, accounting consultations and audits in connection with acquisitions, internal control reviews not required by statute and regulation, consultations on financial accounting and reporting standards, and other attest services related to financial reporting that are not required by statute or regulation.

SCHEDULE 1

Athene Holding Ltd. Subsidiaries:

1.	Athene Life Re Ltd.

2.	Athene Life Insurance Company

3.	Athene Annuity & Life Assurance Company (f/k/a Liberty Life Insurance Company)

4.	Athene Life Insurance Company of New York (f/k/a Aviva Life and Annuity Company of New York)

5.	Athene Annuity & Life Assurance Company of New York (f/k/a Presidential Life Insurance Company)

6.	Structured Annuity Reinsurance Company

7.	Athene Annuity and Life Company (f/k/a Aviva Annuity and Life Company)

8.	Athene Re USA IV, Inc. (f/k/a Aviva Re USA IV, Inc.)

SCHEDULE 2

Current Ceding Companies:

1.	Western United Life Assurance Company

2.	American Equity Investment Life Insurance Company

3.	American Pioneer Life Insurance Company

4.	American Progressive Life and Health Insurance Company of New York

5.	Constitution Life Insurance Company

6.	Union Bankers Life Insurance Company

7.	Pennsylvania Life Insurance Company

8.	The Pyramid Life Insurance Company

9.	Jefferson National Life Insurance Company

10.	Continental Assurance Company

11.	Reassure America Life Insurance Company

12.	Eagle Life Insurance Company

13.	Liberty Bankers Life Insurance Company

14.	Transamerica Life Insurance Company

15.	Midland National Life Insurance Company

16.	North American Company for Life and Health Insurance

17.	Sentinel Security Life Insurance Company

18.	Royal Neighbors of America

19.	Fidelity Security Life Insurance Company

Appendix 1

AMENDMENT TO BYE-LAWS

88.1	Except as set forth in Bye-law 88.2, the Company shall not, and shall cause each Subsidiary of the Company not to, ~~(a)~~elect to terminate the IMA or any other investment advisory or investment management agreement by and between the Company or any of its ~~subsidiaries~~Subsidiaries and a member of the Apollo Group (a “New IMA”) (a) on any date other than October 31, 2018 ~~(including any successive termination date described below~~or any annual anniversary of such date (each, an “IMA Termination Election Date”) ~~or~~and (b) ~~terminate the IMA or any New IMA on any IMA Termination Date~~ unless it has provided written notice to AAM or the member of the Apollo Group that is a party to such New IMA, as applicable, of such termination at least ~~six~~thirty ~~(6~~30~~) months~~days prior to ~~an~~the applicable IMA Termination Election Date (an “IMA Termination Notice”)~~, and in either case,~~; provided, that (i) the IMA or any New IMA may only be terminated by the Company or a Subsidiary of the Company with the approval of ~~the Board and~~ at least ~~50% of the total issued shares in the Company entitled to vote (which for the avoidance of doubt will take into account the application of Bye-laws 4.2, 4.3 and 4.4)~~two-thirds (2/3) of the Independent Directors in accordance with the immediately following sentence (an IMA Termination Notice delivered with such ~~approvals~~approval and in accordance with Bye-law 88.1(a) and (b), a “Valid IMA Termination Notice”) and (ii) notwithstanding any such election to terminate or delivery of a Valid IMA Termination Notice, no such termination shall be effective on any date earlier than the second annual anniversary of the applicable IMA Termination Election Date (the “IMA Termination Effective Date”). Notwithstanding anything to the contrary contained in this Bye-law 88.1, the Board shall not approve any election to terminate the IMA or any New IMA on any IMA Termination Election Date pursuant to this Bye-law 88.1 unless at least two-thirds (2/3) of the Independent Directors agree that an event described in clause (iii) or (iv) of the definition of AHL Cause occurred with respect to the IMA or such New IMA, as applicable. If the Company and/or applicable Subsidiary of the Company does not provide a Valid IMA Termination Notice with respect to an IMA Termination Election Date, then the Company or such Subsidiary may only elect to terminate such IMA or New IMA ~~shall only be terminable by the Company or a Subsidiary~~ under this Bye-law 88.1 ~~upon expiration of successive three (3) year periods~~on the next IMA Termination Election Date, and neither the Company nor any Subsidiary of the Company shall terminate any such IMA or New IMA in accordance with this Bye-law 88.1 without providing a Valid IMA Termination Notice. Furthermore, beginning on October 31, 2017, the IMA and any New IMA shall be subject to an initial term of three (3) years from such date; provided that, on each IMA Termination Election Date after October 31, 2017, beginning with the IMA Termination Election Date on October 31, 2018, to the extent no Valid IMA Termination Notice has been delivered in accordance with this Bye-law 88.1 with respect to the IMA or any New IMA, the term of the IMA and each such New IMA shall be extended automatically without any further action or obligation by any persons (including, without limitation, the parties thereto or hereto) for one (1) additional year; provided, further that, if a Valid IMA Termination Notice has been previously delivered in accordance with this Bye-law 88.1, this sentence shall no longer be of any force or effect with respect to the IMA or such New IMA that is the subject of such delivered Valid IMA Termination Notice.

88.2	Notwithstanding anything to the contrary in Bye-law 88.1, the Company and/or the applicable Subsidiary of the Company may terminate the IMA or any New IMA upon ~~a showing~~the occurrence of an event described in clause (i) or (ii) of the definition of AHL Cause~~,~~ with respect to the IMA or such New IMA, as applicable; provided, that any termination of the IMA or any New IMA by the Company or Subsidiary of the Company, as applicable, for such AHL Cause shall require the approval of ~~the Board.~~at least two-thirds (2/3) of the Independent Directors and the delivery of written notice to AAM or such member of the Apollo Group that is a party to such New IMA, as applicable, of such termination for such AHL Cause at least thirty (30) days prior to the effective date of such termination.

88.3

For the avoidance of doubt, subject in all respects to the other provisions of this Bye-law 88 and the definition of AHL Cause, any termination of the IMA or any New IMA by the Company and/or any Subsidiary of the Company shall require the approval of at least two-thirds (2/3) of the Independent Directors. Notwithstanding anything to the contrary herein, for purposes of this Bye-law 88 and the definition of AHL Cause, (x) no officer or employee of the Company or any of its Subsidiaries shall constitute an Independent Director and (y) no officer or employee of (1) any member of the Apollo Group described in clauses (i) through (iv) of the definition of “Apollo Group” or (2) Apollo Global Management, LLC or any of its Subsidiaries (excluding any Subsidiary that constitutes any portfolio company (or investment) of (A) an investment fund or other investment vehicle whose general partner, managing member or similar governing person is owned, directly or indirectly, by Apollo Global Management, LLC or by one or more of its Subsidiaries or (B) a managed account agreement (or similar arrangement) whereby Apollo Global Management, LLC or one or more of its Subsidiaries serves as general partner, managing member or in a similar governing position) shall constitute an Independent Director.

88.4	~~88.3~~ This Bye-law 88 may not be rescinded, altered or amended (a) unless in accordance with the Act and (b) until the same has been approved by ~~the Board~~at least two-thirds (2/3) of the Independent Directors and at least 50% of the Total Voting Power (which for the avoidance of doubt will take into account the application of Bye-laws 4.2, 4.3 and 4.4).

AHL Cause means, (i) with respect to the IMA, a material violation of Applicable Law relating to AAM’s advisory business, and with respect to a New IMA, a material violation of Applicable Law relating to the advisory business of the member of the Apollo Group that is a party to such New IMA, (ii) the gross negligence, willful misconduct or reckless disregard of any of the obligations of AAM under the IMA or the member of the Apollo Group that is a party to the applicable New IMA under such New IMA, as applicable, (iii) the unsatisfactory long term performance of AAM under the IMA, or the member of the Apollo Group that is a party to the applicable New IMA under such a New IMA, as applicable, that is materially detrimental to the Company, as determined in the sole discretion of at least two-thirds (2/3) of the Independent Directors, acting in good faith or (iv) a determination in the sole discretion of at least two-thirds (2/3) of the Independent Directors, acting in good faith, that the fees charged by AAM under the IMA, or by the member of the Apollo Group that is a party to the applicable New IMA under such New IMA, as applicable, are unfair and excessive compared to a Comparable Asset Manager, provided, however, in the case of clauses (iii) and (iv), the Independent Directors shall deliver written notice of such finding to AAM or such other member of the Apollo Group, as applicable, and AAM or such other member of the Apollo Group, as applicable, shall have until the applicable IMA Termination Effective Date to address the Independent Directors’ concerns and; provided further, that in the case of clause (iv), AAM or such other member of the Apollo Group, as applicable, shall have a right to lower its fees to match a Comparable Asset Manager. If AAM or such member of the Apollo Group has addressed the Independent Directors’ concerns (with the assessment of whether the Independent Directors’ concerns have been addressed being rendered thereby in good faith with the approval of at least two-thirds (2/3) of the Independent Directors) or, if applicable, lowered its fees to match a Comparable Asset Manager, then the applicable IMA Termination Notice shall be deemed rescinded and of no further force or effect. For the avoidance of doubt, the occurrence of an event constituting AHL Cause under the IMA shall not constitute an event of AHL Cause under any New IMA and vice versa, unless such event of AHL Cause shall be separately established thereunder;

Appendix 2

ATHENE HOLDING LTD.

2017 EMPLOYEE STOCK PURCHASE PLAN

The following constitute the provisions of the 2017 Employee Stock Purchase Plan of Athene Holding Ltd.

1. Purpose. The purpose of the Plan (as defined below) is to provide Employees (as defined below) of the Company (as defined below) and its Designated Parents or Subsidiaries (as defined below) with an opportunity to purchase Common Shares (as defined below) of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “employee stock purchase plan” under Section 423 of the Code (as defined below) and the applicable regulations thereunder. The provisions of the Plan, accordingly, will be construed so as to extend and limit participation in a manner consistent with the requirements of that section of the Code.

2. Definitions. As used herein, the following definitions apply:

(a) “Administrator” means either the Board or a committee of the Board that is responsible for the administration of the Plan as is designated from time to time by resolution of the Board.

(b) “Applicable Laws” means the legal requirements relating to the administration of employee stock purchase plans, if any, under applicable provisions of federal securities laws, state corporate and securities laws, the Code and the applicable regulations thereunder, the rules of any applicable stock exchange or national market system, and the rules of any foreign jurisdiction applicable to participation in the Plan by residents therein.

(c) “Board” means the Board of Directors of the Company.

(d) “Brokerage Account” means the brokerage account at a brokerage firm which the Company may designate and in which the shares purchased on behalf of a Participant are deposited.

(e) “Code” means the Internal Revenue Code of 1986, as amended.

(f) “Common Shares” means the Class A common shares of the Company, par value $0.001 per share.

(g) “Company” means Athene Holding Ltd., a Bermuda exempted company limited by shares.

(h) “Compensation” means, unless otherwise determined by the Administrator, an Employee’s base salary from the Company or one or more Designated Parents or Subsidiaries, including such amounts of base salary as are deferred by the Employee: (i) under a qualified cash or deferred arrangement described in Section 401(k) of the Code; or (ii) to a plan qualified under Section 125 of the Code. Unless otherwise determined by the Administrator, “Compensation” does not include overtime, bonuses, annual awards, other incentive payments, reimbursements or other expense allowances, fringe benefits (cash or non-cash), moving expenses, deferred compensation, contributions (other than contributions described in the first sentence) made on the Employee’s behalf by the Company or one or more Designated Parents or Subsidiaries under any employee benefit or welfare plan now or hereafter established, and any other payments not specifically referenced in the first sentence.

(i) “Corporate Transaction” means any of the following transactions, provided, however, that the Administrator will determine under parts (iv) and (v) whether multiple transactions are related, and its determination is final, binding and conclusive:

(i) a merger or consolidation of the Company in which the Company is not the surviving entity, except for a transaction the principal purpose of which is to change the state or other jurisdiction in which the Company is incorporated;

(ii) the sale, transfer or other disposition of all or substantially all of the assets of the Company;

(iii) the complete liquidation or dissolution of the Company;

(iv) any reverse merger or series of related transactions culminating in a reverse merger (including, but not limited to, a tender offer followed by a reverse merger) in which the Company is the surviving entity but (A) the Common Shares outstanding immediately prior to such merger are converted or exchanged by virtue of the merger into other property, whether in the form of securities, cash or otherwise, or (B) in which securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities are transferred to a person or persons different from those who held such securities immediately prior to such merger or the initial transaction culminating in such merger, but excluding any such transaction or series of related transactions that the Administrator determines is not a Corporate Transaction; or

(v) acquisition in a single or series of related transactions by any person or related group of persons (other than the Company or by a Company-sponsored employee benefit plan) of beneficial ownership (within the meaning of Rule 13d-3 of the Exchange Act) of securities possessing more than fifty percent (50%) of the total combined voting power of the Company’s outstanding securities but excluding any such transaction or series of related transactions that the Administrator determines is not a Corporate Transaction.

(j) “Designated Parents or Subsidiaries” means the Parents or Subsidiaries, which have been designated by the Administrator from time to time as eligible to participate in the Plan. Unless otherwise determined by the Administrator, Athene USA Corporation and any United States or Bermuda Subsidiary are Designated Subsidiaries under this Plan.

(k) “Effective Date” means March 8, 2017. However, should any Parent or Subsidiary become a Designated Parent or Subsidiary after such date, then the Administrator, in its discretion, will designate a separate Effective Date with respect to the employee-participants of such Designated Parent or Subsidiary.

(l) “Employee” means any individual, including an officer or director, who is an employee of the Company or a Designated Parent or Subsidiary for purposes of Section 423 of the Code. For purposes of the Plan, the employment relationship will be treated as continuing intact while the individual is on sick leave or other leave of absence approved by the individual’s employer. Where the period of leave exceeds three (3) months and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship will be deemed to have terminated on the day that is three (3) months and one (1) day following the start of such leave, for purposes of determining eligibility to participate in the Plan.

(m) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(n) “Exercise Date” means the last day of each Purchase Period.

(o) “Fair Market Value” means, as of any date, the value of a Common Share determined as follows:

(i) If the Common Shares are listed on one or more established stock exchanges, including without limitation, the New York Stock Exchange, its Fair Market Value will be the closing sales price for such shares (or the closing bid, if no sales were reported) as quoted on the principal exchange or system on which the Common Shares are listed (as determined by the Administrator) on the date of determination (or, if no closing sales price or closing bid was reported on that date, as applicable, on the last trading date such closing sales price or closing bid was reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(ii) In the absence of an established market for the Common Shares of the type described in (i) above, if the Common Shares are regularly quoted on an automated quotation system (including the OTC Bulletin Board) or by a recognized securities dealer, but selling prices are not reported, its Fair Market Value will be the mean between the high bid and low asked prices for a Common Share on the date of determination (or, if no such prices were reported on that date, on the last date such prices were reported), as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

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(iii) In the absence of an established market for the Common Shares of the type described in (i) and (ii), above, its Fair Market Value thereof will be determined by the Administrator in good faith.

(p) “New Exercise Date” has the meaning set forth in Section 18(b).

(q) “Offer Period” means an Offer Period established pursuant to Section 4 hereof.

(r) “Offering” means an offer under this Plan of an Option that may be exercised during an Offer Period. For purposes of the Plan, all Employees eligible to participate pursuant to Section 3 will be deemed to participate in the same Offering unless the Administrator otherwise determines that Employees of the Company or one or more Designated Parents or Subsidiaries will be deemed to participate in separate Offerings, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. To the extent permitted by Section 1.423-2(a)(1) of the Treasury regulations issued under Section 423 of the Code, the terms of each Offering need not be identical provided that the terms of the Plan and the Offering together satisfy Sections 1.423-2(a)(2) and (a)(3) of such Treasury regulations.

(s) “Offering Date” means the first day of each Offer Period.

(t) “Option” means, with respect to each Purchase Period, a right to purchase Common Shares on the Exercise Date for such Purchase Period in accordance with the terms and conditions of the Plan.

(u) “Parent” means a “parent corporation” of the Company within the meaning of Section 424(e) of the Code.1

(v) “Participant” means an Employee of the Company or Designated Parent or Subsidiary who has enrolled in the Plan as set forth in Section 5(a).

(w) “Plan” means this Employee Stock Purchase Plan.

(x) “Purchase Period” means, unless otherwise determined by the Administrator, a period of approximately three (3) months.

(y) “Purchase Price” means an amount equal to eighty-five percent (85%) of the Fair Market Value of a Common Share (i) on the Exercise Date or, if applicable, (ii) on the Offering Date or on the Exercise Date, whichever is lower. Unless determined otherwise by the Administrator, the Purchase Price will be eighty-five percent (85%) of the Fair Market Value of a Common Share on the Exercise Date.

(z) “Required Holding Period” means any holding period established by the Company during which a Participant may not sell, transfer or otherwise dispose of shares purchased under the Plan. Unless otherwise determined by the Administrator, the Required Holding Period shall be twelve (12) months following the Exercise Date.

(aa) “Reserves” means, as of any date, the sum of: (1) the number of Common Shares covered by each then outstanding Option under the Plan which has not yet been exercised; and (2) the number of Common Shares which have been authorized for issuance under the Plan but are not then subject to an outstanding Option.

[1]	As of the date hereof, a “parent corporation” generally means any corporation in an unbroken chain of corporations ending with the Company if, at the time of the granting of the Option, each of the corporations other than the Company owns stock possessing 50 percent or more of the total combined voting power of all class of stock in one of the other corporations in such chain.

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(bb) “Subsidiary” means a “subsidiary corporation” of the Company within the meaning of Section 424(f) of the Code.2

3. Eligibility.

(a) General. Subject to the further limitations in Sections 3(b) and 3(c), any individual who is an Employee on a given Offering Date will be eligible to participate in the Plan for the Offer Period commencing with such Offering Date. No individual who is not an Employee will be eligible to participate in the Plan.

(b) Limitations on Grant and Accrual. Notwithstanding any provisions of the Plan to the contrary, no Employee will be granted an Option under the Plan: (i) if, immediately after the grant, such Employee (taking into account stock owned by any other person whose stock would be attributed to such Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Parent or Subsidiary; or (ii) which permits the Employee’s rights to purchase stock under all employee stock purchase plans of the Company and its Parents or Subsidiaries to accrue at a rate which exceeds Twenty-Five Thousand Dollars (US$25,000) worth of stock (determined at the Fair Market Value of the shares at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. The determination of the accrual of the right to purchase stock will be made in accordance with Section 423(b)(8) of the Code and the regulations thereunder.

(c) Other Limits on Eligibility. Notwithstanding Subsection (a), above, unless otherwise determined prior to the applicable Offer Date, the following Employees will not be eligible to participate in the Plan for any relevant Offer Period: (i) Employees whose customary employment is 20 hours or less per week; (ii) Employees whose customary employment is for not more than 5 months in any calendar year; and (iii) Employees who are citizens or residents of a non-U.S. jurisdiction (without regard to whether such an Employee is also a citizen of the United States or a resident alien (within the meaning of Section 7701(b)(1)(A) of the Code)) if his or her participation is prohibited under the laws of the applicable non-U.S. jurisdiction or if complying with the laws of the applicable non-U.S. jurisdiction would cause the Plan or an Offering to violate Section 423 of the Code. In addition, the Administrator may determine that Employees who have not been employed for a continuous period (of less than 2 years) preceding the Offering Date will not be eligible to participate in the Plan for any relevant Offer Period. Notwithstanding the foregoing, unless determined otherwise by the Administrator, Employees who have not been employed continuously for the one (1) month period preceding an Offering Date will not be eligible to participate in the Plan for the Offer Period corresponding to such Offering Date.

4. Offer Periods.

(a) The Plan will be implemented through overlapping or consecutive Offer Periods until such time as (i) the maximum number of Common Shares available for issuance under the Plan have been purchased or (ii) the Plan has been sooner terminated in accordance with Section 19 hereof. The maximum duration of an Offer Period is twenty-seven (27) months. Unless otherwise determined by the Administrator, the Plan will initially be implemented through consecutive Offer Periods of three (3) months’ duration.

(b) A Participant will be granted a separate Option for each Offer Period in which he or she participates. The Option will be granted on the Offering Date and will be automatically exercised in successive installments on the Exercise Dates ending within the Offer Period.

[2]	As of the date hereof, a “subsidiary corporation” generally means any corporation in an unbroken chain of corporations beginning with the Company if, at the time of the granting of the Option, each of the corporations other than the relevant subsidiary corporation in the unbroken chain owns stock possessing 50 percent or more of the total combined voting power of all classes of stock in one of the other corporations in the chain.

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(c) If on the first day of any Purchase Period in an Offer Period in which an Employee is a Participant, the Fair Market Value of the Common Shares is less than the Fair Market Value of the Common Shares on the Offering Date of the Offer Period (after taking into account any adjustment during the Offer Period pursuant to Section 18(a)), the Offer Period will be terminated automatically and the Participant will be enrolled automatically in the new Offer Period which has its first Purchase Period commencing on that date, provided the Employee is eligible to participate in the Plan on that date and has not elected to terminate participation in the Plan.

(d) Except as specifically provided herein, the acquisition of Common Shares through participation in the Plan for any Offer Period will neither limit nor require the acquisition of Common Shares by a Participant in any subsequent Offer Period.

5. Participation.

(a) An eligible Employee may become a Participant in the Plan by submitting an authorization of payroll deduction (using such form or method (including electronic forms) as the Administrator may designate from time to time) as of a date in advance of the Offering Date for the Offer Period in which such participation will commence, as required by the Administrator for all eligible Employees with respect to a given Offer Period.

(b) Payroll deductions for a Participant will commence with the first partial or full payroll period beginning on the Offering Date and will end on the last complete payroll period during the Offer Period, unless sooner terminated by the Participant as provided in Section 10.

6. Payroll Deductions.

(a) At the time a Participant enrolls in the Plan, the Participant will elect to have payroll deductions made during the Offer Period in amounts between one percent (1%) and not exceeding fifteen percent (15%) of the Compensation which the Participant receives during the Offer Period.

(b) All payroll deductions made for a Participant will be credited to the Participant’s account under the Plan and will be withheld in whole percentages only. A Participant may not make any additional payments into such account.

(c) A Participant may discontinue participation in the Plan as provided in Section 10, or may increase or decrease the rate of payroll deductions during the Offer Period by submitting notice of a change of status (using such form or method (including electronic forms) as the Administrator may designate from time to time) authorizing an increase or decrease in the payroll deduction rate. Any increase or decrease in the rate of a Participant’s payroll deductions will be effective as soon as administratively practicable following the date of the request. A Participant’s payroll deduction authorization (as modified by any change of status notice) will remain in effect for successive Offer Periods unless terminated as provided in Section 10. The Administrator will be authorized to limit the number of payroll deduction rate changes (including to zero) during any Offer Period.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Sections 3(b) and 7 herein, a Participant’s payroll deductions will be decreased to zero percent (0%). Payroll deductions will recommence at the rate provided in such Participant’s payroll deduction authorization, as amended, when permitted under Section 423(b)(8) of the Code and Sections 3(b) and 7, unless such participation is sooner terminated by the Participant as provided in Section 10.

7. Grant of Option. On the Offering Date, each Participant will be granted an Option to purchase (at the applicable Purchase Price) Common Shares; provided: (i) that such Option is subject to the limitations set forth in Sections 3(b), 6 and 12; (ii) until otherwise determined by the Administrator, the maximum number of Common Shares a Participant will be permitted to purchase in any Offer Period is 1,000 shares, subject to

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adjustment as provided in Section 18; and (iii) that such Option is subject to such other terms and conditions (applied on a uniform and nondiscriminatory basis), as the Administrator determines from time to time. Exercise of the Option will occur as provided in Section 8, unless the Participant has withdrawn pursuant to Section 10, and the Option, to the extent not exercised, will expire on the last day of the Offer Period with respect to which such Option was granted. Notwithstanding the foregoing, shares subject to the Option may only be purchased with accumulated payroll deductions credited to a Participant’s account in accordance with Section 6. In addition, to the extent an Option is not exercised on each Exercise Date, the Option will lapse and thereafter cease to be exercisable.

8. Exercise of Option. Unless a Participant withdraws from the Plan as provided in Section 10, the Participant’s Option for the purchase of Common Shares will be exercised automatically on each Exercise Date, by applying the accumulated payroll deductions in the Participant’s account to purchase the number of whole shares subject to the Option by dividing such Participant’s payroll deductions accumulated prior to such Exercise Date and retained in the Participant’s account as of the Exercise Date by the applicable Purchase Price. No fractional shares will be purchased; any payroll deductions accumulated in a Participant’s account which are not sufficient to purchase a whole share will be carried over to the next Purchase Period or Offer Period, whichever applies, or returned to the Participant, if the Participant withdraws from the Plan. In addition, any amount remaining in a Participant’s account following the purchase of shares on the Exercise Date due to the application of Section 423(b)(8) of the Code, or Sections 3 or 7, will be returned to the Participant and will not be carried over to the next Offer Period or Purchase Period. During a Participant’s lifetime, a Participant’s Option to purchase shares hereunder is exercisable only by the Participant.

9. Delivery. Subject to Section 12(d), upon receipt of a request from a Participant after each Exercise Date on which a purchase of shares occurs, the Company will arrange for the delivery to such Participant, as soon as administratively practicable, of the shares purchased upon exercise of the Participant’s Option.

10. Withdrawal; Termination of Employment.

(a) A Participant may, by giving notice to the Company (using such form or method (including electronic forms) as the Administrator may designate from time to time), either: (i) withdraw all but not less than all the payroll deductions credited to the Participant’s account and not yet used to exercise the Participant’s Option under the Plan; or (ii) terminate future payroll deductions, but allow accumulated payroll deductions to be used to exercise the Participant’s Option under the Plan at any time. If the Participant elects withdrawal alternative (i) described above, all of the Participant’s payroll deductions credited to the Participant’s account will be paid to such Participant as soon as administratively practicable after receipt of notice of withdrawal, such Participant’s Option for the Offer Period will be automatically terminated, and no further payroll deductions for the purchase of shares will be made during the Offer Period. If the Participant elects withdrawal alternative (ii) described above, no further payroll deductions for the purchase of shares will be made during the Offer Period, all of the Participant’s payroll deductions credited to the Participant’s account will be applied to the exercise of the Participant’s Option on the next Exercise Date (subject to Sections 3(b), 6, 7 and 12), and after such Exercise Date, such Participant’s Option for the Offer Period will be automatically terminated and all remaining accumulated payroll deduction amounts will be returned to the Participant. If a Participant withdraws from an Offer Period, payroll deductions will not resume at the beginning of the succeeding Offer Period unless the Participant enrolls in such succeeding Offer Period. The Administrator may, in its discretion and on a uniform and nondiscriminatory basis, specify further procedures for withdrawal.

(b) Upon termination of a Participant’s employment relationship (as described in Section 2(k)) prior to the next scheduled Exercise Date, the payroll deductions credited to such Participant’s account during the Offer Period but not yet used to exercise the Option will be returned to such Participant or, in the case of his/her death, to the person or persons entitled thereto under Section 14, and such Participant’s Option will be automatically terminated without exercise of any portion of such Option.

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11. Interest. No interest will accrue on the payroll deductions credited to a Participant’s account under the Plan.

12. Stock.

(a) Subject to adjustment upon changes in capitalization of the Company as provided in Section 18, the maximum number of Common Shares which will be made available for sale under the Plan is 3,800,000 shares. If the Administrator determines that on a given Exercise Date the number of shares with respect to which Options are to be exercised may exceed: (x) the number of shares then available for sale under the Plan; or (y) the number of shares available for sale under the Plan on the Offering Date(s) of one or more of the Offer Periods in which such Exercise Date is to occur, the Administrator may make a pro rata allocation of the shares remaining available for purchase on such Offering Dates or Exercise Date, as applicable, and will either continue the Offer Period then in effect or terminate any one or more Offer Periods then in effect pursuant to Section 19, below. Such allocation method will be “bottom up,” with the result that all Option exercises for one (1) share will be satisfied first, followed by all exercises for two (2) shares, and so on, until all available shares have been exhausted. Any amount remaining in a Participant’s payroll account following such allocation will be returned to the Participant and will not be carried over to any future Purchase Period or Offer Period, as determined by the Administrator.

(b) A Participant will have no interest, dividend or voting right in shares covered by the Participant’s Option until such shares are actually purchased on the Participant’s behalf in accordance with the applicable provisions of the Plan. No adjustment will be made for dividends, distributions or other rights for which the record date is prior to the date of such purchase.

(c) Shares to be delivered to a Participant under the Plan will be registered in the name of the Participant.

(d) Unless the Administrator determines otherwise, shares purchased on behalf of each Participant shall initially be deposited into a Brokerage Account and may not be transferred from the Brokerage Account or sold or otherwise disposed of during the Required Holding Period.

13. Administration. The Plan will be administered by the Administrator, which will have full and exclusive discretionary authority to construe, interpret and apply the terms of the Plan, to determine eligibility, to determine, with respect to each Offer Period, whether the Purchase Price will be determined as of (i) the Exercise Date or (ii) as of the Offering Date or the Exercise Date (whichever is lower), to adjudicate all disputed claims filed under the Plan, and to designate separate Offerings for the eligible Employees of the Company and one or more Designated Parents or Subsidiaries, in which case the Offerings will be considered separate even if the dates of each such Offering are identical and the provisions of the Plan will separately apply to each Offering. Every finding, decision and determination made by the Administrator will, to the full extent permitted by Applicable Law, be final and binding upon all persons.

14. Designation of Beneficiary.

(a) Each Participant will file a designation (using such form or method (including electronic forms) as the Administrator may designate from time to time) of a beneficiary who is to receive any shares and cash, if any, from the Participant’s account under the Plan in the event of such Participant’s death. If a Participant is married and the designated beneficiary is not the spouse, spousal consent will be required for such designation to be effective.

(b) Such designation of beneficiary may be changed by the Participant at any time by written notice. If a Participant is married, spousal consent will also be required for such change of designation to be effective. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who

7

is living (or in existence) at the time of such Participant’s death, the Company will deliver such shares and/or cash to the executor or administrator of the estate of the Participant, or if no such executor or administrator has been appointed (to the knowledge of the Administrator), the Administrator will deliver such shares and/or cash to the spouse (or domestic partner, as determined by the Administrator) of the Participant, or if no spouse (or domestic partner) is known to the Administrator, then to the issue of the Participant, such distribution to be made per stirpes (by right of representation), or if no issue are known to the Administrator, then to the heirs at law of the Participant determined in accordance with Section 27.

15. Transferability. No payroll deductions credited to a Participant’s account, Options granted hereunder, or any rights with regard to the exercise of an Option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition will be without effect, except that the Administrator may, in its sole discretion, treat such act as an election to withdraw funds from an Offer Period in accordance with Section 10.

16. Use of Funds. All payroll deductions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company will not be obligated to segregate such payroll deductions or hold them exclusively for the benefit of Participants. All payroll deductions received or held by the Company may be subject to the claims of the Company’s general creditors. Participants will have the status of general unsecured creditors of the Company. Any amounts payable to Participants pursuant to the Plan will be unfunded and unsecured obligations for all purposes, including, without limitation, Title I of the Employee Retirement Income Security Act of 1974, as amended. The Company will retain at all times beneficial ownership of any investments which the Company may make to fulfill its payment obligations hereunder. Any investments or the creation or maintenance of any trust or any Participant account will not create or constitute a trust or fiduciary relationship between the Administrator, the Company or any Designated Parent or Subsidiary and a Participant, or otherwise create any vested or beneficial interest in any Participant or the Participant’s creditors in any assets of the Company or a Designated Parent or Subsidiary. The Participants will have no claim against the Company or any Designated Parent or Subsidiary for any changes in the value of any assets that may be invested or reinvested by the Company with respect to the Plan.

17. Reports. Individual account records will be maintained for each Participant in the Plan. Statements of account will be given to Participants at least annually, which statements will set forth the amounts of payroll deductions, the Purchase Price, the number of shares purchased and the remaining cash balance, if any.

18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Adjustments Upon Changes in Capitalization. Subject to any required action by the stockholders of the Company, the Administrator, in order to prevent dilution or enlargement of the benefits or potential benefits intended to be made available under the Plan, will, in such manner as it may deem equitable, adjust the Reserves, the Purchase Price, the maximum number of shares that may be purchased in any Offer Period or Purchase Period, as well as any other terms that the Administrator determines require adjustment, for: (i) any increase or decrease in the number of issued Common Shares resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Shares; (ii) any other increase or decrease in the number of Common Shares effected without receipt of consideration by the Company; or (iii) as the Administrator may determine in its discretion, any other transaction with respect to Common Shares, including a corporate merger, consolidation, acquisition of property or stock, separation (including a spin-off or other distribution of stock or property), reorganization, liquidation (whether partial or complete) or any similar transaction; provided, however, that conversion of any convertible securities of the Company will not be deemed to have been “effected without receipt of consideration.” Such adjustment, if any, will be made by the Administrator and its determination will be final, binding and conclusive. Except as the Administrator determines, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, will affect, and no adjustment by reason hereof will be made with respect to, the Reserves and the Purchase Price.

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(b) Corporate Transactions. In the event of a Corporate Transaction, each Option under the Plan will be assumed by such successor corporation or a parent or subsidiary of such successor corporation, unless the Administrator, in the exercise of its sole discretion and in lieu of such assumption, determines to shorten the Offer Period then in progress by setting a new Exercise Date (the “New Exercise Date”). If the Administrator shortens the Offer Period then in progress in lieu of assumption in the event of a Corporate Transaction, the Administrator will notify each Participant in writing at least ten (10) business days prior to the New Exercise Date, that the Exercise Date for the Participant’s Option has been changed to the New Exercise Date and that either:

(i) the Participant’s Option will be exercised automatically on the New Exercise Date, unless prior to such date the Participant has withdrawn from the Offer Period as provided in Section 10; or

(ii) the Company will pay to the Participant on the New Exercise Date an amount in cash, cash equivalents, or property as determined by the Administrator that is equal to the excess, if any, of (x) the Fair Market Value of the shares subject to the Option over (y) the Purchase Price due had the Participant’s Option been exercised automatically under Subsection (b)(i) above.

In addition, all remaining accumulated payroll deduction amounts will be returned to the Participant.

(c) For purposes of Section 18(b), an Option granted under the Plan will be deemed to be assumed if, in connection with the Corporate Transaction, the Option is replaced with a comparable Option with respect to shares of capital stock of the successor corporation or Parent thereof. The determination of Option comparability will be made by the Administrator prior to the Corporate Transaction and its determination will be final, binding and conclusive on all persons.

19. Amendment or Termination.

(a) The Administrator may at any time and for any reason terminate or amend the Plan. Except as provided in Section 18, no such termination can adversely affect Options previously granted, provided that the Plan or any one or more Offer Periods then in effect may be terminated by the Administrator on any Exercise Date or by the Administrator establishing a new Exercise Date with respect to any Offer Period and/or Purchase Period then in progress if the Administrator determines that the termination of the Plan or one or more Offer Periods is in the best interests of the Company and its shareholders. Except as provided in Section 18 and this Section 19, no amendment may make any change in any Option theretofore granted which adversely affects the rights of any Participant without the consent of affected Participants. To the extent necessary to comply with Section 423 of the Code (or any successor rule or provision or any other Applicable Law), the Company will obtain shareholder approval of any amendment in such a manner and to such a degree as required.

(b) Without stockholder consent and without regard to whether any Participant rights may be considered to have been “adversely affected,” the Administrator will be entitled to limit the frequency and/or number of changes in the amount withheld during Offer Periods, change the length of Purchase Periods within any Offer Period, determine the length of any future Offer Period, determine whether future Offer Periods will be consecutive or overlapping, establish the exchange ratio applicable to amounts withheld in a currency other than U.S. dollars, establish or change Plan or per Participant limits on share purchases, establish additional terms, conditions, rules or procedures to accommodate the rules or laws of applicable foreign jurisdictions, permit payroll withholding in excess of the amount designated by a Participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Shares for each Participant properly correspond with amounts withheld from the Participant’s Compensation, and establish such other limitations or procedures as the Administrator determines in its sole discretion advisable and which are consistent with the Plan, in each case to the extent consistent with the requirements of Code Section 423 and other Applicable Laws.

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20. Notices. All notices or other communications by a Participant to the Company under or in connection with the Plan will be deemed to have been duly given when received in the form specified by the Administrator at the location, or by the person, designated by the Administrator for the receipt thereof.

21. Conditions Upon Issuance of Shares. Shares will not be issued with respect to an Option unless the exercise of such Option and the issuance and delivery of such shares pursuant thereto will comply with all Applicable Laws and will be further subject to the approval of counsel for the Company with respect to such compliance. As a condition to the exercise of an Option, the Company may require the Participant to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned Applicable Laws or is otherwise advisable. In addition, no Options will be exercised or shares issued hereunder before the Plan has been approved by stockholders of the Company as provided in Section 23.

22. Term of Plan. The Plan will become effective upon the earlier to occur of its adoption by the Board or its approval by the stockholders of the Company. It will continue in effect for a term of ten (10) years unless sooner terminated under Section 19.

23. Shareholder Approval. Continuance of the Plan will be subject to approval by the shareholders of the Company within twelve (12) months before or after the date the Plan is adopted. Such shareholder approval will be obtained in the degree and manner required under Applicable Laws.

24. No Employment Rights. The Plan does not, directly or indirectly, create any right for the benefit of any employee or class of employees to purchase any shares under the Plan, or create in any employee or class of employees any right with respect to continuation of employment by the Company or a Designated Parent or Subsidiary, and it will not be deemed to interfere in any way with such employer’s right to terminate, or otherwise modify, an employee’s employment at any time.

25. No Effect on Retirement and Other Benefit Plans. Except as specifically provided in a retirement or other benefit plan of the Company or a Designated Parent or Subsidiary, participation in the Plan will not be deemed compensation for purposes of computing benefits or contributions under any retirement plan of the Company or a Designated Parent or Subsidiary, and will not affect any benefits under any other benefit plan of any kind or any benefit plan subsequently instituted under which the availability or amount of benefits is related to level of compensation. The Plan is not a “Retirement Plan” or “Welfare Plan” under the Employee Retirement Income Security Act of 1974, as amended.

26. Effect of Plan. The provisions of the Plan will, in accordance with its terms, be binding upon, and inure to the benefit of, all successors of each Participant, including, without limitation, such Participant’s estate and the executors, administrators or trustees thereof, heirs and legatees, and any receiver, trustee in bankruptcy or representative of creditors of such Participant.

27. Governing Law. The Plan is to be construed in accordance with and governed by the internal laws of the State of Delaware without giving effect to any choice of law rule that would cause the application of the laws of any jurisdiction other than the internal laws of the State of Delaware to the rights and duties of the parties, except to the extent the internal laws of the State of Delaware are superseded by the laws of the United States. Should any provision of the Plan be determined by a court of law to be illegal or unenforceable, the other provisions will nevertheless remain effective and will remain enforceable.

28. Dispute Resolution. The provisions of this Section 28 will be the exclusive means of resolving disputes arising out of or relating to the Plan. The Company and the Participant, or their respective successors (the “parties”), will attempt in good faith to resolve any disputes arising out of or relating to the Plan by negotiation between individuals who have authority to settle the controversy. Negotiations will be commenced by either

10

party by notice of a written statement of the party’s position and the name and title of the individual who will represent the party. Within thirty (30) days of the written notification, the parties will meet at a mutually acceptable time and place, and thereafter as often as they reasonably deem necessary, to resolve the dispute. If the dispute has not been resolved by negotiation, the parties agree that any suit, action, or proceeding arising out of or relating to the Plan must be brought in the United States District Court for Delaware (or should such court lack jurisdiction to hear such action, suit or proceeding, in a Delaware state court) and that the parties will submit to the jurisdiction of such court. The parties irrevocably waive, to the fullest extent permitted by law, any objection the party may have to the laying of venue for any such suit, action or proceeding brought in such court. THE PARTIES ALSO EXPRESSLY WAIVE ANY RIGHT THEY HAVE OR MAY HAVE TO A JURY TRIAL OF ANY SUCH SUIT, ACTION OR PROCEEDING. If any one or more provisions of this Section 28 are for any reason held invalid or unenforceable, it is the specific intent of the parties that such provisions be modified to the minimum extent necessary to make it or its application valid and enforceable.

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ATHENE HOLDING

IMPORTANT ANNUAL MEETING INFORMATION 000004

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000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext
000000000.000000 ext 000000000.000000 ext

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8.	☐	☐	☐	
9.	☐	☐	☐	
	1 Year	2 Years	3 Years	Abstain
10.	☐	☐	☐	☐

	For	Against	Abstain
11.	☐	☐	☐
12.1	☐	☐	☐
12.2	☐	☐	☐
12.3	☐	☐	☐
12.4	☐	☐	☐
12.5	☐	☐	☐
13	☐	☐	☐
14.	☐	☐	☐

	Yes	No
A.	☐	☐
B.	☐	☐
C.	☐	☐

C 1234567890 J N T

1 P C F 3 2 7 6 6 1 1

02L13E

. MMMMMMMMMMMM MMMMMMMMMMMMMMM C123456789 IMPORTANT ANNUAL MEETING INFORMATION 000004 000000000.000000 ext 000000000.000000 ext ENDORSEMENT_LINE______________ SACKPACK_____________ 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext MR A SAMPLE Electronic Voting Instructions DESIGNATION (IF ANY) Available 24 hours a day, 7 days a week! ADD 1 ADD 2 Instead of mailing your proxy, you may choose one of the voting ADD 3 methods outlined below to vote your proxy. ADD 4 VALIDATION DETAILS ARE LOCATED BELOW IN THE TITLE BAR. MMMMMMMMM ADD 5 Proxies must be received by 12:00 p.m., Atlantic Daylight Time, on ADD 6 June 5, 2017. Vote by Internet • Go to www.investorvote.com/ATH • Or scan the QR code with your smartphone • Follow the steps outlined on the secure website Using a black ink pen, mark your votes with an X as shown in X this example. Please do not write outside the designated areas. Annual Meeting Proxy Card 1234 5678 9012 345 qIF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q A Proposals — The Board of Directors recommends a vote FOR the election of all the nominees listed, FOR Proposals 7 - 9 and 11 - 14 and “1 Year” for Proposal 10. For Against Abstain For Against Abstain For Against Abstain For Against Abstain 1.1 2.5 5.2 11. + 1.2 2.6 5.3 12.1 1.3 3.1 6.1 12.2 1.4 3.2 6.2 12.3 1.5 3.3 6.3 12.4 2.1 4.1 7. 12.5 Yes No 2.2 4.2 8. 13 A. 2.3 4.3 9. 14. B. 1 Year 2 Years 3 Years Abstain 2.4 5.1 10. C. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. B Authorized Signatures — This section must be completed for your vote to be counted. — Date and Sign Below Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. [Graphic Appears Here] [Graphic Appears Here] CLASS A SHAREHOLDERS MUST COMPLETE QUESTIONS A - C ABOVE OR THEIR VOTES MAY NOT BE COUNTED. SEE REVERSE SIDE OF THIS CARD FOR DETAILS. C 1234567890 J N T MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MMMMMMM1PCF 327661 1 MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND +

1. To elect as directors of Athene Holding Ltd. the nominees listed below: Class I

1.1 Brian Leach

Class II

1.2 Lawrence Ruisi VOTING ELIGIBILITY FOR BENEFICIAL OWNERS OF CLASS A SHARES 1.3 Hope Taitz TO BE COMPLETED BY BENEFICIAL OWNERS OF CLASS A SHARES ONLY 1.4 Arthur Wrubel

Class III Pursuant to the bye-laws (the “Bye-laws”) of Athene Holding Ltd. (the “Company”), if you (the “Shareholder”) are the 1.5 Carl McCall beneficial owner of Class A shares (the “Class A Shares”) of the Company, you may or may not be eligible to vote your Class

2. To authorize the Company to elect as directors of Athene Life Re Ltd. (“ALRe”) the nominees listed below: A Shares at the Company’s annual general meeting (the “Annual General Meeting”), to be held on June 7, 2017. In order to 2.1 James Belardi be eligible to have your vote counted at the Annual General Meeting, beneficial owners of Class A Shares must make the 2.2 Robert Borden representations listed below. If you are able to make the representation, indicate so by checking the “Yes” box on the 2.3 Frank L. Gillis reverse side of this proxy card. If you check the “No” box for any of the below representations or if you fail to provide an 2.4 Gernot Lohr answer to any of the below representations, you are indicating that you are unable to make such representation, and as a 2.5 Hope Taitz result, your vote may not be counted at the Annual General Meeting.

2.6 William J. Wheeler A. The Shareholder represents that between the date on which it purchased Class A Shares and April 17, 2017, (i) neither it

3. To authorize the Company to elect as directors of AGER Bermuda Holding Ltd. (“AGER”) the nominees listed below: nor any of its direct or indirect beneficial owners was a “United States Shareholder” of the Company or (ii) if it or any of its 3.1 Frank L. Gillis direct or indirect beneficial owners was a “United States Shareholder” of the Company, then none of it, any related person 3.2 Tab Shanafelt to the Shareholder or, to the actual knowledge of the Shareholder, any of its direct or indirect beneficial owners who was a 3.3 William J. Wheeler “United States Shareholder” of the Company or any related person to such a beneficial owner (collectively, the “Investor

4. To authorize the Company to elect as directors of Athene Bermuda Employee Company Ltd. (“ABEC”) the nominees Parties”) were (directly or indirectly) insured or reinsured by any Company Subsidiary (which list can be found in Schedule listed below: 1 to the accompanying proxy statement (the “Company Subsidiaries”)) or any ceding company to which any Company 4.1 Frank L. Gillis Subsidiary provided reinsurance as specified in Schedule 2 to the accompanying proxy statement. The term “United States 4.2 Tab Shanafelt Shareholder” as used in each instance above refers to the term as defined in Section 953(c) of the Internal Revenue Code

4.3 William J. Wheeler (the “Code”).

5. To authorize the Company to elect as directors of Athene IP Holding Ltd. (“AIPH”) the nominees listed below: B. The Shareholder represents that unless otherwise agreed by the Company and such Shareholder, between the date on 5.1 Frank L. Gillis which it purchased Class A Shares and April 17, 2017, no Investor Party owned, whether directly or indirectly (including 5.2 Tab Shanafelt through a total return swap or other derivative arrangement), any interests in AP Alternative Assets, L.P. or Apollo Global 5.3 William J. Wheeler Management, LLC that are treated as equity for U.S. federal income tax purposes. The Shareholder represents that

6. To authorize the Company to elect as directors of Athene IP Development Ltd. (“AIPD”) the nominees listed below: between the date on which it purchased Class A Shares and April 17, 2017, no Investor Party made any investment that, 6.1 Deepak Rajan to the actual knowledge of the Shareholder at the time the Investor Party became bound to make the investment, would 6.2 Tab Shanafelt have caused such Investor Party to own (directly, indirectly or by attribution pursuant to Section 958 of the Code) stock 6.3 William J. Wheeler (for this purpose, including any other instrument or arrangement that is treated as equity for U.S. federal income tax

7. To appoint PricewaterhouseCoopers US LLP (“PwC”), an independent registered accounting firm, as the Company’s purposes and any stock that such Investor Party had an option to acquire) of the Company possessing 50% or more of independent auditor to serve until the close of the Company’s next annual general meeting in 2018. (a) the total voting power of all classes of stock of the Company entitled to vote or (b) the total value of stock of the

8. To refer the determination of the remuneration of PwC to the Audit Committee of the Board of Directors of the Company. Company.

9. To vote on a non-binding advisory resolution to approve the compensation paid to the Company’s named executive C. The Shareholder represents that between the date on which it purchased Class A Shares and April 17, 2017, no Investor officers (“say on pay”). Party entered into a transaction that, to the actual knowledge of the Shareholder at the time such Investor Party became 10. To vote on a non-binding advisory proposal on the frequency of future say on pay votes (“say on frequency”). bound to enter into the transaction, could reasonably have been expected to cause any “United States Person”, as such 11. To approve the Company’s 2017 Employee Stock Purchase Plan. term is defined in Section 957(c) of the Code, to own (directly, indirectly or by attribution pursuant to Section 958 of the 12. To approve: Code) stock (for this purpose, including any other instrument or arrangement that is treated as equity for U.S. federal 12.1 the incorporation of an advisory board of Athene Deutschland Anlagemanagement GMBH (“ADAM”); income tax purposes and any stock that such United States Person had an option to acquire) of the Company possessing 12.2 the election of Deepak Rajan as a member of the ADAM advisory board; 50% or more of (i) the total voting power of all classes of stock of the Company entitled to vote or (ii) the total value of

12.3 the election of Ralf Schmitt as a member of the ADAM advisory board; stock of the Company. 12.4 the election of Michael Solf as a member of the ADAM advisory board; 12.5 the election of Mark Suter as a member of the ADAM advisory board.

13. To approve the remuneration amounts for the supervisory board members of Athene Lebensversicherung AG (“ALV”). 14. To approve an amendment to the Bye-laws of the Company relating to the termination of certain investment management agreements.

qIF YOU HAVE NOT VOTED VIA THE INTERNET, FOLD ALONG THE PERFORATION, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE. q

+

Proxy — Athene Holding Ltd.

Notice of 2017 Annual Meeting of Shareholders to be held on June 7, 2017

The Fairmont Southampton, 101 South Shore Road, Southampton SN02, Bermuda Proxy Solicited by Board of Directors

William J. Wheeler or John Golden, or either of them, each with the power of substitution (the “Proxies”), are hereby authorized to represent and vote the shares of the undersigned, with all the power which the undersigned would possess if personally present, at the Annual General Meeting of Shareholders of Athene Holding Ltd. to be held on June 7, 2017 at 7:30 a.m. Atlantic Daylight Time, at The Fairmont Southampton, 101 South Shore Road, Southampton SN02, Bermuda or at any postponement or adjournment thereof.

This Proxy will be voted as directed or, if no direction is indicated, it will be voted FOR the election of all nominees, FOR proposals 7 - 9 and 11 - 14 and “1 year” for proposal 10.

In their discretion, the Proxies are authorized to vote upon such other business as may properly come before the meeting.

(Items to be voted appear on reverse side.)

C Non-Voting Items

Change of Address — Please print your new address below. Comments — Please print your comments below. Meeting Attendance Mark the box to the right if you plan to attend the Annual Meeting.

CLASS A SHAREHOLDERS MUST COMPLETE QUESTIONS A - C ON REVERSE SIDE OF THIS CARD OR THEIR VOTES MAY NOT BE COUNTED.

SEE ABOVE FOR DETAILS. +